EX. 99.1

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

:
In re	:	Chapter 11
:
WASHINGTON MUTUAL, INC., et al. ,	:
	:	Case No. 08-12229 (MFW)
:
Debtors.	:	(Jointly Administered)
:
:

SEVENTH AMENDED JOINT PLAN OF AFFILIATED DEBTORS
Pursuant to Chapter 11 of the United States Bankruptcy Code

WEIL, GOTSHAL & MANGES LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

- and -

RICHARDS, LAYTON & FINGER, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 (302) 651-7700

Dated: December 12, 2011

TABLE OF CONTENTS
Page

ARTICLE I	DEFINITIONS	1
1.1	AAOC	1
1.2	AAOC Releasees	1
1.3	Accepting Non-Filing WMB Senior Note Holder	1
1.4	Acquisition JPMC Entities	1
1.5	Actions	1
1.6	Admin Account	1
1.7	Administrative Claim Bar Date	1
1.8	Administrative Expense Claim	2
1.9	Affiliate	2
1.10	Affiliated Banks	2
1.11	Allowed Administrative Expense Claim	2
1.12	Allowed CCB-1 Guarantees Claim	2
1.13	Allowed CCB-2 Guarantees Claim	2
1.14	Allowed Claim	2
1.15	Allowed Convenience Claim	3
1.16	Allowed General Unsecured Claim	3
1.17	Allowed JPMC Assumed Liability Claim	3
1.18	Allowed Late-Filed Claim	3
1.19	Allowed PIERS Claim	3
1.20	Allowed Priority Non-Tax Claim	3
1.21	Allowed Priority Tax Claim	3
1.22	Allowed Senior Notes Claim	3
1.23	Allowed Senior Subordinated Notes Claim	3
1.24	Allowed Subordinated Claim	4
1.25	Allowed Trustee Claim	4
1.26	Allowed Unsecured Claim	4
1.27	Allowed WMB Senior Notes Claim	4
1.28	Allowed WMB Vendor Claim	4
1.29	Allowed WMI Vendor Claim	4
1.30	American Savings Escrow Funds	4
1.31	American Savings Litigation	4
1.32	Anchor Litigation	4
1.33	Assets	4
1.34	Avoidance Actions	4
1.35	Ballot	5
1.36	Ballot Date	5
1.37	Bankruptcy Code	5
1.38	Bankruptcy Court	5
1.39	Bankruptcy Rules	5
1.40	Bankruptcy Stay Motions	5
1.41	BB Liquidating Trust Interests	5

i

TABLE OF CONTENTS (continued)
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1.42	Benefit Plan	5
1.43	BKK Group	5
1.44	BKK Liabilities	5
1.45	BKK Litigation	6
1.46	BKK Proofs of Claim	6
1.47	BKK Settlement Agreement	6
1.48	Bond Claim	6
1.49	Bond Indemnity	6
1.50	Bonding Companies	6
1.51	Bonds	6
1.52	Business Day	6
1.53	Cash	6
1.54	Cash Equivalents	6
1.55	Causes of Action	7
1.56	CCB-1 Common Securities	7
1.57	CCB-1 Guarantees	7
1.58	CCB-1 Guarantees Claim	7
1.59	CCB-1 Guarantee Agreements	7
1.60	CCB-1 Preferred Securities	7
1.61	CCB-1 Trustee	7
1.62	CCB-2 Common Securities	7
1.63	CCB-2 Guarantees	8
1.64	CCB-2 Guarantees Claim	8
1.65	CCB-2 Guarantee Agreements	8
1.66	CCB-2 Preferred Securities	8
1.67	CCB-2 Trustees	8
1.68	CCB Releasees	8
1.69	CDTSC	8
1.70	Chapter 11 Cases	8
1.71	Claim	8
1.72	Class	8
1.73	Common Equity Interest	9
1.74	Common Stock Allotment	9
1.75	Confirmation Date	9
1.76	Confirmation Hearing	9
1.77	Confirmation Order	9
1.78	Convenience Claim	9
1.79	Credit Facility	9
1.80	Creditor	10
1.81	Creditor Cash	10
1.82	Creditors’ Committee	10
1.83	Debtors	10

TABLE OF CONTENTS (continued)
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1.84	Debtors’ Claims	10
1.85	Debtors in Possession	10
1.86	Dime Inc.	10
1.87	Dime Warrant Litigation	10
1.88	Dime Warrants	11
1.89	Disbursing Agent	11
1.90	Disclosure Statement	11
1.91	Disclosure Statement Order	11
1.92	Disputed Accounts	11
1.93	Disputed Claim	11
1.94	Disputed Equity Escrow	11
1.95	Disputed Equity Interest	11
1.96	Distribution Record Date	12
1.97	Effective Date	12
1.98	Entity	12
1.99	Equity Committee	12
1.100	Equity Committee Adversary Proceeding	12
1.101	Equity Committee Action to Compel	12
1.102	Equity Release Election Date	12
1.103	Equity Interest	12
1.104	Estate Claims	13
1.105	FDIC Claim	13
1.106	FDIC Corporate	13
1.107	FDIC Receiver	13
1.108	FDIC Stay Relief Motion	13
1.109	Final Order	13
1.110	Fixed Rate Notes	14
1.111	Floating Rate Notes	14
1.112	FSB	14
1.113	General Unsecured Claim	14
1.114	Global Settlement Agreement	14
1.115	Guarantee Agreements	14
1.116	Indentures	14
1.117	Information Demands	14
1.118	Intercompany Claim	15
1.119	Intercompany Notes	15
1.120	IRC	15
1.121	Intercreditor Interest Claim	15
1.122	IRS	15
1.123	January Opinion	15
1.124	JPMC	15
1.125	JPMC Action	15

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1.126	JPMC Allowed Unsecured Claim	15
1.127	JPMC Assumed Liabilities	15
1.128	JPMC Assumed Liability Claim	16
1.129	JPMC Claims	16
1.130	JPMC Entities	16
1.131	JPMC Policies	16
1.132	JPMC Rabbi Trust/Policy Claim	16
1.133	JPMC Rabbi Trusts	16
1.134	Junior Subordinated Notes Indenture	16
1.135	Lakeview Plan	16
1.136	Late-Filed Claim	17
1.137	Lien	17
1.138	Liquidating Trust	17
1.139	Liquidating Trust Agreement	17
1.140	Liquidating Trust Assets	17
1.141	Liquidating Trust Beneficiaries	17
1.142	Liquidating Trust Claims Reserve	18
1.143	Liquidating Trustee	18
1.144	Liquidating Trust Interests	18
1.145	Litigation Proceeds	18
1.146	Litigation Proceeds Interest	18
1.147	Local Bankruptcy Rules	18
1.148	Modified Plan	18
1.149	Non-Filing WMB Senior Note Holder	18
1.150	Non-Filing WMB Senior Note Holders Election Form	18
1.151	Original Disclosure Statement Order	19
1.152	Other Benefit Plan Claim	19
1.153	Other Subordinated Claim	19
1.154	Penalty Claim	19
1.155	Pension Plans	19
1.156	Person	19
1.157	Petition Date	19
1.158	PIERS Claim	19
1.159	PIERS Claims Releasees	19
1.160	PIERS Common Securities	20
1.161	PIERS Guarantee Agreement	20
1.162	PIERS Preferred Securities	20
1.163	PIERS Trust Agreement	20
1.164	PIERS Trustee:	20
1.165	Plan	20
1.166	Plan Contribution Assets	20
1.167	Plan Supplement	20

TABLE OF CONTENTS (continued)
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1.168	Plan Support Agreement	21
1.169	Postpetition Interest Claim	21
1.170	Preferred Equity Interest	21
1.171	Preserved Avoidance Actions	21
1.172	Priority Non-Tax Claim	21
1.173	Priority Tax Claim	21
1.174	Privileges	21
1.175	Pro Rata Share	21
1.176	Purchase and Assumption Agreement	22
1.177	Qualified Plan Claim	22
1.178	Receivership	22
1.179	Registry Funds	22
1.180	REIT Series	22
1.181	Related Actions	23
1.182	Related Persons	23
1.183	Released Claims	23
1.184	Released Parties	24
1.185	Released Third Party Causes of Action	24
1.186	Releasing REIT Trust Holder	24
1.187	Remaining Postpetition Interest Claim	24
1.188	Reorganized Common Stock	24
1.189	Reorganized Debtors	25
1.190	Reorganized Debtors By-Laws	25
1.191	Reorganized Debtors Certificates of Incorporation	25
1.192	Reorganized WMI	25
1.193	Rule 2004 Inquiry	25
1.194	Rule 2019 Appeal	25
1.195	Runoff Indenture	25
1.196	Runoff Notes	25
1.197	Runoff Proceeds	26
1.198	Runoff Threshold	26
1.199	Schedules	26
1.200	Section 510(b) Subordinated WMB Notes Claim	26
1.201	Securities Litigations	26
1.202	Senior Notes	27
1.203	Senior Notes Claim	27
1.204	Senior Notes Claims Releasees	27
1.205	Senior Notes Indenture	27
1.206	Senior Notes Indenture Trustee	27
1.207	Senior Notes Release Consideration	27
1.208	Senior Subordinated Notes	27
1.209	Senior Subordinated Notes Claim	27

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1.210	Senior Subordinated Notes Claims Releasees	27
1.211	Senior Subordinated Notes Indenture	28
1.212	Senior Subordinated Notes Indenture Trustee	28
1.213	Senior Subordinated Notes Release Consideration	28
1.214	September Opinion	28
1.215	September Order	28
1.216	Settlement WMB Senior Note Holders	28
1.217	Sixth Amended Plan	28
1.218	Standing Motion	28
1.219	Stock Trading Order	28
1.220	Subordinated Claim	28
1.221	Subordination Model	29
1.222	Tax Authority	29
1.223	Taxes	29
1.224	Tax Refunds	29
1.225	Tax Return	29
1.226	Texas Litigation	29
1.227	Tranquility	29
1.228	Tranquility Claim	29
1.229	Transferred Intellectual Property	29
1.230	Treasury Regulations	29
1.231	Trust Advisory Board	29
1.232	Trustee Claims	30
1.233	Trustee Distribution Expenses	30
1.234	Trustees	30
1.235	Trust Preferred Securities	30
1.236	Trust Preferred Trustees	30
1.237	Trusts	30
1.238	Turnover Action	31
1.239	Unidentified Intellectual Property	31
1.240	Unsecured Claim	31
1.241	Vendor Escrow	31
1.242	Visa Claims	31
1.243	Visa Shares	31
1.244	Voting Record Date	31
1.245	WaMu Pension Plan	31
1.246	WMB	31
1.247	WMB Intellectual Property	32
1.248	WMB Global Note Program	32
1.249	WMB Notes Claim	32
1.250	WMB Senior Notes	32
1.251	WMB Senior Notes Claim	32

TABLE OF CONTENTS (continued)
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1.252	WMB Subordinated Notes	32
1.253	WMB Subordinated Notes Claim	32
1.254	WMB Vendor Claim	32
1.255	WMI	32
1.256	WMI Accounts	32
1.257	WMI Action	32
1.258	WMI Entities	32
1.259	WMI Intellectual Property	32
1.260	WMI Investment	33
1.261	WMI Medical Plan	33
1.262	WMI Medical Plan Claim	33
1.263	WMI Policies	33
1.264	WMI Rabbi Trust	33
1.265	WMI Vendor Claim	33
1.266	WMI/WMB Intercompany Claim	33
1.267	WMMRC	33
1.268	Other Definitions	33
ARTICLE II	COMPROMISE AND SETTLEMENT OF DISPUTES	33
2.1	Compromise, Settlement and Sale	33
ARTICLE III	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS	38
3.1	Administrative Expense Claims	38
3.2	Professional Compensation and Reimbursement Claims	38
3.3	Priority Tax Claims	38
3.4	Statutory Fees	39
3.5	Administrative Tax Claims	39
ARTICLE IV	CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS	39
4.1	Class 1 Priority Non-Tax Claims	39
4.2	Class 2 Senior Notes Claims	39
4.3	Class 3 Senior Subordinated Notes Claims	39
4.4	Class 4 WMI Medical Plan Claims	39
4.5	Class 5 JPMC Rabbi Trust/Policy Claims	39
4.6	Class 6 Other Benefit Plan Claims	39
4.7	Class 7 Qualified Plan Claims	39
4.8	Class 8 WMB Vendor Claims	39
4.9	Class 9 Visa Claims	39
4.10	Class 10 Bond Claims	39
4.11	Class 11 WMI Vendor Claims	39
4.12	Class 12 General Unsecured Claims Class 12A Late-Filed Claims	39
4.13	Class 13 Convenience Claims	39

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4.14	Class 14 CCB-1 Guarantees Claims	39
4.15	Class 15 CCB-2 Guarantees Claims	39
4.16	Class 16 PIERS Claims	39
4.17	Class 17A WMB Senior Notes Claims Class 17B WMB Subordinated Notes Claims	39
4.18	Class 18 Subordinated Claims	39
4.19	Class 19 Preferred Equity Interests	39
4.20	Class 20 Intentionally Left Blank	39
4.21	Class 21 Dime Warrants	39
4.22	Class 22 Common Equity Interests	39
ARTICLE V	PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)	40
5.1	Payment of Allowed Priority Non-Tax Claims	40
ARTICLE VI	PROVISION FOR TREATMENT OF SENIOR NOTES CLAIMS (CLASS 2)	40
6.1	Treatment of Senior Notes Claims	40
6.2	Rights of Election	41
6.3	Limitation on Recovery	42
ARTICLE VII	PROVISION FOR TREATMENT OF SENIOR SUBORDINATED NOTES CLAIMS (CLASS 3)	42
7.1	Treatment of Senior Subordinated Notes Claims	42
7.2	Rights of Election	43
7.3	Limitation on Recovery	44
ARTICLE VIII	PROVISION FOR TREATMENT OF WMI MEDICAL PLAN CLAIMS (CLASS 4)	45
8.1	Treatment of WMI Medical Plan Claims	45
ARTICLE IX	PROVISION FOR TREATMENT OF JPMC RABBI TRUST/POLICY CLAIMS (CLASS 5)	45
9.1	Treatment of JPMC Rabbi Trust/Policy Claims	45
ARTICLE X	PROVISION FOR TREATMENT OF OTHER BENEFIT PLAN CLAIMS (CLASS 6)	45
10.1	Treatment of Other Benefit Plan Claims	45
ARTICLE XI	PROVISION FOR TREATMENT OF QUALIFIED PLAN CLAIMS (CLASS 7)	45
11.1	Treatment of Qualified Plan Claims	45

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ARTICLE XII	PROVISION FOR TREATMENT OF WMB VENDOR CLAIMS (CLASS 8)	45
12.1	Treatment of WMB Vendor Claims	45
ARTICLE XIII	PROVISION FOR TREATMENT OF VISA CLAIMS (CLASS 9)	46
13.1	Treatment of Visa Claims	46
ARTICLE XIV	PROVISION FOR TREATMENT OF BOND CLAIMS (CLASS 10)	46
14.1	Treatment of Bond Claims	46
ARTICLE XV	PROVISION FOR TREATMENT OF WMI VENDOR CLAIMS (CLASS 11)	46
15.1	Treatment of WMI Vendor Claims	46
ARTICLE XVI	PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS 12)	46
16.1	Class 12 – General Unsecured Claims	46
16.2	Class 12A – Late-Filed Claims	48
16.3	Limitation on Recovery	48
ARTICLE XVII	PROVISION FOR TREATMENT OF CONVENIENCE CLAIMS (CLASS 13)	48
17.1	Treatment of Convenience Claims	48
ARTICLE XVIII	PROVISION FOR TREATMENT OF CCB-1 GUARANTEES CLAIMS (CLASS 14)	49
18.1	Treatment of CCB-1 Guarantees Claims	49
18.2	Rights of Election	50
18.3	Limitation on Recovery	50
ARTICLE XIX	PROVISION FOR TREATMENT OF CCB-2 GUARANTEES CLAIMS (CLASS 15)	51
19.1	Treatment of CCB-2 Guarantees Claims	51
19.2	Rights of Election	52
19.3	Limitation on Recovery	53
ARTICLE XX	PROVISION FOR TREATMENT OF PIERS CLAIMS (CLASS 16)	53
20.1	Treatment of PIERS Claims	53
20.2	Reorganized Common Stock Election	54
20.3	Limitation on Recovery	55

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ARTICLE XXI	PROVISION FOR TREATMENT OF WMB NOTES CLAIMS AND NON-FILING WMB SENIOR NOTE HOLDERS (CLASS 17)	55
21.1	Treatment of WMB Notes Claims	55
ARTICLE XXII	PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASS 18)	58
22.1	Treatment of Subordinated Claims	58
22.2	Limitation on Recovery	58
ARTICLE XXIII	PROVISION FOR TREATMENT OF PREFERRED EQUITY INTEREST (CLASS 19)	58
23.1	Treatment of Preferred Equity Interests	58
23.2	Cancellation of REIT Series	59
23.3	Cancellation of Preferred Equity Interests	59
ARTICLE XXIV	PROVISION FOR TREATMENT OF DIME WARRANTS (CLASS 21)	59
24.1	Treatment of Dime Warrants	59
24.2	Cancellation of Dime Warrants	60
ARTICLE XXV	PROVISION FOR TREATMENT OF COMMON EQUITY INTERESTS (CLASS 22)	60
25.1	Treatment of Common Equity Interests	60
25.2	Cancellation of Common Equity Interests	60
ARTICLE XXVI	PROVISION FOR TREATMENT OF DISPUTED CLAIMS AND DISPUTED EQUITY INTERESTS	60
26.1	Objections to Claims; Prosecution of Disputed Claims and Disputed Equity Interests	60
26.2	Estimation of Claims	61
26.3	Payments and Distributions on Disputed Claims and Disputed Equity Interests	61
ARTICLE XXVII	THE LIQUIDATING TRUST	64
27.1	Execution of Liquidating Trust Agreement	64
27.2	Purpose of the Liquidating Trust	65
27.3	Liquidating Trust Assets	65
27.4	Administration of the Liquidating Trust	65
27.5	The Liquidating Trustee	65
27.6	Role of the Liquidating Trustee	65
27.7	Liquidating Trustee’s Tax Power for Debtors	66
27.8	Transferability of Liquidating Trust Interests	66

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27.9	Cash	67
27.10	Distribution of Liquidating Trust Assets	67
27.11	Costs and Expenses of the Liquidating Trust	67
27.12	Compensation of the Liquidating Trustee	67
27.13	Retention of Professionals/Employees by the Liquidating Trustee	67
27.14	Federal Income Tax Treatment of the Liquidating Trust	68
27.15	Indemnification of Liquidating Trustee	71
27.16	Privileges and Obligation to Respond to Ongoing Investigations	71
ARTICLE XXVIII	PROSECUTION AND EXTINGUISHMENT OF CLAIMS HELD BY THE DEBTORS	72
28.1	Prosecution of Claims	72
ARTICLE XXIX	ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS	73
29.1	Impaired Classes to Vote	73
29.2	Acceptance by Class of Creditors	73
29.3	Cramdown	73
ARTICLE XXX	IDENTIFICATION OF CLAIMS AND EQUITY INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN	73
30.1	Impaired and Unimpaired Classes	73
30.2	Impaired Classes Entitled to Vote on Plan	73
30.3	Claims and Equity Interests Deemed to Reject	73
30.4	Claims Deemed to Accept	74
30.5	Controversy Concerning Impairment	74
ARTICLE XXXI	PROVISIONS GOVERNING DISTRIBUTIONS	74
31.1	Time and Manner of Distributions	74
31.2	Timeliness of Payments	75
31.3	Distributions by the Disbursing Agent	75
31.4	Manner of Payment under the Plan	75
31.5	Delivery of Distributions	75
31.6	Undeliverable/Reserved Distributions	76
31.7	Withholding and Reporting Requirements	78
31.8	Time Bar to Cash Payments	78
31.9	Distributions After Effective Date	79
31.10	Setoffs	79
31.11	Allocation of Plan Distributions Between Principal and Interest	79
31.12	Payment of Trustee Fees and Expenses	79
31.13	Distribution Record Date	80
31.14	Runoff Notes	80

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ARTICLE XXXII	MEANS OF IMPLEMENTATION	81
32.1	Incorporation and Enforcement of the Settlement Agreement	81
32.2	Intercompany Claims	82
32.3	Merger/Dissolution/Consolidation	82
32.4	Cancellation of Existing Securities and Agreements	82
32.5	Claims of Subordination	83
32.6	Surrender of Instruments	83
32.7	Issuance of Runoff Notes, Liquidating Trust Interests and Reorganized Common Stock	83
32.8	Exemption from Securities Laws	83
32.9	Hart-Scott-Rodino Compliance	84
32.10	Fractional Stock or Other Distributions	84
32.11	Credit Facility	84
ARTICLE XXXIII	CREDITORS’ COMMITTEE/EQUITY COMMITTEE	84
33.1	Dissolution of the Creditors’ Committee	84
33.2	Dissolution of the Equity Committee	85
ARTICLE XXXIV	EXECUTORY CONTRACTS AND UNEXPIRED LEASES	86
34.1	Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases	86
34.2	Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases	86
34.3	Inclusiveness	86
34.4	Cure of Defaults	86
34.5	Rejection Damage Claims	87
34.6	Indemnification and Reimbursement Obligations	87
34.7	Termination of Benefit Plans	87
34.8	Termination of Vendor Stipulation	88
ARTICLE XXXV	RIGHTS AND POWERS OF DISBURSING AGENT	88
35.1	Exculpation	88
35.2	Powers of the Disbursing Agent	88
35.3	Fees and Expenses Incurred From and After the Effective Date	88
ARTICLE XXXVI	CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN	89
36.1	Conditions Precedent to Confirmation of the Plan	89
36.2	Waiver of Conditions Precedent to Confirmation	90
ARTICLE XXXVII	CONDITIONS PRECEDENT TO EFFECTIVE DATE OF THE PLAN	90
37.1	Conditions Precedent to Effective Date of the Plan	90

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37.2	Waiver of Conditions Precedent	91
ARTICLE XXXVIII	RETENTION OF JURISDICTION	91
38.1	Retention of Jurisdiction	91
ARTICLE XXXIX	MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN	93
39.1	Modification of Plan	93
39.2	Revocation or Withdrawal	93
39.3	Amendment of Plan Documents	93
39.4	No Admission of Liability	93
ARTICLE XL	CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED DEBTORS	94
40.1	Corporate Action	94
40.2	Reincorporation	95
40.3	Amendment of Articles of Incorporation and By-Laws	95
40.4	Directors of the Reorganized Debtors	95
40.5	Officers of the Reorganized Debtors	95
ARTICLE XLI	MISCELLANEOUS PROVISIONS	95
41.1	Title to Assets	95
41.2	Discharge and Release of Claims and Termination of Equity Interests	96
41.3	Injunction on Claims	97
41.4	Integral to Plan	98
41.5	Releases by the Debtors, the Creditors’ Committee and the Equity Committee	98
41.6	Releases by Holders of Claims and Equity Interests	99
41.7	Injunction Related to Releases	102
41.8	Exculpation	102
41.9	Bar Order	103
41.10	Deemed Consent	103
41.11	No Waiver	103
41.12	Supplemental Injunction	103
41.13	Term of Existing Injunctions or Stays	104
41.14	Payment of Statutory Fees	104
41.15	Post-Effective Date Fees and Expenses	105
41.16	Exemption from Transfer Taxes	105
41.17	Withdrawal of Equity Committee Proceedings	105
41.18	Payment of Fees and Expenses of Certain Creditors	105
41.19	Securities Litigations Documents	105
41.20	Severability	106
41.21	Governing Law	106

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41.22	Notices	106
41.23	Closing of Case	107
41.24	Section Headings	107
41.25	Inconsistencies	107

Washington Mutual, Inc. and WMI Investment Corp. hereby propose the following joint chapter 11 plan pursuant to section 1121(a) of the Bankruptcy Code:

ARTICLE I

DEFINITIONS

As used in the Plan, the following terms shall have the respective meanings specified below and be equally applicable to the singular and plural of the terms defined:

1.1 AAOC:  Each of (a) Appaloosa Management L.P., Appaloosa Investment L.P. I, Palomino Fund Ltd., Thoroughbred Fund, L.P., and Thoroughbred Master Ltd., (b) Aurelius Capital Management, LP, Aurelius Capital Partners, LP, Aurelius Convergence Master, Ltd., ACP Master, Ltd., Aurelius Capital Master, Ltd. and Aurelius Investment, LLC, (c) Owl Creek Asset Management, L.P., Owl Creek I, L.P., Owl Creek II, L.P., Owl Creek Overseas Fund, Ltd., Owl Creek Socially Responsible Investment Fund, Ltd., Owl Creek Asia I, L.P., Owl Creek Asia II, L.P., and Owl Creek Asia Master Fund, Ltd. and (d) Centerbridge Partners, L.P., Centerbridge Special Credit Partners, L.P., Centerbridge Credit Partners, L.P., and Centerbridge Credit Partners Master, L.P. and any other Affiliates of the funds listed in (a) through (d) above which own or, during the Chapter 11 Cases, owned securities issued by and/or have direct or indirect Claims against WMI.

1.2 AAOC Releasees:  AAOC, any Entities or funds managed by AAOC and each of their respective officers, directors, partners, general partners, limited partners, equity investors, investment managers, management companies, members, employees and, solely in their capacity as counsel to AAOC with respect to the Debtors’ Chapter 11 Cases, attorneys.

1.3 Accepting Non-Filing WMB Senior Note Holder:  A Non-Filing WMB Senior Note Holder that checked the box on the Non-Filing WMB Senior Note Holder Election Form labeled “Grant Plan Section 43.6 Release”, tendered in connection with the solicitation of acceptances and releases with respect to the Sixth Amended Plan.

1.4 Acquisition JPMC Entities:  JPMC in its capacity as the “Acquiring Bank” pursuant to the Purchase and Assumption Agreement and each former subsidiary of WMB acquired pursuant to the Purchase and Assumption Agreement (including each entity into which such former subsidiary may have been merged, consolidated or liquidated), together with JPMC in its capacity as the “Purchaser” pursuant to the Purchase and Assumption Agreement.

1.5 Actions:  The “Actions,” as defined in the Global Settlement Agreement.

1.6 Admin Account:  That certain account identified as Account No. xxxxxx1206, identified by WMI as having a balance as of the Petition Date in the approximate amount of Fifty Two Million Six Hundred Thousand Dollars ($52,600,000.00).

1.7 Administrative Claim Bar Date:  Unless otherwise ordered by the Bankruptcy Court, the date established by the Bankruptcy Court and set forth in the Confirmation Order as the last day to file proof of Administrative Expense Claims, which date shall be no more than ninety (90) days after the Effective Date, after which date, any proof of

Administrative Expense Claim not filed shall be deemed forever barred, and the Debtors, the Reorganized Debtors and the Liquidating Trust shall have no obligation with respect thereto; provided, however, that no proof of Administrative Expense Claim shall be required to be filed if such Administrative Expense Claim shall have been incurred (i) in accordance with an order of the Bankruptcy Court or (ii) with the consent of the Debtors and in the ordinary course of the Debtors’ operations.

1.8 Administrative Expense Claim:  A Claim constituting a cost or expense of administration of the Chapter 11 Cases asserted or authorized to be asserted, on or prior to the Administrative Claim Bar Date, in accordance with sections 503(b) and 507(a)(2) of the Bankruptcy Code arising during the period up to and including the Effective Date, including, without limitation, (i) any actual and necessary cost and expense of preserving the estates of the Debtors, (ii) any actual and necessary cost and expense of operating the businesses of the Debtors in Possession, (iii) any post-Petition Date loan or advance extended by one Debtor to the other Debtor, (iv) any cost and expense of the Debtors in Possession for the management, maintenance, preservation, sale, or other disposition of any assets, (v) the administration and implementation of the Plan, (vi) the administration, prosecution, or defense of Claims by or against the Debtors and for distributions under the Plan, (vii) any guarantee or indemnification obligation extended by the Debtors in Possession, (viii) any Claim for compensation and reimbursement of expenses arising during the period from and after the Petition Date and prior to the Effective Date and awarded by the Bankruptcy Court in accordance with section 328, 330, 331, or 503(b) of the Bankruptcy Code or otherwise in accordance with the provisions of the Plan, whether fixed before or after the Effective Date, (ix) any fee or charge assessed against the Debtors’ estates pursuant to section 1930, chapter 123, title 28, United States Code, and (x) any tort or extracontractual claims against the Debtors in Possession.

1.9 Affiliate:  With respect to any specified Entity, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified entity.

1.10 Affiliated Banks:  WMB and FSB.

1.11 Allowed Administrative Expense Claim:  An Administrative Expense Claim, to the extent it is or has become an Allowed Claim.

1.12 Allowed CCB-1 Guarantees Claim:  A CCB-1 Guarantees Claim, to the extent set forth on Exhibit “A” hereto.

1.13 Allowed CCB-2 Guarantees Claim:  A CCB-2 Guarantees Claim, to the extent set forth on Exhibit “B” hereto.

1.14 Allowed Claim:  A Claim against any of the Debtors or the Debtors’ estates, (i) proof of which was filed on or before the date designated by the Bankruptcy Court as the last date for filing such proof of claim against any such Debtor or such Debtor’s estate, or (ii) if no proof of Claim has been timely filed, which has been or hereafter is listed by such Debtor in its Schedules as liquidated in amount and not disputed or contingent, in each such case in clauses (i) and (ii) above, a Claim as to which no objection to the allowance thereof, or action to equitably subordinate or otherwise limit recovery with respect thereto, has been interposed within the applicable period of limitation fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules, or a Final Order, or as to which an objection has been interposed and such Claim has been allowed in whole or in part by a Final Order.  For purposes of determining the amount of an “Allowed Claim,” there shall be deducted therefrom an amount equal to the amount of any claim that the Debtors may hold against the holder thereof, to the extent such claim may be set off pursuant to applicable bankruptcy and non-bankruptcy law.  Without in any way limiting the foregoing, “Allowed Claim” shall include any Claim arising from the recovery of property in accordance with sections 550 and 553 of the Bankruptcy Code and allowed in accordance with section 502(h) of the Bankruptcy Code, any Claim allowed under or pursuant to the terms of the Plan, or any Claim to the extent that it has been allowed pursuant to a Final Order; provided, however, that (i) Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder unless otherwise specified herein or by order of the Bankruptcy Court, (ii) for any purpose under the Plan, “Allowed Claim” shall not include interest, penalties, or late charges arising from or relating to the period from and after the Petition Date, and (iii) “Allowed Claim” shall not include any Claim subject to disallowance in accordance with section 502(d) of the Bankruptcy Code.  Notwithstanding the foregoing, a WMB Senior Notes Claim may become an Allowed WMB Senior Notes Claim (in an amount equal to the principal balance thereof plus all interest accrued thereunder as of the Petition Date) in the manner provided for in Section 21.1(a) hereof.

1.15 Allowed Convenience Claim:  A Convenience Claim, to the extent it is or has become an Allowed Claim.

1.16 Allowed General Unsecured Claim:  A General Unsecured Claim, to the extent it is or has become an Allowed Claim.

1.17 Allowed JPMC Assumed Liability Claim:  A JPMC Assumed Liability Claim, to the extent it is or has become an Allowed Claim.

1.18 Allowed Late-Filed Claim:  A Late-Filed Claim to the extent it is or has become an Allowed Claim.

1.19 Allowed PIERS Claim:  A PIERS Claim, to the extent set forth on Exhibit “D” hereto.

1.20 Allowed Priority Non-Tax Claim:  A Priority Non-Tax Claim, to the extent it is or has become an Allowed Claim.

1.21 Allowed Priority Tax Claim:  A Priority Tax Claim, to the extent it is or has become an Allowed Claim.

1.22 Allowed Senior Notes Claim:  A Senior Notes Claim, to the extent set forth on Exhibit “E” hereto.

1.23 Allowed Senior Subordinated Notes Claim:  A Senior Subordinated Notes Claim, to the extent set forth on Exhibit “F” hereto.

1.24 Allowed Subordinated Claim:  A Subordinated Claim, to the extent it is or has become an Allowed Claim.

1.25 Allowed Trustee Claim:  A Trustee Claim, to the extent it is or has become an Allowed Claim.

1.26 Allowed Unsecured Claim:  An Unsecured Claim, to the extent it is or has become an Allowed Claim.

1.27 Allowed WMB Senior Notes Claim:  A WMB Senior Notes Claim, to the extent it is or has become an Allowed Claim.

1.28 Allowed WMB Vendor Claim:  A WMB Vendor Claim, to the extent it is or has become an Allowed Claim.

1.29 Allowed WMI Vendor Claim:  A WMI Vendor Claim, to the extent it is or has become an Allowed Claim.

1.30 American Savings Escrow Funds:  All funds held in escrow in connection with the American Savings Litigation, pursuant to that certain Escrow Agreement, dated December 20, 1996, by and among WMI, Keystone Holdings Partners, L.P., Escrow Partners, L.P. and The Bank of New York.

1.31 American Savings Litigation:  That certain litigation styled American Savings Bank, F.A. v. United States, No. 92-872C, currently pending in the United States Court of Federal Claims.

1.32 Anchor Litigation:  That certain litigation styled Anchor Savings Bank, FSB v. United States, No. 95-39C, currently pending in the United States Court of Federal Claims, and on appeal in the United States Court of Appeals for the Federal Circuit, as Anchor Savings Bank, FSB v. United States, No. 2008-5175, -5182.

1.33 Assets:  With respect to a Debtor, (i) all “property” of such Debtor’s estate, as defined in section 541 of the Bankruptcy Code, including, without limitation, such property as is reflected on such Debtor’s books and records as of the date of the Disclosure Statement Order (including, without limitation, received and anticipated “Net Tax Refunds,” as defined in the Global Settlement Agreement) and certain Plan Contribution Assets transferred to such Debtor pursuant to the Global Settlement Agreement, unless modified pursuant to the Plan or a Final Order, and except as transferred pursuant to the Global Settlement Agreement and (ii) all claims and causes of action, and any subsequent proceeds thereof, that have been or may be commenced by such Debtor in Possession or other authorized representative for the benefit of such Debtor’s estate, unless modified pursuant to the Plan or a Final Order, including, without limitation, any claim or cause of action pursuant to chapter 5 of the Bankruptcy Code.

1.34 Avoidance Actions:  Any and all avoidance, recovery, subordination or other actions or remedies against Entities that may be brought by or on behalf of a Debtor or its estate under the Bankruptcy Code or applicable non-bankruptcy law under sections 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 and 553 of the Bankruptcy Code.

1.35 Ballot:  The form distributed to each holder of an impaired Claim or Equity Interest entitled to vote on the plan (as set forth herein), on which is to be indicated, among other things, acceptance or rejection of the Plan.

1.36 Ballot Date:  The date(s) established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission of Ballots and the election of alternative treatments pursuant to the terms and provisions of the Plan; provided, however, that with respect to holders of an Equity Interest, such holders may execute and deliver a release in accordance with the provisions of Section 41.6 of the Plan up to and including the Equity Release Election Date.

1.37 Bankruptcy Code:  The Bankruptcy Reform Act of 1978, as amended, to the extent codified in title 11, United States Code, as applicable to the Chapter 11 Cases.

1.38 Bankruptcy Court:  The United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

1.39 Bankruptcy Rules:  The Federal Rules of Bankruptcy Procedure, as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, as applicable to the Chapter 11 Cases.

1.40 Bankruptcy Stay Motions:  The motions by the FDIC Receiver and JPMC to stay or dismiss the Turnover Action and the JPMC Action in favor of proceedings before the United States District Court for the District of Columbia in the WMI Action.

1.41 BB Liquidating Trust Interests:  Those certain Liquidating Trust Interests that are to be distributed to holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note Holders, which interests, in the aggregate, shall represent an undivided interest in WMI’s share of the Homeownership Carryback Refund Amount, as defined and set forth in Section 2.4 of the Global Settlement Agreement, in an amount equal to Three Hundred Thirty-Five Million Dollars ($335,000,000.00).

1.42 Benefit Plan:  Any employee welfare benefit plan, employee pension benefit plan, or a plan that is both an employee welfare benefit plan and an employee pension benefit plan within the meaning of Section 3(3) of ERISA, including, without limitation, those benefit plans listed on Exhibit “G” hereto, or any such similar employee benefit plan or arrangement that any of the Debtors maintained prior to the Petition Date; provided, however, that the term “Benefit Plan” does not include the WaMu Savings Plan (#002) and does not include any plan policy, or arrangement transferred to JPMC pursuant to the Global Settlement Agreement.

1.43 BKK Group:  Collectively, the BKK Joint Defense Group, as defined in the BKK Settlement Agreement, Atlantic Richfield Corporation, THUMS Long Beach Company, Shell Exploration & Production Company, Shell Oil Company and Bayer CropScience Inc.

1.44 BKK Liabilities:  Any and all liabilities and obligations of the WMI Entities (other than WMI Rainier LLC) for remediation or clean-up costs and expenses (and excluding tort and tort related liabilities, if any) in excess of applicable and available insurance arising from or relating to (i) the BKK Litigation, (ii) the Amended Consent Decree, dated March 6, 2006, entered in connection therewith, and (iii) that certain Amended and Restated Joint Defense, Privilege and Confidentiality Agreement, dated as of February 28, 2005, by and among the BKK Joint Defense Group, as defined therein.

1.45 BKK Litigation:  That certain litigation styled California Department of Toxic Substances Control, et al. v. American Honda Motor Co., Inc., et al., No. CV05-7746 CAS (JWJx), currently pending in the United States District Court for the Central District of California.

1.46 BKK Proofs of Claim:  The BKK Liabilities-related proofs of claim filed against the Debtors and the Debtors’ chapter 11 estates numbered 2138, 2213, 2233, 2405, 2467, 2693 and 3148.

1.47 BKK Settlement Agreement:  That certain Settlement Agreement, dated as of December 3, 2010, by and among the Debtors, JPMC, the CDTSC and the BKK Group, setting forth the compromise and settlement between the parties.

1.48 Bond Claim:  Any Claim against the Debtors set forth on Schedule 2.23 to the Global Settlement Agreement filed by any of the Bonding Companies, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.49 Bond Indemnity:  That certain General Agreement of Indemnity, as amended, dated as of June 14, 1999, executed and delivered by WMI, pursuant to which, among other things, the Bonds were to be issued and WMI agreed to pay all losses and expenses of the Bonding Companies associated therewith.

1.50 Bonding Companies:  Safeco Insurance Company, its successor in interest, and such other insurance or bonding companies that issued Bonds pursuant to the Bond Indemnity.

1.51 Bonds:  The bonds issued by the Bonding Companies on behalf of one or more of the Affiliated Banks or their Affiliates, each as identified on Exhibit “D” to the Global Settlement Agreement, together with the numbers of the respective proofs of Claim that have been filed with the Bankruptcy Court in connection therewith.

1.52 Business Day:  A day other than a Saturday, Sunday, or any other day on which commercial banking institutions in New York, New York are required or authorized to close by law or executive order.

1.53 Cash:  Lawful currency of the United States, including, but not limited to, bank deposits, checks representing good funds, and other similar items.

1.54 Cash Equivalents:  Equivalents of Cash in the form of readily marketable securities or instruments issued by a person other than the Debtors, including, without limitation, readily marketable direct obligations of, or obligations guaranteed by, the United States of America, commercial paper of domestic corporations carrying a Moody’s Rating of “A” or better, or equivalent rating of any other nationally recognized rating service, or interest-bearing certificates of deposit or other similar obligations of domestic banks or other financial institutions having a shareholders’ equity or equivalent capital of not less than One Hundred Million Dollars ($100,000,000.00), having maturities of not more than one (1) year, at the then best generally available rates of interest for like amounts and like periods.

1.55 Causes of Action:  All Claims, actions, causes of action, rights to payment, choses in action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, remedies, rights of set-off, third-party claims, subrogation claims, contribution claims, reimbursement claims, indemnity claims, counterclaims, and cross claims (including, but not limited to, all claims for breach of fiduciary duty, negligence, malpractice, breach of contract, aiding and abetting, fraud, inducement, avoidance, recovery, subordination, and all Avoidance Actions) of any of the Debtors and/or their estates that are pending or may be asserted against any Entity on or after the date hereof, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise and whether asserted or unasserted as of the date of entry of the Confirmation Order.

1.56 CCB-1 Common Securities:  The common securities set forth on Exhibit “A” hereto.

1.57 CCB-1 Guarantees:  The guarantees issued and delivered by WMI in accordance with the terms and conditions of the CCB-1 Guarantee Agreements, and set forth on Exhibit “A” hereto.

1.58 CCB-1 Guarantees Claim: An Unsecured Claim arising from or relating to the CCB-1 Guarantees.

1.59 CCB-1 Guarantee Agreements:  Those certain agreements titled “Guarantee of Washington Mutual, Inc.,” dated as of November 1, 2007, pursuant to which WMI guaranteed payment of the obligations and liabilities of WMB under certain agreements and related securities issued by the CCB Capital Trust IV, CCB Capital Trust V, CCB Capital Trust VII, and CCB Capital Trust VIII.

1.60 CCB-1 Preferred Securities:  The preferred securities set forth on Exhibit “A” hereto.

1.61 CCB-1 Trustee:  Wilmington Trust Company, as Trustee, or its duly appointed successor, solely in its capacity as trustee with regard to each of the CCB-1 Guarantee Agreements.

1.62 CCB-2 Common Securities:  The common securities set forth on Exhibit “B” hereto.

1.63 CCB-2 Guarantees:  The guarantees issued and delivered by WMI in accordance with the terms and conditions of the CCB-2 Guarantee Agreements, and set forth on Exhibit “B” hereto.

1.64 CCB-2 Guarantees Claim:  An Unsecured Claim arising from or relating to the CCB-2 Guarantees.

1.65 CCB-2 Guarantee Agreements:  Those certain agreements titled “Guarantee of Washington Mutual, Inc.,” dated as of November 1, 2007, pursuant to which WMI guaranteed payment of the obligations and liabilities of WMB under certain agreements and related securities issued by the HFC Capital Trust I, CCB Capital Trust VI, and CCB Capital Trust IX.

1.66 CCB-2 Preferred Securities:  The preferred securities set forth on Exhibit “B” hereto.

1.67 CCB-2 Trustees:  Wilmington Trust Company, as Trustee, and Deutsche Bank Trust Company Americas, as Trustee, or their duly appointed successors, solely in their capacities as trustees with regard to each of the CCB-2 Guarantee Agreements.

1.68 CCB Releasees:  Collectively, and in the event that CCB-1 Guarantees Claims, CCB-2 Guarantees Claims and Postpetition Interest Claims with respect to each of the foregoing Claims are not paid in full in accordance with the provisions of the Plan, each holder of record or beneficial owner of an Allowed CCB-1 Guarantees Claim or an Allowed CCB-2 Guarantees Claim, and any Affiliate of such Entities which, during the Chapter 11 Cases, owned, invested or acquired a CCB-1 Guarantees Claim or a CCB-2 Guarantees Claim, and each of their respective officers, directors, partners, equity investors, investment managers, management companies, members, employees and, solely to the extent as counsel to a holder of record or beneficial owner of an Allowed CCB-1 Guarantees Claim or an Allowed CCB-2 Guarantees Claim with respect to the Debtors’ Chapter 11 Cases, attorneys.

1.69 CDTSC:  California Department of Toxic Substances Control.

1.70 Chapter 11 Cases:  The jointly administered cases commenced by the Debtors styled as In re Washington Mutual, Inc., et al. and being jointly administered in the Bankruptcy Court, Case No. 08-12229 (MFW), under chapter 11 of the Bankruptcy Code.

1.71 Claim:  Any right to payment or performance, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, known or unknown or asserted or unasserted; or any right to an equitable remedy for breach or enforcement of performance, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, and all debts, suits, damages, rights, remedies, losses, liabilities, obligations, judgments, actions, causes of action, demands, or claims of every kind or nature whatsoever, in law, at equity, or otherwise.

1.72 Class:  A category of holders of Claims or Equity Interests set forth in Article IV of the Plan.

1.73 Common Equity Interest:  Collectively, (a) an Equity Interest represented by the 3,000,000,000 authorized shares of common stock of WMI, including, without limitation, one of the 1,704,958,913 shares of common stock of WMI issued and outstanding as of the Petition Date, or any interest or right to convert into such an Equity Interest or acquire any Equity Interest of WMI that was in existence immediately prior to or on the Petition Date or (b) a Claim, other than with respect to the Dime Warrants, which pursuant to a Final Order, has been subordinated to the level of Equity Interest in accordance with section 510 of the Bankruptcy Code or otherwise.

1.74 Common Stock Allotment:  Ten Million (10,000,000) shares of Reorganized Common Stock, representing five percent (5%) of the issued and outstanding Reorganized Common Stock as of the Effective Date.

1.75 Confirmation Date:  The date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.76 Confirmation Hearing:  The hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.77 Confirmation Order:  The order of the Bankruptcy Court confirming the Plan in accordance with section 1129 of the Bankruptcy Code, approving the compromise and settlement set forth in the Global Settlement Agreement and directing the consummation of the transactions contemplated therein, which order shall be in form and substance reasonably satisfactory to the Debtors, JPMC, the Creditors’ Committee, the Equity Committee, the FDIC Receiver, FDIC Corporate and AAOC; provided, however, that, with respect to provisions of the Confirmation Order that affect or otherwise relate to (a) the economic substance of the Plan, (b) the withdrawal and vacatur of the September Order, to the extent relating to the Standing Motion, and certain portions of the September Opinion, as set forth in Section 36.1(a)(11) of the Plan, and (c) the releases provided in Sections 41.5 and 41.6 the Plan, such order shall be in form and substance satisfactory to the foregoing parties and the WMI Noteholder Group as represented by White & Case LLP.

1.78 Convenience Claim:  A Claim equal to or less than Fifty Thousand Dollars ($50,000.00) or greater than Fifty Thousand Dollars ($50,000.00) but, with respect to which, the holder thereof voluntarily reduces such Claim to Fifty Thousand Dollars ($50,000.00) on the Ballot; provided, however, that, for purposes of the Plan and the distributions to be made hereunder, “Convenience Claim” shall not include (i) an Administrative Expense Claim, (ii) a Priority Tax Claim, (iii) a Priority Non-Tax Claim, (iv) a Senior Notes Claim, (v) a Senior Subordinated Notes Claim, (vi) any JPMC Assumed Liability Claim, (vii) a WMB Vendor Claim, (viii) a WMI Vendor Claim, (ix) a CCB-1 Guarantees Claim, (x) a CCB-2 Guarantees Claim, (xi) a PIERS Claim, (xii) a WMB Notes Claim, (xiii) a Subordinated Claim, (xiv) a Trustee Claim, (xv) a Late-Filed Claim, and (xvi) any other Claim that is a component of a larger Claim, portions of which may be held by one or more holders of Allowed Claims.

1.79 Credit Facility:  The credit facility to be entered into by Reorganized WMI on the Effective Date providing for the funding of, among other things, working capital,

permitted acquisitions and permitted originations by Reorganized WMI, as referenced in Section 32.11 of the Plan and fully set forth in the Credit Agreement annexed hereto as Exhibit “C”.

1.80 Creditor:  Any Entity holding a Claim against one or more of the Debtors or the Debtors’ estates or, pursuant to section 102(2) of the Bankruptcy Code, against property of the Debtors, including, without limitation, a Claim against either one of the Debtors or Debtors in Possession of a kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code.

1.81 Creditor Cash:  On the Effective Date (or as soon as practicable thereafter when the Disbursing Agent is prepared to make its initial distribution pursuant to Section 31.1 of the Plan), the excess, if any, of (i) all Cash and Cash Equivalents to be distributed by the Disbursing Agent in accordance with the Plan over (ii) such amounts of Cash (a) reasonably determined by the Disbursing Agent as necessary to satisfy, in accordance with the terms and conditions of the Plan, Allowed Administrative Expense Claims, Allowed Priority Tax Claims (to the extent necessary), Allowed Priority Non-Tax Claims, Allowed Convenience Claims, Trustee Claims, the fees and expenses owed to certain Creditors’ professionals pursuant to Section 41.18 herein, and fees and expenses of the Disbursing Agent as of the Effective Date, (b) necessary to fund the Liquidating Trust in accordance with Article XXVII of the Plan, as reasonably determined by the Debtors, (c) necessary to make pro rata distributions to holders of Disputed Claims as if such Disputed Claims were, at such time, Allowed Claims, (d) necessary to make pro rata distributions to holders of Administrative Expense Claims that have not yet been filed or Allowed as of the Effective Date, and (e) such other amounts reasonably determined by the Disbursing Agent (in consultation with the Liquidating Trustee) as necessary to fund the ongoing operations of the Liquidating Trust during the period from the Effective Date up to and including such later date as the Disbursing Agent shall reasonably determine; provided, however, that “Creditor Cash” shall include Cash in the Vendor Escrow only to the extent of WMI’s share of Cash remaining in such escrow after payment of Allowed WMI Vendor Claims.

1.82 Creditors’ Committee:  The official committee of unsecured creditors appointed in the Chapter 11 Cases pursuant to section 1102(a) of the Bankruptcy Code.

1.83 Debtors:  WMI and WMI Investment.

1.84 Debtors’ Claims:  The proof of claim filed by the Debtors and each of WMI’s direct and indirect non-banking subsidiaries, on December 30, 2008, with the FDIC Receiver in connection with WMB’s receivership, asserting claims on behalf of the Debtors’ chapter 11 estates, and as asserted in the WMI Action.

1.85 Debtors in Possession:  The Debtors as debtors in possession pursuant to sections 1101(1), 1107(a), and 1108 of the Bankruptcy Code.

1.86 Dime Inc.:  Dime Bancorp, Inc.

1.87 Dime Warrant Litigation:  That certain litigation styled Broadbill Investment Corp., et al. v. Washington Mutual, Inc., Adversary Pro. No. 10-50911 (MFW), currently pending in the Bankruptcy Court.

1.88 Dime Warrants:  Those certain Litigation Tracking Warrants™ for shares of Dime Inc. common stock based on the value of the recovery in the Anchor Litigation, which warrants, as a result of the merger of Dime Inc. into WMI, are exchangeable for and into shares of Common Equity Interests in WMI upon certain conditions.

1.89 Disbursing Agent:  With respect to (a) the initial distribution of (i) Cash pursuant to Article III of the Plan to holders of Allowed Administrative Expense Claims and, to the extent applicable, Allowed Priority Tax Claims as of the Effective Date, (ii) Cash to holders of Allowed Priority Non-Tax Claims as of the Effective Date, (iii) Cash to holders of Allowed Convenience Claims, Allowed WMI Claims, Allowed Trustee Claims, and the fees and expenses owed to certain Creditors’ professionals pursuant to Section 41.18 hereof, in each case as of the Effective Date, (iv) Creditor Cash pursuant to Section 31.1 hereof, and (v) Runoff Notes, Liquidating Trust Interests and Reorganized Common Stock to or for the benefit of holders of Allowed Claims and Equity Interests, as applicable, the Reorganized Debtors or the Reorganized Debtors’ designee and (b) with respect to all other distributions, the Liquidating Trustee or any Entity in its capacity as a disbursing agent.  The Disbursing Agent also shall, at the election of JPMC, make the distribution to each Releasing REIT Trust Holder set forth in Article XXIII of the Plan from Cash or stock transferred by JPMC to the Disbursing Agent for that purpose.  In their role as Disbursing Agent, the Reorganized Debtors shall hold Cash, Creditor Cash, Runoff Notes, Reorganized Common Stock and Liquidating Trust Interests as agent only, and shall not have any ownership interest in such cash, stock or interests.

1.90 Disclosure Statement:  The disclosure statement relating to the Plan and approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

1.91 Disclosure Statement Order:  The Final Order of the Bankruptcy Court approving the Disclosure Statement in accordance with section 1125 of the Bankruptcy Code.

1.92 Disputed Accounts:  The amounts and intercompany balances identified with the account numbers set forth on Exhibit “E” to the Global Settlement Agreement.

1.93 Disputed Claim:  A Claim against the Debtors, to the extent the allowance of such Claim is the subject of a timely objection or request for estimation in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Confirmation Order, or is otherwise disputed by the Debtors in accordance with applicable law, and which objection, request for estimation, or dispute has not been withdrawn, with prejudice, or determined by a Final Order.

1.94 Disputed Equity Escrow:  The escrow created on the Effective Date to hold such shares of Reorganized Common Stock allocable to any Disputed Equity Interest, including, but not limited to, Dime Warrants until such time as the Dime Warrant Litigation is determined, pursuant to a Final Order, or a compromise and settlement is approved by the Bankruptcy Court.

1.95 Disputed Equity Interest:  An Equity Interest in or Claim against the Debtors (which Claim is or has been determined by the Bankruptcy Court to be subject to subordination to the level of Common Equity Interest in accordance with section 510 of the

Bankruptcy Code), including, without limitation, holders of restricted shares of Common Equity Interests, to the extent the allowance of such Equity Interest is the subject of a timely objection in accordance with the Plan, the Bankruptcy Code, the Bankruptcy Rules, or the Confirmation Order, or as otherwise disputed by the Debtors in accordance with applicable law, and which objection or dispute has not been withdrawn, with prejudice, or determined by a Final Order.

1.96 Distribution Record Date:  The Effective Date.

1.97 Effective Date:  The first (1st) Business Day on which (i) all of the conditions precedent to confirmation of the Plan specified in Section 36.1 of the Plan shall have been satisfied or waived, as provided in Section 36.2 of the Plan, and (ii) all the conditions precedent to the effectiveness of the Plan specified in Section 37.1 of the Plan shall have been satisfied or waived as provided in Section 37.2 of the Plan.

1.98 Entity:  A Person, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a governmental unit or any subdivision thereof, including, without limitation, the office of the United States Trustee, or any other entity.

1.99 Equity Committee:  The official committee of equity security holders appointed in the Chapter 11 Cases.

1.100 Equity Committee Adversary Proceeding:  The adversary proceeding commenced in the Chapter 11 Cases by the Equity Committee, styled Official Committee of Equity Security Holders v. Washington Mutual, Inc., Adversary Pro. No. 10-50731 (MFW).

1.101 Equity Committee Action to Compel:  The action commenced by the Equity Committee on April 26, 2010 in the Thurston County Superior Court in the state of Washington seeking to compel WMI to convene and hold an annual shareholders’ meeting for the nomination and election of directors in accordance with Washington state law, which action was (i) removed to the United States Bankruptcy Court for the Western District of Washington on May 13, 2010, and (ii) transferred to the Bankruptcy Court pursuant to an order, dated June 21, 2010.

1.102 Equity Release Election Date:  The date established by the Bankruptcy Court and set forth in the Disclosure Statement Order for the submission by holders of Preferred Equity Interests and Common Equity Interests of executed releases in accordance with Section 41.6 of the Plan in order to be entitled to receive distributions pursuant to the Plan.

1.103 Equity Interest:  The interest of any holder of one or more equity securities of WMI (including, without limitation, voting rights, if any, related to such equity securities) represented by issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in WMI, whether or not transferable, or any option, warrant, or right, contractual or otherwise, to acquire any such interest, including, without limitation, unvested restricted stock.

1.104 Estate Claims:  Any Claims and causes of action, regardless of whether asserted by the Debtors, the Liquidating Trust, the Creditors’ Committee or the Equity Committee, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, that (a) are based upon, relate to, or arise out of or in connection with, in whole or in part any act, omission, transaction, event or other circumstance relating to the Debtors and the Chapter 11 Cases, (b) exist on or prior to the Effective Date, and (c) are or may be asserted against (i) the AAOC Releasees with respect to any conduct or, (ii) any of (1) the PIERS Claims Releasees, (2) the Senior Notes Claims Releasees, (3) the Senior Subordinated Notes Claims Releasees and (4) the CCB Releasees with respect to (A) any and all Claims for equitable disallowance and equitable subordination, (B) any and all Claims with respect to any conduct undertaken during the period from and after the Petition Date and (C) any and all Claims with respect to conduct undertaken during the period prior to the Petition Date solely in their capacity as holders of any securities issued by the Debtors or their subsidiaries, including, without limitation, any claims for insider trading or violations of securities laws; provided, however, that, solely with respect to clause (ii) above, under no circumstances shall Estate Claims include (y) any Claims related to trading in the securities issued by the Debtors or their subsidiaries that are based on an allegation that such trading contributed to the failure of WMB or the commencement of the Chapter 11 Cases, including, without limitation, any Claims discussed on pages 330-338 of that certain Final Report of the Examiner, dated November 1, 2010, issued by Joshua R. Hochberg, appointed as Examiner in these Chapter 11 Cases, and (z) Preserved Avoidance Actions.  For the avoidance of doubt, “Estate Claims” shall include, without limitation, (1) any claim relating to the trading of the Debtors’ securities during the period from the Petition Date up to and including the Effective Date and (2) any claim for equitable subordination or equitable disallowance.

1.105 FDIC Claim:  The proof of Claim filed by the FDIC Receiver against the Debtors and the Debtors’ estates, in an unliquidated amount, which was assigned claim number 2140.

1.106 FDIC Corporate:  The Federal Deposit Insurance Corporation, in its corporate capacity.

1.107 FDIC Receiver:  The Federal Deposit Insurance Corporation, in its capacity as receiver for WMB.

1.108 FDIC Stay Relief Motion:  That certain Motion of the Federal Deposit Insurance Corporation, as Receiver for Washington Mutual Bank, for an Order Modifying the Automatic Stay, filed by the FDIC Receiver in the Chapter 11 Cases, dated November 4, 2009 [Docket No. 1834], seeking relief from the automatic stay pursuant to section 362 of the Bankruptcy Code in order to exercise rights pursuant to Section 9.5 of the Purchase and Assumption Agreement.

1.109 Final Order:  An order or judgment of a court of competent jurisdiction that has been entered on the docket maintained by the clerk of such court and has not been reversed, vacated, or stayed and as to which (i) the time to appeal, petition for certiorari, or move for a new trial, reargument, or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument, or rehearing shall then be pending or, (ii) if an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, (a) such order or judgment shall have been affirmed by the highest court to which such order was appealed, certiorari shall have been denied, or a new trial, reargument, or rehearing shall have been denied or resulted in no modification of such order and (b) the time to take any further appeal, petition for certiorari, or move for a new trial, reargument, or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or the Local Bankruptcy Rules, may be filed relating to such order shall not prevent such order from being a Final Order, except as provided in the Federal Rules of Appellate Procedure, the Bankruptcy Rules, or the Local Bankruptcy Rules.

1.110 Fixed Rate Notes:  Those Senior Notes issued pursuant to the Senior Notes Indenture having a fixed rate of interest.

1.111 Floating Rate Notes:  Those Senior Notes issued pursuant to the Senior Notes Indenture having a floating rate of interest.

1.112 FSB:  Washington Mutual Bank fsb.

1.113 General Unsecured Claim:  An Unsecured Claim against the Debtors other than a Senior Notes Claim, a Senior Subordinated Notes Claim, a JPMC Assumed Liability Claim, a WMB Vendor Claim, a WMI Vendor Claim, a CCB-1 Guarantees Claim, a CCB-2 Guarantees Claim, a PIERS Claim, a WMB Notes Claim, a Convenience Claim, a Subordinated Claim, a Late-Filed Claim, or a Trustee Claim, including, without limitation, any portion of a larger claim to the extent such portion does not relate to JPMC Assumed Liabilities.

1.114 Global Settlement Agreement:  That certain Second Amended and Restated Settlement Agreement, dated as of February 7, 2011, by and among the Debtors, the JPMC Entities, the FDIC Receiver, FDIC Corporate, and the Creditors’ Committee, as it has been and may be further amended, together with all exhibits annexed thereto, setting forth the compromise and settlement between the parties of, among other things, (i) the WMI Action, (ii) the JPMC Action, (iii) the Turnover Action, (iv) the Rule 2004 Inquiry, (v) the Debtors’ Claims, (vi) the JPMC Claims, (vii) the Bankruptcy Stay Motions and the appeals therefrom, (viii) the FDIC Claim, and (ix) the transfer of the Trust Preferred Securities and the consequent issuance of the REIT Series, and the sale, free and clear of all Liens, Claims and encumbrances, of the Plan Contribution Assets, a copy of which is annexed hereto as Exhibit “I”.

1.115 Guarantee Agreements:  The CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, and PIERS Guarantee Agreement.

1.116 Indentures:  The Senior Notes Indenture, the Senior Subordinated Notes Indenture, and the Junior Subordinated Notes Indenture.

1.117 Information Demands:  Any and all subpoenas and other demands for documents, testimony and other information issued in connection with any current or future pending or threatened legal proceedings (whether judicial, regulatory, administrative, arbitral, investigative, criminal, civil, or otherwise).

1.118 Intercompany Claim:  A Claim against any of the WMI Entities held by  another of the WMI Entities; provided, however, that “Intercompany Claim” does not include any PIERS Claim.

1.119 Intercompany Notes:  Those certain intercompany notes set forth on Exhibit “V” to the Global Settlement Agreement.

1.120 IRC:  The  Internal Revenue Code of 1986, as amended from time to time.

1.121 Intercreditor Interest Claim:  A Claim for interest accrued in respect of an outstanding obligation or liability during the period from the Petition Date up to and including the date of final payment in full of such Claim, arising from contractual subordination rights and payable in accordance with the Subordination Model attached hereto as Exhibit “H”, as required by section 510(a) of the Bankruptcy Code, calculated at the contract rate set forth in any agreement related to such Claim, compounded as provided in such agreement, provided that interest shall continue to accrue only on the then outstanding and unpaid obligation or liability that is the subject of such Claim.

1.122 IRS:  The Internal Revenue Service, an agency of the United States Department of Treasury.

1.123 January Opinion:  That certain Opinion, dated January 7, 2011, issued by the Bankruptcy Court with respect to, among other things, the confirmability of the Sixth Amended Plan and the solicitation of acceptances and releases in connection with the Sixth Amended Plan [Docket No. 6528].

1.124 JPMC:  JPMorgan Chase Bank, N.A.

1.125 JPMC Action:  The adversary proceeding commenced in the Chapter 11 Cases by JPMC, styled JPMorgan Chase Bank, N.A. v. Washington Mutual, Inc., et al., Adversary Pro. No. 09-50551 (MFW).

1.126 JPMC Allowed Unsecured Claim:  Collectively, the JPMC Claims, which shall be deemed an Allowed Claim against WMI and shall be classified with and treated in the same manner as other Allowed General Unsecured Claims pursuant to the Plan; provided, however, that, in the sole and absolute discretion of the Debtors, for purposes of the Global Settlement Agreement, each Allowed Claim constituting the JPMC Allowed Unsecured Claim may be counted as a separate claim for purposes of voting to accept or reject the Plan.

1.127 JPMC Assumed Liabilities:  Collectively, and except as otherwise set forth in the Global Settlement Agreement, the obligations, undertakings and liabilities expressly assumed by JPMC and the Acquisition JPMC Entities in the Global Settlement Agreement, as follows:  (a) to the extent payment or performance of such liability or obligation arising from or relating to the period from and after the effective date of the Global Settlement Agreement, all obligations, undertakings and liabilities relating to such payment or performance, and (b) to the extent payment or performance of such liability or obligation was due during the period prior to the effective date of the Global Settlement Agreement, all obligations, undertakings and liabilities relating to such payment or performance to the extent of, and in the amounts of, the contractual obligations, undertakings and liabilities arising from or relating to such obligations, undertakings and liabilities; provided, however, that, for purposes of clause (b) above, or to the extent that the delay in payment or performance thereof was due to the actions or inactions, as the case may be, of the WMI Entities, “JPMC Assumed Liabilities” shall not include (i) any damages or compensation for any default, failure to perform or delay in the performance or payment of any obligations, undertakings, or liabilities in connection with such assets or agreements, whether or not provided for in any agreement, document, applicable provision of law or otherwise, (ii) any damages, losses, liabilities, claims or causes of action that are based in tort or on any statute, regulation, rule or principle of applicable or common law or promulgated by governmental or regulatory authority or agency, or that otherwise are extra contractual, (iii) any special, exemplary, consequential or punitive damages, or (iv) Taxes other than Taxes that JPMC has specifically agreed to pay pursuant to Section 2.4 of the Global Settlement Agreement.

1.128 JPMC Assumed Liability Claim:  A Claim arising from or relating to a JPMC Assumed Liability.

1.129 JPMC Claims:  The proofs of Claim filed by JPMC against the Debtors and the Debtors’ estates, as listed in Exhibit “A” to the Global Settlement Agreement and as resolved in accordance with Section 2.22 of the Global Settlement Agreement.

1.130 JPMC Entities:  JPMC, collectively with those of its Affiliates that have filed proofs of Claims against the Debtors or that are Acquisition JPMC Entities.

1.131 JPMC Policies:  All BOLI/COLI policies and the proceeds thereof set forth on Exhibit “N” to the Global Settlement Agreement, and all CCBI split dollar policies set forth on Exhibit “O” to the Global Settlement Agreement.

1.132 JPMC Rabbi Trust/Policy Claim:  Any Claim against the Debtors and their chapter 11 estates set forth on Schedule 2.9(a) to the Global Settlement Agreement filed by a beneficiary of the JPMC Rabbi Trusts or the JPMC Policies, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim and to the extent payable, in whole or in part, by the Debtors or the Debtors’ chapter 11 estates.

1.133 JPMC Rabbi Trusts:  The “rabbi trusts” set forth on Exhibit “M” to the Global Settlement Agreement, including all assets therein.

1.134 Junior Subordinated Notes Indenture:  That certain Indenture, dated as of April 30, 2001, as supplemented by that certain First Supplemental Indenture, dated as of April 30, 2001, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

1.135 Lakeview Plan:  That certain Retirement Income Plan for the Salaried Employees of Lakeview Savings Bank, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

1.136 Late-Filed Claim:  A Claim against any of the Debtors or the Debtors’ estates, (i) proof of which was filed subsequent to the date designated by the Bankruptcy Court as the last date for filing such proof of claim against any such Debtor or such Debtors’ estate, but prior to the commencement of the Confirmation Hearing, and which is not merely amending or superseding a Claim that was filed prior to such date, and (ii) which has not been listed by such Debtor in its Schedules as liquidated in amount and not disputed or contingent.

1.137 Lien:  Any charge against or interest in property to secure payment of a debt or performance of an obligation.

1.138 Liquidating Trust:  The Entity to be created on or after the Confirmation Date in accordance with the provisions of Article XXVII hereof and the Liquidating Trust Agreement, for the benefit of (i) holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Allowed WMB Senior Notes Claims, Allowed Late-Filed Claims, and Allowed Subordinated Claims, (ii) Accepting Non-Filing WMB Senior Note Holders, and (iii) in certain circumstances, holders of Preferred Equity Interests, Dime Warrants and Common Equity Interests, in accordance with the terms and provisions of the Plan.

1.139 Liquidating Trust Agreement:  The Liquidating Trust Agreement, substantially in the form contained in the Plan Supplement, pursuant to which the Liquidating Trustee shall manage and administer the Liquidating Trust Assets and distribute the proceeds thereof, if any.

1.140  Liquidating Trust Assets:  From and after the Effective Date, all Assets of the Debtors (including, without limitation, certain Plan Contribution Assets and such Runoff Notes which are either (a) not distributed on the Effective Date or (b) placed into the Liquidating Trust Claims Reserve) except (i) Cash to be distributed by the Reorganized Debtors as Disbursing Agent to holders of Allowed Administrative Expense Claims, Allowed Priority Tax Claims (to the extent applicable), Allowed Priority Non-Tax Claims, Allowed Convenience Claims, Allowed WMI Vendor Claims, Allowed Trustee Claims, and the fees and expenses owed to certain Creditors’ professionals pursuant to Section 41.18 herein, in each case as of the Effective Date, (ii) Cash necessary to reimburse the Reorganized Debtors for fees and expenses incurred in connection with initial distributions made by the Reorganized Debtors as Disbursing Agent, (iii) the economic interest retained by the Debtors in any Litigation Proceeds pursuant to the respective elections for Reorganized Common Stock, and (iv) Creditor Cash on the Effective Date and the equity interests in each of WMI Investment (all the assets of which, for the avoidance of doubt, shall be contributed to the Liquidating Trust, including any Intercompany Claims), WMMRC and WMB.

1.141 Liquidating Trust Beneficiaries:  The (i) holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Allowed Late-Filed Claims, and Allowed WMB Senior Notes Claims, (ii) Accepting Non-Filing WMB Senior Note Holders, and (iii) in certain circumstances, holders of Allowed Subordinated Claims, Preferred Equity Interests, Dime Warrants and Common Equity Interests,

to the extent such holders have received Liquidating Trust Interests under the Plan (and any transferee thereof, and any subsequent transferee of any transferor of Liquidating Trust Interests in accordance with the provisions of Section 27.8 of the Plan).

1.142 Liquidating Trust Claims Reserve:  Any Liquidating Trust Assets allocable to, or retained on account of, Disputed Claims, even if held in commingled accounts.

1.143 Liquidating Trustee:  William C. Kosturos, as “Managing Trustee,” CSC Trust Company of Delaware, as “Resident Trustee,” and such additional trustee(s) as may be appointed by the Trust Advisory Board in accordance with applicable law.

1.144 Liquidating Trust Interests:  The beneficial interests in the Liquidating Trust allocable to certain holders of Allowed Claims and Equity Interests (and any transferee thereof, and any subsequent transferee of any transferor of Liquidating Trust Interests) in accordance with the terms and conditions of Article XXVII of the Plan, including, without limitation, the BB Liquidating Trust Interests; provided, however, that (i) the BB Liquidating Trust Interests shall only be distributed to holders of Allowed WMB Senior Notes Claims and Accepting Non Filing WMB Senior Note Holders and (ii) for purposes of distributing Liquidating Trust Interests, “Pro Rata Share” shall not include the BB Liquidating Trust Interests.

1.145 Litigation Proceeds:  Recoveries, net of related legal fees and other expenses, on account of Causes of Action against third parties, including, without limitation, and subject to the release and exculpation provisions herein, professionals and other advisors engaged by the Debtors on or prior to the Petition Date, officers, directors and employees and relating to actions taken or inactions, as the case may be, during the period prior to the Petition Date, but, expressly excluding recoveries on account of any Avoidance Actions.

1.146 Litigation Proceeds Interest:  The interest of a holder of a Claim or Equity Interest in the Litigation Proceeds by virtue of such holder’s right to receive Liquidating Trust Interests pursuant to the Plan.

1.147 Local Bankruptcy Rules:  The Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware, as amended from time to time.

1.148 Modified Plan:  The Modified Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated February 7, 2011, as amended.

1.149 Non-Filing WMB Senior Note Holder:  A holder of a WMB Senior Note who did not timely file a proof of Claim against the Debtors.

1.150 Non-Filing WMB Senior Note Holders Election Form:  The form distributed to each Non-Filing WMB Senior Note Holder in connection with the solicitation of acceptances with respect to the Sixth Amended Plan on which each such holder indicated, among other things, whether or not such holder elects to grant certain releases (as described therein and in the Plan) in order to share in their Pro Rata Share of BB Liquidating Trust Interests, as set forth in Section 21.1(b) of the Plan.

1.151 Original Disclosure Statement Order:  The Final Order of the Bankruptcy Court, dated October 21, 2010, (a) approving the adequacy of the information contained in the disclosure statement associated with the Sixth Amended Plan and (b) establishing, among other things, the solicitation procedures with respect to the Sixth Amended Plan, including, without limitation, procedures for holders of REIT Series to elect to receive distributions pursuant to the Sixth Amended Plan.

1.152 Other Benefit Plan Claim:  Any Claim against the Debtors set forth on Schedule 2.9(c) to the Global Settlement Agreement filed by a beneficiary of a benefit plan listed on Exhibit “P” to the Global Settlement Agreement, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.153 Other Subordinated Claim:  A Claim determined pursuant to a Final Order to be subordinated in accordance with section 510(b), to the extent that such Claim related to the purchase or sale of a debt security (rather than an equity security), or 510(c) of the Bankruptcy Code; provided, however, that “Other Subordinated Claim” shall not include Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed JPMC Assumed Liability Claims, Allowed WMB Vendor Claims, Allowed WMI Vendor Claims, Allowed Convenience Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Trustee Claims; and, provided, further, that, any Claim related to the purchase or sale of an equity security that is subordinated in accordance with section 510(b) of the Bankruptcy Code shall be classified with and receive the treatment provided for the Preferred Equity Interests or Common Equity Interests, as appropriate.

1.154 Penalty Claim:  A Claim for a fine, penalty, forfeiture, or for multiple, exemplary, or punitive damages, or otherwise not predicated upon compensatory damages, that is subject to subordination in accordance with section 726(a)(4) of the Bankruptcy Code or otherwise, as determined pursuant to a Final Order.

1.155 Pension Plans:  The WaMu Pension Plan and the Lakeview Plan.

1.156 Person:  An individual, partnership, corporation, limited liability company, cooperative, trust, unincorporated organization, association, joint venture, government, or agency or political subdivision thereof, or any other form of legal entity.

1.157 Petition Date:  September 26, 2008, the date on which each of the respective Debtors filed its voluntary petition for relief commencing the Chapter 11 Cases.

1.158 PIERS Claim:  An Unsecured Claim arising from or related to the PIERS Trust Agreement, the PIERS Guarantee Agreement and the Junior Subordinated Notes Indenture, on account of the PIERS Common Securities or the PIERS Preferred Securities.

1.159 PIERS Claims Releasees:  Each holder of record or beneficial owner of an Allowed PIERS Claim, and any Affiliate of such Entities which, during the Chapter 11 Cases, owned, invested or acquired PIERS Claims, and each of their respective officers, directors, partners, equity investors, investment managers, management companies, members, employees and, solely to the extent as counsel to a holder of record or beneficial owner of an Allowed PIERS Claim with respect to the Debtors’ Chapter 11 Cases, attorneys.

1.160 PIERS Common Securities:  The common securities set forth on Exhibit “D” hereto.

1.161 PIERS Guarantee Agreement:  That certain Guarantee Agreement, dated as of April 30, 2001, as amended by that certain Amendment No. 1 to the Guarantee Agreement, dated as of May 16, 2001, between WMI, as Guarantor, and The Bank of New York, as Guarantee Trustee.

1.162 PIERS Preferred Securities:  The preferred securities set forth on Exhibit “D” hereto.

1.163 PIERS Trust Agreement:  That certain Amended and Restated Declaration of Trust, Washington Mutual Capital Trust 2001, dated as of April 30, 2001.

1.164 PIERS Trustee:  Wells Fargo Bank, National Association, solely in its capacity as successor in interest to The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor in interest to The Bank of New York, or its duly appointed successor, as Trustee and as Guarantee Trustee, solely in its capacity as trustee with regard to the Junior Subordinated Notes Indenture and the PIERS Guarantee Agreement.

1.165 Plan:  This Seventh Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, including, without limitation, the exhibits and schedules hereto, as the same may be amended, supplemented, or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms hereof.

1.166 Plan Contribution Assets:  All right, title and interest of the WMI Entities, the JPMC Entities, and the FDIC Receiver and FDIC Corporate in and to the assets set forth on Exhibit “G” to the Global Settlement Agreement, which shall be sold, pursuant to the Plan and as required by the Global Settlement Agreement, free and clear of all Liens, Claims and encumbrances.

1.167 Plan Supplement:  A separate volume, to be filed with the clerk of the Bankruptcy Court, including, among other documents, forms of (i) the Liquidating Trust Agreement, (ii) the Reorganized Debtors By-laws, if applicable, (iii) (A) the Reorganized Debtors’ Amended and Restated Articles of Incorporation and (B) the Reorganized Debtors’ Certificates of Incorporation, if applicable, (iv) a schedule of executory contracts and unexpired leases to be assumed or assumed and assigned pursuant to Section 34.1 of the Plan, (v) a registration rights agreement (if any) with respect to the Reorganized Common Stock, (vi) the documents governing the Runoff Notes and (vii) the documents associated with the Credit Facility (other than the Credit Agreement annexed hereto as Exhibit “C”), which, in each case, shall be in form and substance reasonably satisfactory to the Debtors, the Creditors’ Committee, the Equity Committee and AAOC; provided, however, that, with respect to documents associated with the Credit Facility, such documents shall be in form and substance satisfactory to all such parties.  The Plan Supplement (containing drafts or final versions of the foregoing documents)

shall be filed with the clerk of the Bankruptcy Court as soon as practicable (but in no event later than fifteen (15) days) prior to the Ballot Date, or on such other date as the Bankruptcy Court establishes.  The Plan Supplement shall be deemed incorporated into and part of the Plan as if set forth herein in full.

1.168 Plan Support Agreement:  That certain Plan Support Agreement, dated as of October 6, 2010, by and among the Debtors and the Settlement WMB Senior Note Holders.

1.169 Postpetition Interest Claim:  A Claim against any of the Debtors or the Debtors’ estates for interest accrued in respect of an outstanding obligation or liability that is the subject of an Allowed Claim during the period from the Petition Date up to and including the date of final payment in full of such Allowed Claim, calculated at the federal judgment rate of 1.95%, the rate as in effect on the Petition Date, compounded annually, provided that interest shall continue to accrue only on the then outstanding and unpaid obligation or liability, including any postpetition interest compounded thereon, that is the subject of an Allowed Claim.

1.170 Preferred Equity Interest:  An Equity Interest represented by an issued and outstanding share of preferred stock of WMI prior to or on the Petition Date, including, without limitation, those certain (i) Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, (ii) Series R Non-Cumulative Perpetual Convertible Preferred Stock, and (iii) the REIT Series.

1.171 Preserved Avoidance Actions:  An Avoidance Action that is, as of December 12, 2011, preserved by (a) a tolling agreement between the Creditors’ Committee, the Equity Committee and/or the Debtors, on the one hand, and the target of such Avoidance Action, on the other hand, or (b) the litigation commenced by the Creditors’ Committee, the Equity Committee and/or the Debtors against the target of any such Avoidance Action.

1.172 Priority Non-Tax Claim:  A Claim entitled to priority in payment pursuant to section 507(a)(4), 507(a)(5), 507(a)(7), or 507(a)(9) of the Bankruptcy Code.

1.173 Priority Tax Claim:  A Claim of a governmental unit against the Debtors of the kind entitled to priority in payment pursuant to sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.174 Privileges:  All attorney-client privileges, work product protections, and other immunities or protections from disclosure held by the Debtors.

1.175 Pro Rata Share:  With respect to Allowed Claims (i) within the same Class, the proportion that an Allowed Claim bears to the sum of all Allowed Claims within such Class, and (ii) among all Classes, the proportion that a Class of Allowed Claims bears to the sum of all Allowed Claims, without regard to subordination; provided, however, that, notwithstanding the foregoing, for purposes of distributing Creditor Cash and Liquidating Trust Interests, “Pro Rata Share” shall not include Administrative Expense Claims, Priority Tax Claims, Priority Non-Tax Claims, JPMC Assumed Liability Claims, WMB Vendor Claims, WMI Vendor Claims, WMB Senior Notes Claims, Convenience Claims, Subordinated Claims and Trustee Claims.  With respect to redistributions of Liquidating Trust Interests to holders of Allowed Subordinated Claims, the proportion that an Allowed Subordinated Claim bears to the sum of all Allowed

Subordinated Claims; and, provided, further, that, with respect to distribution of BB Liquidating Trust Interests to holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note Holders, “Pro Rata Share” shall mean the proportion that an Allowed WMB Senior Notes Claim or the aggregate face amount of WMB Senior Notes, plus interest accrued to the Petition Date, held by an Accepting Non-Filing WMB Senior Note Holder bears to the aggregate of (i) all Allowed WMB Senior Notes Claims and (ii) the aggregate face amount of WMB Senior Notes, plus interest accrued to the Petition Date, held by Accepting Non-Filing WMB Senior Note Holders; and, provided, further, that, with respect to any elections to receive Reorganized Common Stock, “Pro Rata Share” shall mean the proportion of the original principal amount of the Runoff Notes which a holder may be entitled to receive and for which such holder elected to be tendered bears to the sum of the original principal amount of the Runoff Notes which all holders may be entitled to receive and for which all holders elected to be tendered pursuant to Sections 6.2(b), 7.2(b), 16.1(b(ii), 18.2(b), 19.2(b) and 20.2 of the Plan.  With respect to Equity Interests, “Pro Rata Share” shall mean (i) within the same Class, the proportion that an Equity Interest bears to the sum of all Equity Interests within such Class, and (ii) among all Classes, the proportion that a Class of Equity Interests bears to the sum of all Equity Interests; provided, however, that, with respect to distributions of Reorganized Common Stock, “Pro Rata Share” shall mean (i) the proportion that an Equity Interest within the Class of Preferred Equity Interest, entitled to receive distributions in accordance with the provisions of Sections 23.1 and 41.6 of the Plan, bears to the sum of all Equity Interests in such Class which are entitled to receive distributions in accordance with the provisions of Sections 23.1 and 41.6 of the Plan or (ii) the proportion that an Equity Interest within the Class of either the Dime Warrants (if determined pursuant to a Final Order to be an Equity Interest or a Claim subordinated to the level of Common Equity Interests pursuant to section 510 of the Bankruptcy Code) or Common Equity Interests, entitled to receive distributions in accordance with the provisions of Sections 24.1, 25.1 and 41.6 of the Plan bears to the sum of all Equity Interests in such classes which are entitled to receive distributions in accordance with the provisions of Sections 24.1, 25.1 and 41.6 of the Plan.

1.176 Purchase and Assumption Agreement:  That certain Purchase and Assumption Agreement, Whole Bank, dated September 25, 2008, between the FDIC Receiver, FDIC Corporate, and JPMC, as amended, modified or supplemented prior to the date hereof.

1.177 Qualified Plan Claim:  Any Claim against the Debtors and their chapter 11 estates set forth on Schedule 2.10 to the Global Settlement Agreement filed by any Person arising from or relating to the WaMu Pension Plan or the Lakeview Plan, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.178 Receivership:  WMB’s receivership.

1.179 Registry Funds:  The funds deposited into the registry of the Bankruptcy Court with respect to the American Savings Litigation.

1.180 REIT Series:  Those certain (i) Series I Perpetual Non-Cumulative Fixed-to-Floating Preferred Stock, (ii) Series J Perpetual Non-Cumulative Fixed Rate Preferred Stock, (iii) Series L Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock, (iv) Series M

Perpetual Non- Cumulative Fixed-to-Floating Rate Preferred Stock, and (v) Series N Perpetual Non-Cumulative Fixed-to-Floating Rate Preferred Stock.

1.181 Related Actions:  The “Related Actions,” as defined in the Global Settlement Agreement.

1.182 Related Persons:  With respect to any Entity, its predecessors, successors and assigns (whether by operation of law or otherwise) and their respective present Affiliates and each of their respective current and former members, partners, equity holders, officers, directors, employees, managers, shareholders (other than holders of Equity Interests of WMI), partners, financial advisors, attorneys, accountants, investment bankers, consultants, agents and professionals (including, without limitation, any and all professionals retained by WMI or the Creditors’ Committee in the Chapter 11 Cases either (a) pursuant to an order of the Bankruptcy Court other than ordinary course professionals or (b) as set forth on Schedule 3.1(a) to the Global Settlement Agreement), or other representatives, nominees or investment managers, each acting in such capacity, and any Entity claiming by or through any of them (including their respective officers, directors, managers, shareholders, partners, employees, members and professionals), but, under all circumstances, excluding the “Excluded Parties,” as such term is defined in the Global Settlement Agreement.

1.183 Released Claims:  Collectively, (a) with respect to those Entities party to the Global Settlement Agreement, claims and causes of action released thereunder, (b) claims or causes of action that arise in, relate to or have been or could have been asserted (i) in the Chapter 11 Cases, the Receivership or the Related Actions, or (ii) by the Debtors (with respect to releases given by the Debtors) and by Creditors relating to Claims or holders of Equity Interests relating to Equity Interests, as the case may be, they have against the Debtors (with respect to releases given by Creditors or holders of Equity Interests, as the case may be), and (c) claims that otherwise arise from or relate to the Receivership, the Purchase and Assumption Agreement, the 363 Sale and Settlement, as defined in the Global Settlement Agreement, the Plan, the Global Settlement Agreement, and the negotiations and compromises set forth in the Global Settlement Agreement and the Plan, including, without limitation, in connection with or related to any of the Debtors, the Affiliated Banks, and their respective subsidiaries, assets, liabilities, operations, property or estates, the assets to be received by JPMC pursuant to the Global Settlement Agreement, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the WMI/WMB Intercompany Claims, any intercompany claims on the books of WMI or WMB related to the WaMu Pension Plan or the Lakeview Plan, or the Trust Preferred Securities (including, without limitation, the creation of the Trust Preferred Securities, the financing associated therewith, the requested assignment of the Trust Preferred Securities by the Office of Thrift Supervision and the transfer and the asserted assignment of the Trust Preferred Securities subsequent thereto); provided, however, that “Released Claims” does not include (1) any and all claims that the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate are entitled to assert against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement, which claims and defenses shall continue to be governed by the Purchase and Assumption Agreement, (2) any and all claims held by Entities against WMB, the Receivership and the FDIC Receiver solely with respect to the Receivership, and (3) subject to the exculpation provisions set forth in the Plan, any avoidance action or claim objection regarding an Excluded Party or the WMI Entities, WMB, each of the Debtors’ estates, the Reorganized Debtors and their respective Related Persons; and, provided, further, that “Released Claims” is not intended to release, nor shall it have the effect of releasing, any party from the performance of its obligations in accordance with the Confirmation Order or the Plan.

1.184 Released Parties:  Collectively, each of the Debtors, WMB, each of the Debtors’ estates, the JPMC Entities, the FDIC Receiver and FDIC Corporate, and the Related Persons of each of the JPMC Entities, FDIC Corporate and the FDIC Receiver.

1.185 Released Third Party Causes of Action:  Any Claims and causes of action, regardless of whether asserted by any of the parties executing and delivering a release in accordance with the provisions of Section 41.6 of the Plan, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated or unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and whether asserted or unasserted as of the date of entry of the Confirmation Order, that are based upon, relate to, or arise out of or in connection with, in whole or in part any act, omission, transaction, event or other circumstance relating to the Debtors and the Chapter 11 Cases and taking place or existing on or prior to the Effective Date, including, without limitation, (a) any such claim relating to the trading of the Debtors’ securities during the period from the Petition Date up to and including the Effective Date and (b) any claim for equitable subordination or equitable disallowance with respect to any Claims held by (i) the AAOC Releasees, (ii) the Senior Notes Claims Releasees, (iii) the Senior Subordinated Notes Claims Releasees, (iv) the PIERS Claims Releasees, and (v) the CCB Releasees against the Debtors or the Debtors’ chapter 11 estates.

1.186 Releasing REIT Trust Holder:  A holder of REIT Series that (i) voted to accept the Sixth Amended Plan and, to the extent such holder is a holder of REIT Series as of the Voting Record Date with respect to solicitation of acceptances to the Plan, votes to accept the Plan and grants the releases set forth in Section 41.6 of the Plan, (ii) did not interpose an objection to confirmation of the Sixth Amended Plan as it related to the REIT Series or the Trust Preferred Securities, (iii) with respect to the Plan, does not otherwise interpose an objection to confirmation of the Plan as it relates to the REIT Series or the Trust Preferred Securities, (iv) acknowledges that JPMC or its designee is the sole legal, equitable and beneficial owner of the Trust Preferred Securities for all purposes and that such REIT Series holder has no legal, equitable or beneficial interest in the Trust Preferred Securities, and (v) in connection with the solicitation of acceptances to the Sixth Amended Plan, executed and delivered the release of claims against the “Releasees”, as set forth in Section 2.24 of the Global Settlement Agreement and as incorporated into the Ballots distributed to holders of REIT Series.

1.187 Remaining Postpetition Interest Claim:  A Claim by a holder of an Allowed Senior Notes Claim with respect to Floating Rate Notes against any of the Debtors or the Debtors’ estates for interest accrued during the period from the Petition Date up to and including the date of final payment of such Claim, in an amount equal to (a) such holder’s Postpetition Interest Claim minus (b) such holder’s Intercreditor Interest Claim, all as set forth in the Subordination Model annexed hereto as Exhibit “H”.

1.188 Reorganized Common Stock:  Subject to the provisions of Section 31.1(d) hereof, the Two Hundred Million (200,000,000) shares of duly authorized common stock of Reorganized WMI to be issued as of the Effective Date, with a par value of $0.00001 per share.

1.189 Reorganized Debtors:  The Debtors from and after the Effective Date.

1.190 Reorganized Debtors By-Laws:  The respective by-laws of the Reorganized Debtors, which by-laws shall be in substantially the form included in the Plan Supplement and shall be in form and substance reasonably satisfactory to the Creditors’ Committee, the Equity Committee and AAOC.

1.191 Reorganized Debtors Certificates of Incorporation:  The respective Amended and Restated Articles of Incorporation and Certificates of Incorporation, if applicable, of the Reorganized Debtors, which certificates shall be in substantially the form included in the Plan Supplement and shall be in form and substance reasonably satisfactory to the Creditors’ Committee, the Equity Committee and AAOC.

1.192 Reorganized WMI:  WMI, on and after the Effective Date, which shall include One Hundred Percent (100%) of the equity interests of WMI Investment, WMMRC and, subject to the abandonment of the equity interests of WMB, WMB.

1.193 Rule 2004 Inquiry:  That certain discovery authorized by the Bankruptcy Court and conducted by the Debtors, pursuant to Bankruptcy Rule 2004, in order to facilitate the Debtors’ inquiry into the existence of potential additional claims and causes of action of the Debtors and the Debtors’ chapter 11 estates against JPMC.

1.194 Rule 2019 Appeal:  The appeal filed on December 14, 2009 by the WMI Noteholders Group from the Bankruptcy Court order, dated December 2, 2009, granting JPMC’s Motion to Compel the Washington Mutual, Inc. Noteholders Group to Comply with Rule 2019 of the Federal Rules of Bankruptcy.

1.195 Runoff Indenture:  That certain Senior First Lien Notes Indenture, dated as of the Effective Date, to be executed and delivered in connection with the issuance of the Runoff Notes, substantially in the form annexed hereto as Exhibit “J”.

1.196 Runoff Notes:  The two series of non-recourse promissory notes to be issued on the Effective Date by Reorganized WMI and either (a) distributed to Entities electing distributions of Runoff Notes in lieu of Creditor Cash on the Effective Date or (b) to the extent unavailable for distribution to Entities in accordance with such elections, constituting Liquidating Trust Assets, in the aggregate original principal amount of One Hundred Forty Million Dollars ($140,000,000.00), subject to the elections and reductions set forth in the Plan, maturing on the eighteenth (18th) anniversary of the Effective Date, bearing interest at the rate of thirteen percent (13%) per annum (payable in cash to the extent available and payable in kind through capitalization of accrued interest at the rate of thirteen percent (13%) per annum to the extent cash is unavailable), and, to the extent permitted by applicable law and upon regulatory approval with respect thereto, the repayment thereof secured by, and having a specified priority in right of payment in, as and to (1) a securities or deposit account into which Reorganized WMI shall deposit distributions of Runoff Proceeds and (2) the equity interest in either WMMRC or such other Entity as holds the Trusts and their assets, to the extent a valid and perfected lien has been granted therein, all as more fully described in the Runoff Indenture.

1.197 Runoff Proceeds:  Collectively, (a) all net premiums, reinsurance recoverables, net revenue resulting from commutation of insurance contracts, net interest income, reserve releases and other revenues derived from the reinsurance contracts, investments and other assets of the Trusts, minus, without duplication, (y) the reasonable and necessary costs and expenses of the Trusts and WMMRC (or its successor in interest upon closure of WMMRC’s book of insurance) (including, but not limited to, general and administrative expenses, audit fees, required regulatory capital contributions (which capital contributions will be added back to the Runoff Proceeds if applicable regulations permit such distribution thereof), expenses of regulatory compliance, including all costs associated with the closure of WMMRC’s book of insurance, expenses of administering the Runoff Indenture and Taxes) attributable to the administration of the Trusts or the assets thereof, and the collection of premiums and/or management of investments in connection therewith, which expenses shall include reasonable and customary expenses attributable to the foregoing paid under any administrative services agreement, investment management agreement or similar agreement, and (z) the claims paid for covered losses, plus (b) the proceeds from the foregoing received by WMMRC (or its successor in interest upon closure of WMMRC’s book of insurance) or Reorganized WMI in cash, securities and/or other property from any sale, liquidation, merger or other disposition in respect of WMMRC (or its successor in interest upon closure of WMMRC’s book of insurance) or its interests in the Trusts or the assets thereof.  The inclusion of clause (b) of this Section 1.197 shall not be construed as a consent to any sale, liquidation, merger or other disposition or waiver of compliance with any covenant related thereto.  For the avoidance of doubt, to the extent that WMI or WMMRC pays any such cost, capital contribution or expense described in clause (y), payment by WMI or WMMRC will be deemed a cost or expense of the Trusts.

1.198 Runoff Threshold:  Runoff Notes in the original principal amount of Ten Million Dollars ($10,000,000.00).

1.199 Schedules:  Collectively, the schedules of assets and liabilities, schedules of current income and expenditures, schedules of executory contracts and unexpired leases, and statements of financial affairs filed by the Debtors pursuant to section 521 of the Bankruptcy Code, Bankruptcy Rule 1007, and the Official Bankruptcy Forms in the Chapter 11 Cases, as may have been amended or supplemented through the Confirmation Date pursuant to Bankruptcy Rule 1007.

1.200 Section 510(b) Subordinated WMB Notes Claim:  A WMB Notes Claim, to the extent determined pursuant to a Final Order to be subordinated in accordance with section 510(b) of the Bankruptcy Code; provided, however, that, for all purposes, and for the avoidance of doubt, to the extent that a holder of an Allowed WMB Senior Notes Claim receives a distribution pursuant to the Plan, such holder shall be deemed to have released any and all Section 510(b) Subordinated WMB Notes Claims that such holder may have.

1.201 Securities Litigations:  Collectively, the litigations styled (i) South Ferry LP #2, Individually and on Behalf of All Others Similarly Situated v. Killinger, Case No. C04-1599 (MJP), and (ii) Boilermakers National Annuity Trust Fund, on Behalf of Itself and All

Others Similarly Situated v. WAMU Mortgage Pass-Through Certificates, Series AR1, et al., Case No. C09-0051 (MJP), each pending in the United States District Court for the Western District of Washington.

1.202 Senior Notes:  The promissory notes and debentures issued and delivered by WMI in accordance with the terms and conditions of the Senior Notes Indenture and set forth on Exhibit “E” hereto.

1.203 Senior Notes Claim:  An Unsecured Claim arising from or relating to the Senior Notes.

1.204 Senior Notes Claims Releasees:  Each holder of record or beneficial owner of an Allowed Senior Notes Claim, and any Affiliate of such Entities which, during the Chapter 11 Cases, owned, invested or acquired Senior Notes Claims, and each of their respective officers, directors, partners, equity investors, investment managers, management companies, members, employees and, solely to the extent as counsel to a holder of record or beneficial owner of an Allowed Senior Notes Claim with respect to the Debtors’ Chapter 11 Cases, attorneys.

1.205 Senior Notes Indenture:  That certain Senior Debt Securities Indenture, dated as of August 10, 1999, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and November 20, 2002, respectively, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

1.206 Senior Notes Indenture Trustee:  The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor in interest to The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as Trustee, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Senior Notes Indenture.

1.207 Senior Notes Release Consideration:  The consideration to be contributed by holders of Allowed Senior Notes Claims from distributions received, in accordance with the provisions of Sections 6.1 and 31.1 of the Plan, to Reorganized WMI in exchange for the releases executed and delivered to the Senior Notes Claims Releasees in accordance with the provisions of Section 41.6 of the Plan.

1.208 Senior Subordinated Notes:  The promissory notes and debentures issued and delivered by WMI in accordance with the terms and conditions of the Senior Subordinated Notes Indenture and set forth on Exhibit “F” hereto.

1.209 Senior Subordinated Notes Claim:  An Unsecured Claim arising from or relating to the Senior Subordinated Notes.

1.210 Senior Subordinated Notes Claims Releasees:  Each holder of record or beneficial owner of an Allowed Senior Subordinated Notes Claim, and any Affiliate of such Entities which, during the Chapter 11 Cases, owned, invested or acquired a Senior Subordinated Notes Claim, and each of their respective officers, directors, partners, equity investors, investment managers, management companies, members, employees and, solely to the extent as counsel to a holder of record or beneficial owner of an Allowed Senior Subordinated Notes Claim with respect to the Debtors’ Chapter 11 Cases, attorneys.

1.211 Senior Subordinated Notes Indenture:  That certain Subordinated Debt Securities Indenture, dated as of April 4, 2000, as supplemented by that certain First Supplemental Indenture and Second Supplemental Indenture, dated as of August 1, 2002 and March 16, 2004, respectively, between WMI and The Bank of New York Mellon Trust Company, N.A., as Trustee.

1.212 Senior Subordinated Notes Indenture Trustee:  Law Debenture Trust Company of New York, solely in its capacity as successor in interest to The Bank of New York Mellon Trust Company, N.A., solely in its capacity as successor in interest to The Bank of New York, solely in its capacity as successor in interest to Harris Trust and Savings Bank, as Trustee, or its duly appointed successor, solely in its capacity as indenture trustee with regard to the Senior Subordinated Notes Indenture.

1.213 Senior Subordinated Notes Release Consideration:  The consideration to be contributed by holders of Allowed Senior Subordinated Notes Claims from distributions received, in accordance with the provisions of Sections 7.1 and 31.1 of the Plan, to Reorganized WMI in exchange for the releases executed and delivered to the Senior Subordinated Notes Claims Releases in accordance with the provisions of Section 41.6 of the Plan.

1.214 September Opinion:  That certain Opinion, dated September 13, 2011, issued by the Bankruptcy Court with respect to, among other things, the confirmability of the Modified Plan [Docket No. 8612].

1.215 September Order:  That certain order, dated September 13, 2011, issued by the Bankruptcy Court in connection with the September Opinion [Docket No. 8613].

1.216 Settlement WMB Senior Note Holders:  Each of the signatories, other than the Debtors, to the Plan Support Agreement.

1.217 Sixth Amended Plan:  The Sixth Amended Joint Plan of Affiliated Debtors Pursuant to Chapter 11 of the United States Bankruptcy Code, dated October 6, 2010, as amended.

1.218 Standing Motion:  That certain Motion for an Order Authorizing the Official Committee of Equity Security Holders to Commence and Prosecute Certain Claims of Debtors’ Estates, dated July 12, 2011 [Docket. No. 8179].

1.219 Stock Trading Order:  That certain Final Order Pursuant to Sections 105(a) and 362 of the Bankruptcy Code Establishing Notification Procedures and Approving Restrictions on Certain Transfers of Interests in the Debtors’ Estates, dated November 18, 2008, entered by the Bankruptcy Court in the Chapter 11 Cases [Docket No. 315].

1.220 Subordinated Claim:  A Penalty Claim, an Other Subordinated Claim, or a Section 510(b) Subordinated WMB Notes Claim.

1.221 Subordination Model:  The model developed by Alvarez & Marsal LLC for the Debtors, a copy of which is attached hereto as Exhibit “H,” which implements the Debtors’ interpretation of the respective subordination provisions in the Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and PIERS Guarantee Agreement.

1.222 Tax Authority:  A federal, state, local, or foreign government, or agency, instrumentality, or employee thereof, court, or other body (if any) charged with the administration of any law relating to Taxes.

1.223 Taxes:  All (i) federal, state, local, or foreign taxes, including, without limitation, all net income, alternative minimum, net worth or gross receipts, capital, value added, franchise, profits, and estimated taxes, and (ii) interest, penalties, fines, additions to tax or additional amounts imposed by any Tax Authority or paid in connection with any item described in clause (i) hereof.

1.224 Tax Refunds:  To the extent of the Debtors’ rights, title and interest therein in whatever capacity, all refunds of Taxes of the Debtors and any consolidated, combined or unitary tax group of which the Debtors are members for taxable periods ended on or before December 31, 2009, including all of the Debtors’ rights, title and interest in and with respect to any “Net Tax Refunds” as defined in the Global Settlement Agreement, including, without limitation, any interest received with respect to such refunds.

1.225 Tax Return:  A return, declaration, form, election letter, report, statement, estimate, information return, or other information filed or required to be filed with respect to any Taxes, including any schedule or attachment thereto or amendment thereof, including any claim for a Tax Refund.

1.226 Texas Litigation:  That certain litigation styled American National Insurance Company v. FDIC, Case No. 09-1743 (RMC), with respect to which the United States District Court for the District of Columbia entered an order granting motions to dismiss filed by JPMC and the FDIC Receiver.

1.227 Tranquility:  Tranquility Master Fund, Ltd.

1.228 Tranquility Claim:  The proof of claim filed by Tranquility, assigned claim number 2206 by the Debtors’ claims agent, or any subsequent amendments or modifications thereto, including, but not limited to, the asserted proof of claim filed by Tranquility on November 30, 2010.

1.229 Transferred Intellectual Property:  The intellectual property listed on Exhibit “W” to the Global Settlement Agreement.

1.230 Treasury Regulations:  The United States Department of Treasury regulations promulgated under the IRC.

1.231 Trust Advisory Board:  The trust advisory board provided for in the Liquidating Trust Agreement, which board shall (i) be initially comprised of seven (7) members:

three (3) members selected solely by the Creditors’ Committee, three (3) members selected solely by the Equity Committee and one (1) member selected by the Creditors’ Committee and approved by the Equity Committee, which approval shall not be unreasonably withheld, and (ii) have an oversight function with respect to the Liquidating Trust, and the composition of which may change only in accordance with the provisions of the Liquidating Trust Agreement.

1.232 Trustee Claims:  The Claims of the Senior Notes Indenture Trustee, Senior Subordinated Notes Indenture Trustee, CCB-1 Trustee, CCB-2 Trustees, PIERS Trustee, and Trust Preferred Trustees, pursuant to the Senior Notes Indenture, Senior Subordinated Notes Indenture, CCB-1 Guarantee Agreements, CCB-2 Guarantee Agreements, Junior Subordinated Notes Indenture and PIERS Guarantee Agreement, and Trust Preferred Securities documents, respectively, for indemnification and for reasonable fees and expenses, including, without limitation, reasonable attorneys’ fees and expenses, which claims shall be satisfied in accordance with Section 31.12 of the Plan or such other order of the Bankruptcy Court.

1.233 Trustee Distribution Expenses:  The reasonable, direct, out-of-pocket costs and expenses incurred by the Trustees in connection with making distributions pursuant to the Plan.

1.234 Trustees:  The Senior Notes Indenture Trustee, Senior Subordinated Notes Indenture Trustee, CCB-1 Trustee, CCB-2 Trustees, PIERS Trustee, and Trust Preferred Trustees.

1.235 Trust Preferred Securities:  Collectively, those certain (i) Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-1, (ii) Washington Mutual Preferred (Cayman) I Ltd. 7.25% Perpetual Non-Cumulative Preferred Securities, Series A-2, (iii) Washington Mutual Preferred Funding Trust I Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (iv) Washington Mutual Preferred Funding Trust II Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, (v) Washington Mutual Preferred Funding Trust III Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities, and (vi) Washington Mutual Preferred Funding Trust IV Fixed-to-Floating Rate Perpetual Non-Cumulative Trust Securities.

1.236 Trust Preferred Trustees:  Wilmington Trust Company, solely in its capacity as Property Trustee, Delaware Trustee, Transfer Agent and Registrar for Washington Mutual Preferred Funding Trust I, Washington Mutual Preferred Funding Trust II, Washington Mutual Preferred Funding Trust III and Washington Mutual Preferred Funding Trust IV, Wilmington Trust (Cayman) Ltd., solely in its capacity as Preferred Securities Paying Agent, Securities Registrar and Transfer Agent for Washington Mutual Preferred Funding (Cayman) I, Ltd. and Maples Finance Limited as Original Trustee for Washington Mutual Preferred Funding (Cayman) I Ltd.

1.237 Trusts:  Collectively, (a) Home Loan Reinsurance Co. United Guaranty Residential Insurance Company Reinsurance Agreement (Acct. No. x6401); (b) Home Loan Reinsurance Co. Genworth Reinsurance Co. Trust Agreement (Acct. No. x6403); (c) Mortgage Guaranty Insurance Corporation/WM MTG Reinsurance Co. Trust; (Acct. No. x2400); (d) Reinsurance Escrow Agreement among WM Mortgage Reinsurance Co. PMI Mortgage

Insurance Company and US Bank (Acct. No. x6404); (e) Radian Guaranty Inc. and WM Mortgage Reinsurance Company Agreement, dated March 27, 2001 (Acct. No. x5700); (f) Home Loan Reinsurance Co. Republic Mortgage Co. Reinsurance Agreement, dated December 14, 1998 (Acct. No. x6402); (g) Washington Mutual Custody Account (Acct. No. x6406); and (h) WM Mortgage Reinsurance Company Inc. (Acct. No. x4202).

1.238 Turnover Action:  The adversary proceeding commenced in the Chapter 11 Cases by the Debtors, styled Washington Mutual, Inc., et al. v. JPMorgan Chase Bank, N.A., Adversary Pro. No. 09-50934 (MFW).

1.239 Unidentified Intellectual Property:  The trademarks, patents, domain names and copyrighted materials (whether or not the subject of registration) that were used by WMB by license or otherwise, or were available for WMB’s use, prior to the Petition Date, but are not listed on Exhibits “W” or “Y” to the Global Settlement Agreement.

1.240 Unsecured Claim:  A Claim against the Debtors, other than an Administrative Expense Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a Convenience Claim, a Trustee Claim or a Subordinated Claim; provided, however, that, in the event that the Bankruptcy Court determines, pursuant to a Final Order, that the Dime Warrants constitute Claims, such Claims shall be considered to be Unsecured Claims and, pursuant to such Final Order, shall be treated as General Unsecured Claims in accordance with Class 12 of the Plan or as otherwise determined by the Bankruptcy Court.

1.241 Vendor Escrow:  The escrow administered by WMI, or its successor in interest, containing Fifty Million Dollars ($50,000,000.00) paid by JPMC pursuant to the terms of the Global Settlement Agreement, which funds shall be used in connection with the satisfaction of Allowed WMI Vendor Claims and, upon payment of all such Claims and all fees and expenses associated with such escrow, which remaining funds shall be distributed equally to WMI and JPMC.

1.242 Visa Claims:  Any Claim against the Debtors set forth on Schedule 2.15(a) to the Global Settlement Agreement filed in connection with the Visa Shares or any litigation or agreement relating thereto, and the Claims asserted by VISA U.S.A. Inc. in its proof of claim filed against the Debtors and the Debtors’ chapter 11 cases, Claim No. 2483, pertaining to the VISA Strategic Agreement to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.243 Visa Shares:  The 3.147 million Class B shares of Visa Inc. held by WMI and set forth on the Schedules and/or WMI’s books and records as of the Petition Date.

1.244 Voting Record Date:  The date established by the Bankruptcy Court in the Disclosure Statement Order for the purpose of determining the holders of Allowed Claims and Equity Interests entitled to vote on the Plan.

1.245 WaMu Pension Plan:  That certain WaMu Pension Plan, which plan is intended to satisfy the tax requirements of Section 401 of the IRC and is sponsored by WMI.

1.246 WMB:  Washington Mutual Bank.

1.247 WMB Intellectual Property:  The intellectual property listed on Exhibit “X” to the Global Settlement Agreement.

1.248 WMB Global Note Program:  That certain program, established by WMB in 2005, providing for the issuance of up to $22 billion in debt financing, pursuant to which WMB issued Senior Global Notes and Subordinated Global Notes.

1.249 WMB Notes Claim:  A WMB Senior Notes Claim or a WMB Subordinated Notes Claim.

1.250 WMB Senior Notes:  The Senior Global Notes issued by WMB pursuant to the WMB Global Note Program.

1.251 WMB Senior Notes Claim:  An Unsecured Claim arising from or relating to WMB Senior Notes and with respect to which a proof of Claim was timely filed against the Debtors.

1.252 WMB Subordinated Notes:  The Subordinated Global Notes issued by WMB pursuant to the WMB Global Note Program.

1.253 WMB Subordinated Notes Claim:  An Unsecured Claim arising from or relating to WMB Subordinated Notes and with respect to which a proof of Claim was timely filed against the Debtors.

1.254 WMB Vendor Claim:  Any Claim against the Debtors and their chapter 11 estates filed by a vendor with respect to services, software licenses or goods provided to WMB and its subsidiaries (whether prior or subsequent to JPMC’s acquisition of the assets of WMB) pursuant to a contract or written agreement between WMB and/or its subsidiaries and such vendor.

1.255 WMI:  Washington Mutual, Inc., a Debtor in these Chapter 11 Cases.

1.256 WMI Accounts:  The accounts as set forth on Exhibit “E” to the Global Settlement Agreement that are not Disputed Accounts.

1.257 WMI Action: The litigation commenced by the Debtors against the FDIC, styled Washington Mutual, Inc. and WMI Investment Corp. v. FDIC, Case No. 09-00533, in the United States District Court for the District of Columbia.

1.258 WMI Entities:  WMI, WMI Investment, Ahmanson Obligation Company, H.S. Loan Corporation, WAMU 1031 Exchange, WM Mortgage Reinsurance Company, Inc., WM Citation Holdings, LLC, WMI Rainier LLC and Washington Mutual Capital Trust 2001.

1.259 WMI Intellectual Property:  The intellectual property listed on Exhibit “Y” to the Global Settlement Agreement.

1.260 WMI Investment:  WMI Investment Corp., a Debtor in these Chapter 11 Cases and, as applicable, WMI Investment Corp. as a reorganized entity from and after the Effective Date.

1.261 WMI Medical Plan:  Washington Mutual, Inc. Flexible Benefits Plan.

1.262 WMI Medical Plan Claim:  Any Claim against the Debtors and their chapter 11 estates filed by a beneficiary of the WMI Medical Plan, to the extent such Claim constitutes an Allowed JPMC Assumed Liability Claim.

1.263 WMI Policies:  The BOLI/COLI policies and the proceeds thereof set forth on Exhibit “R” to the Global Settlement Agreement.

1.264 WMI  Rabbi Trust:  The “rabbi trust” listed on Exhibit “Q” to the Global Settlement Agreement, including all assets therein.

1.265 WMI Vendor Claim:  Any Claim against WMI asserted by a vendor with respect to services, software licenses or goods asserted to have been provided by the counterparty to or for the benefit of WMB or any of its subsidiaries or minority investments operations prior to the Petition Date pursuant to an agreement between WMI and such vendor.

1.266 WMI/WMB Intercompany Claim:  Any Claim against WMI, WMB, or one of WMB’s subsidiaries held by WMI, WMB, or one of WMB’s subsidiaries.

1.267 WMMRC:  WM Mortgage Reinsurance Company, Inc., a Hawaiian domiciled corporation.

1.268 Other Definitions:  Unless the context otherwise requires, any capitalized term used and not defined herein or elsewhere in the Plan that is defined in the Bankruptcy Code shall have the meaning assigned to that term in the Bankruptcy Code.  Unless otherwise specified, (a) all section, schedule, or exhibit references in the Plan are to the respective section in, article of, or schedule or exhibit to, the Plan, as the same may be amended, waived, or modified from time to time and (b) all references to dollars are to the lawful currency of the United States of America.  The words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection, or clause contained in the Plan.  The rules of construction contained in section 102 of the Bankruptcy Code shall apply to the construction of the Plan.  In computing any period of time prescribed or allowed by the Plan, unless otherwise expressly provided, the provisions of Bankruptcy Rule 9006(a) shall apply.

ARTICLE II

COMPROMISE AND SETTLEMENT OF DISPUTES

2.1 Compromise, Settlement and Sale:  Pursuant to sections 363, 365, 1123(a)(5) and 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019, the Plan incorporates, and is expressly conditioned upon the approval and effectiveness of, the sale, free and clear of all Liens, Claims and encumbrances, of the Debtors’ rights to and interests in certain of the Plan Contribution Assets and the compromise and settlement by and among the Debtors, JPMC, the FDIC Receiver, and FDIC Corporate, all as set forth in the Global Settlement Agreement.  The Global Settlement Agreement is incorporated into this Plan by reference as if fully set forth herein and, subject to the occurrence of the Effective Date and execution of the Global Settlement Agreement, represents a full, final and complete compromise, settlement, and release of, among other matters, the issues in dispute among the Debtors, JPMC, the FDIC Receiver, and FDIC Corporate, including, among other issues, resolution of all Related Actions.  Without limiting the foregoing, subsections (a) through (h) below describes certain of the principal provisions of the Global Settlement Agreement, but, except with respect to the releases provided in Section 41.6 hereof, nothing in this Plan shall be construed to, or is intended to, limit or diminish the benefits to be received by, or rights of, any of the parties pursuant to the Global Settlement Agreement.  In the event of any inconsistency between the Global Settlement Agreement, the Plan or the Confirmation Order, the documents shall control in the following order of priority:  (i) Confirmation Order, (ii) Global Settlement Agreement, and (iii) Plan; provided, however, that, in the event of any inconsistency between these documents with respect to the releases provided in Section 41.6 herein, the documents shall control in the following order of priority:  (i) Confirmation Order, (ii) Plan, and (iii) Global Settlement Agreement.

(a) WMI Accounts and Disputed Accounts.  In partial consideration for the assets sold pursuant to the Global Settlement Agreement and the releases and other benefits provided to the Released Parties pursuant to this Plan, (1) the JPMC Entities, the FDIC Receiver, and FDIC Corporate shall (i) waive any and all claims, rights and liabilities with respect to the WMI Accounts and the Disputed Accounts and (ii) take such actions, if any, as may be reasonably requested by WMI, including, without limitation, (A) filing with the Bankruptcy Court such notices or pleadings setting forth the waiver of any and all interest in the WMI Accounts and the Disputed Accounts and (B) seeking dismissals referred to in Section 2.6(b) of the Global Settlement Agreement, (2) the FDIC Receiver and FDIC Corporate shall waive and release any and all rights to seize or set off the WMI Accounts and the Disputed Accounts and any funds contained therein in accordance with Section 9.5 of the Purchase and Assumption Agreement, including, without limitation, by withdrawing, with prejudice, the FDIC Stay Relief Motion, and (3) JPMC shall pay to WMI or such other of the WMI Entities as WMI shall designate, the amounts contained in the Disputed Accounts and the WMI Accounts as of the effective date of the Global Settlement Agreement, net of eighty percent (80%) of the amounts received by WMI during the period from the Petition Date up to and including the date hereof attributable to refunds of Taxes deposited into the Disputed Accounts and the WMI Accounts (including the interest component of any such refunds and interest, if any, earned thereon), free and clear of all Liens, Claims, interests and encumbrances of any Person.  In addition, JPMC, as successor to WMB, shall (i) release any security interest in or Lien upon the Admin Account and the monies contained therein and (ii) release and otherwise transfer the Admin Account and the funds contained therein in accordance with the direction of WMI.

(b) Tax Matters.  In partial consideration for the releases and other benefits provided under the Plan, WMI, the FDIC Receiver, and JPMC shall jointly direct all Tax Authorities to pay refunds of “Pre-2009 Group Taxes” (as defined in the Global Settlement Agreement) to an escrow account, the custodian of which will distribute such Tax Refunds in accordance with the terms and procedures set forth in the Global Settlement Agreement.  If any such Pre-2009 Group Tax refund is paid directly to any party, such party will deposit such refund in the Refund Escrow Account (as defined in the Global Settlement Agreement).

(c) Transfer of Assets to JPMC.  In further consideration for the  satisfaction, settlement, release, and discharge of, and in exchange for, the JPMC Action and the JPMC Claims, and the payment by JPMC of the amounts specified in the Global Settlement Agreement, the WMI Entities, the FDIC Receiver and the Receivership shall sell, transfer, and assign to the JPMC Entities, and the JPMC Entities shall acquire, pursuant to the Plan and sections 363 and 365 of the Bankruptcy Code, any and all right, title and interest any of the WMI Entities, the FDIC Receiver and the Receivership may have in (i) the Trust Preferred Securities, (ii) the WMI Medical Plan, any outstanding checks made out to WMI, including pharmacy rebates in connection with contracts associated with or attributable to the WMI Medical Plan and an amount equal to the pharmacy rebates received by the WMI Entities from and after the Petition Date, currently estimated to be approximately Seven Hundred Seventy-Five Thousand Dollars ($775,000.00), (iii) the JPMC Rabbi Trusts and the JPMC Policies, (iv) the WaMu Pension Plan and the Lakeview Plan and all of the sponsor’s interest in the assets contained in any trusts or otherwise associated with such plans (subject to the correction and satisfaction of certain potential defects and remediation obligations, as set forth in the Global Settlement Agreement), (v) the Anchor Litigation, (vi) the Visa Shares and the VISA Strategic Agreement (as defined in the Global Settlement Agreement), (vii) the Transferred Intellectual Property, the WMB Intellectual Property and the Unidentified Intellectual Property, (viii) JPMC Wind Investment Portfolio LLC and (ix) the Bonds, in each case under clauses (i) through (ix) inclusively, free and clear of all Liens, Claims, interests and encumbrances of any Entity, except for any claim that is an Allowed JPMC Assumed Liability Claim.

(d) JPMC Claims.  The JPMC Allowed Unsecured Claim shall be deemed an Allowed Claim against WMI.  The JPMC Allowed Unsecured Claim shall be classified with and treated in the same manner as other Allowed General Unsecured Claims under the Plan, including, without limitation, with respect to distributions pursuant to the Plan; provided, however, that, in partial consideration for the releases and other benefits provided to JPMC pursuant to the Plan, JPMC shall waive any distribution JPMC otherwise would be entitled to receive on account of the JPMC Allowed Unsecured Claim.

(e) Transfer of Assets to the Debtors.  In further consideration for the satisfaction, settlement, release and discharge of, and in exchange for, the Turnover Action and the Rule 2004 Inquiry, and as further consideration for the releases and other benefits provided to JPMC pursuant to this Plan, and as set forth in the Global Settlement Agreement, the JPMC Entities shall sell, transfer, and assign to the WMI Entities, and the WMI Entities shall acquire, pursuant to the Plan and sections 363 and 365 of the Bankruptcy Code, any and all right, title and interest any of the JPMC Entities may have in, among other assets, (i) the WMI Rabbi Trust and the WMI Policies, (ii) the stock of H.S. Loan Corporation, (iii) the Registry Funds and the American Savings Escrow Funds, and (iv) the WMI Intellectual Property, in each case, free and clear of all Liens, Claims, interests and encumbrances of any Entity.

(f) Additional Consideration to the Debtors.  As additional consideration for the asset sale and compromise and settlement embodied in the Global

Settlement Agreement, and as further consideration for the releases and other benefits provided to JPMC pursuant to this Plan:

(1) JPMC shall pay WMI an additional Twenty-Five Million Dollars ($25,000,000.00) for the Visa Shares, WMI shall retain all dividends with respect thereto received prior to the effective date of the Global Settlement Agreement, and JPMC shall assume certain related litigation liabilities (as set forth in the Global Settlement Agreement);

(2) JPMC shall pay all obligations under the Intercompany Notes in the amounts set forth in Exhibit “V” to the Global Settlement Agreement, and shall forgive all obligations of the WMI Entities to the extent set forth in the Global Settlement Agreement, which Intercompany Notes shall be cancelled upon payment thereof;

(3) As set forth in more detail in the Global Settlement Agreement, JPMC shall cause its affiliates to continue providing loan servicing with respect to certain loans and the remittal of checks and payments received in connection therewith;

(4) As set forth in the Global Settlement Agreement and the BKK Settlement Agreement, JPMC shall assume the BKK Liabilities and shall defend the Debtors against and reimburse the Debtors for any distribution on account of remediation or clean-up costs and expenses contained in the BKK Proofs of Claims and not otherwise covered by the BKK-Related Policies and/or reimbursed by the BKK-Related Carriers, as defined in the Global Settlement Agreement;

(5) JPMC shall assume the JPMC Assumed Liabilities in connection with the assets it receives pursuant to the Global Settlement Agreement and, on or after the Effective Date, JPMC shall pay or fund the payment of Allowed JPMC Assumed Liability Claims; and

(6) JPMC shall pay or fund the payment of Allowed WMB Vendor Claims and shall pay the sum of Fifty Million Dollars ($50,000,000.00) to be placed by the Debtors in an escrow and used for satisfaction of Allowed WMI Vendor Claims.

(g) Additional Consideration to the FDIC.  In further consideration for the satisfaction, settlement, release and discharge of, and in exchange for, the FDIC Claim:

(1) The FDIC Receiver shall receive distributions in accordance with Section 2.4 of the Global Settlement Agreement; and

(2) The FDIC Receiver, FDIC Corporate and the Receivership shall receive the releases set forth in the Global Settlement Agreement and Article XLI herein.

(h) Settlement with REIT Series Holders.  In consideration for the releases by the REIT Series holders of any and all claims arising out of, related to, or resulting from, among other things, the issuance, sale or assignment of the Trust Preferred Securities, the commitments to or exchange event ordered by the Office of Thrift Supervision or any capital or other commitment, disclosure or non-disclosure with respect thereto, the assignment of the Trust Preferred Securities subsequent thereto, and any and all claims in any way related to the Trust Preferred Securities or the REIT Series, on the Effective Date, JPMC shall pay, or transfer to the Disbursing Agent, for payment to each Releasing REIT Trust Holder its pro rata share of Fifty Million Dollars ($50,000,000.00), determined by multiplying (a) Fifty Million Dollars ($50,000,000.00) times (b) an amount equal to (i) the principal amount of REIT Series held by such Releasing REIT Trust Holder on the Voting Record Date divided by (ii) the outstanding principal amount of all REIT Series (which is Four Billion Dollars ($4,000,000,000.00)); provided, however, that, at the election of JPMC, the amount payable to Releasing REIT Trust Holders pursuant to Section 2.24 of the Global Settlement Agreement may be paid in shares of common stock of JPMC, having an aggregate value equal to the amount of cash to be paid pursuant to Section 2.24 of the Global Settlement Agreement, valued at the average trading price during the thirty (30) day period immediately preceding the Effective Date.  While JPMC’s maximum liability pursuant to Section 2.24 of the Global Settlement Agreement is Fifty Million Dollars ($50,000,000.00), JPMC’s liability shall be reduced to the extent the Releasing REIT Trust Holders comprise less than all of the outstanding REIT Series holders.

(i) Settlement with WMB Senior Note Holders.  In consideration for the releases to be granted by holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note Holders of, among other things, all direct and derivative claims arising from or related to such holders’ WMB Senior Notes, as well as any misrepresentation or other similar claim for damages arising from the purchase or sale of such holders’ WMB Senior Notes (including, without limitation, any Section 510(b) Subordinated WMB Notes Claims that such holders may have), the Debtors have agreed to provide such holders with those certain BB Liquidating Trust Interests, representing an undivided interest in WMI’s share of the Homeownership Carryback Refund Amount, as defined and set forth in Section 2.4 of the Global Settlement Agreement, in an amount equal to Three Hundred Thirty-Five Million Dollars ($335,000,000.00) in the aggregate.  In connection therewith, certain holders of WMB Senior Notes Claims – the Settlement WMB Senior Note Holders – have executed an agreement with the Debtors, pursuant to which such holders have agreed, in exchange for the treatment and distributions to be provided pursuant to the Plan to holders of Allowed WMB Senior Notes Claims, to not sell or otherwise transfer their note holdings without first binding such transferee or assignee to the Plan Support Agreement, to support confirmation of the Plan, and to provide certain releases, as set forth more fully in the Plan Support Agreement.

(j) Releases.  The releases provided in Article XLI herein are integral to obtaining the value provided under the Global Settlement Agreement and the releases under this Plan constitute an essential component of the compromises reached and are not severable from the other provisions of this Plan.

ARTICLE III

PROVISIONS FOR PAYMENT OF
ADMINISTRATIVE EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

3.1 Administrative Expense Claims:  On the later to occur of (i) the Effective Date and (ii) the date on which an Administrative Expense Claim shall become an Allowed Claim, the Disbursing Agent shall (a) pay to each holder of an Allowed Administrative Expense Claim, in Cash, the full amount of such Allowed Administrative Expense Claim or (b) satisfy and discharge such Allowed Administrative Expense Claim in accordance with such other terms no more favorable to the claimant than as may be agreed upon by and between the holder thereof and the Disbursing Agent; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid in full and performed by the Disbursing Agent in the ordinary course of business in accordance with the terms and subject to the conditions of any agreement governing, instrument evidencing, or other document relating to such transactions; and provided, further, that, if any such ordinary course expense is not billed, or a request for payment is not made, within ninety (90) days after the Effective Date, such ordinary course expense shall be barred and the holder thereof shall not be entitled to a distribution pursuant to the Plan.

3.2 Professional Compensation and Reimbursement Claims: Except as otherwise provided in Section 41.18 hereof, all Entities awarded compensation or reimbursement of expenses by the Bankruptcy Court in accordance with section 328, 330, or 331 of the Bankruptcy Code or entitled to priorities established pursuant to section 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code, shall be paid in full, in Cash, in the amounts allowed by the Bankruptcy Court (i) on or as soon as reasonably practicable following the later to occur of (a) the Effective Date and (b) the date upon which the Bankruptcy Court order allowing such Claim becomes a Final Order or (ii) upon such other terms no more favorable to the claimant than as may be mutually agreed upon between such claimant and the Disbursing Agent; provided, however, that, except as provided herein, each professional must file its application for final allowance of compensation for professional services rendered and reimbursement of expenses on or prior to the Administrative Claim Bar Date.  The Disbursing Agent is authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Effective Date in the ordinary course and without the need for Bankruptcy Court approval.

3.3 Priority Tax Claims:  Each holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Priority Tax Claim, distributions in an amount equal to the full amount of such Allowed Priority Tax Claim.  At the option and discretion of the Debtors, which option shall be exercised, in writing, on or prior to the commencement of the Confirmation Hearing, such payment shall be made (i) in full, in Cash, on or as soon as reasonably practicable following the later to occur of (a) the Effective Date and (b) the date on which such claim becomes an Allowed Claim, (ii) in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, in full, in Cash, in equal quarterly installments commencing on the first (1st) Business Day following the Effective Date and continuing over a period not exceeding five (5) years from and after the Petition Date, together with interest accrued thereon at the applicable non-bankruptcy rate, subject to the sole option of the

Disbursing Agent to prepay the entire amount of the Allowed Priority Tax Claim, or (iii) by mutual agreement of the holder of such Allowed Priority Tax Claim and the Disbursing Agent.

3.4 Statutory Fees:  All fees payable under section 1930 of chapter 123 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or as soon as reasonably practicable following the Effective Date.

3.5 Administrative Tax Claims:  Notwithstanding anything to the contrary in the Plan or in the Confirmation Order, a governmental unit shall not be required to file, make or submit a request for payment (or any document, including, without limitation, a bill) of an expense described in section 503(b)(1)(B) or (C) of the Bankruptcy Code as a condition of its being an Allowed Administrative Expense Claim, and the Disbursing Agent shall pay in full all such Allowed Administrative Expense Claims, including any interest related thereto, when due.

ARTICLE IV

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims and Equity Interests are classified as follows:

4.1  Class 1                      Priority Non-Tax Claims
4.2  Class 2                      Senior Notes Claims
4.3  Class 3                      Senior Subordinated Notes Claims
4.4  Class 4                      WMI Medical Plan Claims
4.5  Class 5                      JPMC Rabbi Trust/Policy Claims
4.6  Class 6                      Other Benefit Plan Claims
4.7  Class 7                      Qualified Plan Claims
4.8  Class 8                      WMB Vendor Claims
4.9  Class 9                      Visa Claims
4.10   Class 10                    Bond Claims
4.11   Class 11                    WMI Vendor Claims
4.12   Class 12                    General Unsecured Claims
          Class 12A                 Late-Filed Claims
4.13   Class 13                    Convenience Claims
4.14   Class 14                    CCB-1 Guarantees Claims
4.15   Class 15                    CCB-2 Guarantees Claims
4.16   Class 16                    PIERS Claims
4.17   Class 17A                 WMB Senior Notes Claims
          Class 17B                 WMB Subordinated Notes Claims
4.18   Class 18                    Subordinated Claims
4.19   Class 19                    Preferred Equity Interests
4.20   Class 20                    Intentionally Left Blank
4.21   Class 21                    Dime Warrants
4.22   Class 22                    Common Equity Interests

ARTICLE V

PROVISION FOR TREATMENT OF PRIORITY NON-TAX CLAIMS (CLASS 1)

5.1 Payment of Allowed Priority Non-Tax Claims:  Unless otherwise mutually agreed upon by the holder of an Allowed Priority Non-Tax Claim and the Debtors, on the later of the Effective Date and the date such Allowed Priority Non-Tax Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Priority Non-Tax Claim, in Cash, the full amount of such Allowed Priority Non-Tax Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Priority Non-Tax Claim.

ARTICLE VI

PROVISION FOR TREATMENT OF SENIOR NOTES CLAIMS (CLASS 2)

6.1 Treatment of Senior Notes Claims:

(a) Fixed Rate Notes.  Commencing on the Effective Date, and subject to the rights of election described in Section 6.2 below, each holder of an Allowed Senior Notes Claim relating to a Fixed Rate Note shall receive, in full satisfaction, release and exchange of such holder’s Allowed Senior Notes Claim, Intercreditor Interest Claim and Postpetition Interest Claim (which, for the avoidance of doubt, on the Confirmation Date, shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the Senior Notes Indenture Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to such holder’s Allowed Senior Notes Claim and Intercreditor Interest Claim.

(b) Floating Rate Notes.  Commencing on the Effective Date, and subject to the rights of election described in Section 6.2 below, each holder of an Allowed Senior Notes Claim relating to a Floating Rate Note shall receive, in full satisfaction, release and exchange of such holder’s Allowed Senior Notes Claim, Intercreditor Interest Claim and Postpetition Interest Claim (which, for avoidance of doubt, on the Confirmation Date, shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the Senior Notes Indenture Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to such holder’s Allowed Senior Notes Claim, Intercreditor Interest Claim and Remaining Postpetition Interest Claim.

In consideration for, and subject in all respects to the grant and approval of, the third party release being granted by each holder of a Preferred Equity Interest, Dime Warrant and Common Equity Interest executing and delivering a release in accordance with Section 41.6 hereof, on the Effective Date, from the initial distributions of Creditor Cash referred to above and to be made in accordance with Section 31.1(a) of the Plan, each holder of an Allowed Senior Notes Claim, whether relating to a Fixed Rate Note or a Floating Rate Note, shall contribute Cash to Reorganized WMI, for and on behalf of each such holder of a Preferred Equity Interest, Dime Warrant and Common Equity Interest, in an amount equal to Nine Hundred Sixty-Eight Thousandths of one percent (0.968%) of such holder’s Allowed Senior Notes Claim (in the aggregate amount for all Allowed Senior Notes Claim, Forty Million Dollars ($40,000,000.00)); and, provided, further, that, for the avoidance of doubt, with respect to the foregoing provision, “Allowed Senior Notes Claim” shall mean the principal amount of such Senior Notes Claim and interest accrued thereon, remaining unpaid and relating to the period up to and including the Petition Date; and, provided, further, that, for the avoidance of doubt, for the applicability of the contractual subordination provisions referred to below, such contributions shall not be recouped through the enforcement of any such contractual subordination provision.  Subject to the foregoing sentence, each holder of an Allowed Senior Notes Claim shall be entitled to receive on account of such Allowed Senior Notes Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Intercreditor Interest Claim and, if applicable, Remaining Postpetition Interest Claim, redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and, subject to the provisions of Section 31.14 of the Plan, Runoff Notes.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”.

6.2 Rights of Election:

(a) Runoff Notes Election.  On the Ballot, and subject to the provisions of Section 31.14 of the Plan, each holder of an Allowed Senior Notes Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Runoff Notes, in lieu of some or all of the Creditor Cash that such holder otherwise is entitled to receive on the Effective Date pursuant to the provisions of Section 31.1(a) of the Plan, subject to the Lien or priority rights of the Senior Notes Indenture Trustee.  To the extent that, on the Effective Date, a holder of an Allowed Senior Notes Claim receives Runoff Notes, such holder’s distribution of Creditor Cash to be received on the Effective Date shall be reduced on a dollar-for-dollar basis by the original principal amount of the Runoff Notes received.

(b) Reorganized Common Stock Election.  On the Ballot, each holder of an Allowed Senior Notes Claim that elected to receive Runoff Notes in accordance with the provisions of Section 6.2(a) of the Plan shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed Senior Notes Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to and has elected to receive pursuant to Section 6.2(a) of the Plan.  To the extent a holder of an Allowed Senior Notes Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds (and such interest shall not constitute a component of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such holder otherwise would have received (solely in its capacity as a holder of an Allowed Senior Notes Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed Senior Notes Claim to elect to exercise rights provided in this Section 6.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

6.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Senior Notes Claim in accordance with Section 6.1 of the Plan, in the event that the sum of (i) distributions of Runoff Notes, Creditor Cash, Cash received on account of Liquidating Trust Interests and Reorganized  Common Stock in accordance with Sections 6.1 and 6.2 and (ii), redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests, and, subject to the provisions of Section 31.14 of the Plan, Runoff Notes, in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “H”, are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Senior Notes Claim, Intercreditor Interest Claim and, with respect to the Floating Rate Notes, Remaining Postpetition Interest Claim, (inclusive of monies tendered by holders of Allowed Senior Notes Claims in connection with the Senior Notes Release Consideration), the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.  Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the subrogation rights with respect to Allowed Senior Notes Claims shall be preserved.

ARTICLE VII

PROVISION FOR TREATMENT OF
SENIOR SUBORDINATED NOTES CLAIMS (CLASS 3)

7.1 Treatment of Senior Subordinated Notes Claims:  Commencing on the Effective Date, and subject to the rights of election described in Section 7.2 below, each holder of an Allowed Senior Subordinated Notes Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Senior Subordinated Notes Claim, Intercreditor Interest Claim and Postpetition Interest Claim (which, for the avoidance of doubt, on the Confirmation Date shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the Senior Subordinated Notes Indenture Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed Senior Subordinated Notes Claim and (b) such holder’s Intercreditor Interest Claim; provided, however, that any distribution to holders of Allowed Senior Subordinated Notes Claims of (a) Creditor Cash, (b) Cash received on account of Liquidating Trust Interests and (c) Runoff Notes (to the extent elected pursuant to Section 7.2 of the Plan), shall be redistributed, subject to Bankruptcy Rule 3021 and subject to any Lien or priority rights of the Senior Subordinated Notes Indenture Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”; provided, however, that, in consideration for, and subject in all respects to the grant and approval of, the third party release being granted by each holder of a Preferred Equity Interest, Dime Warrant and Common Equity Interest executing and delivering a release in accordance with Section 41.6 hereof, on the Effective Date, from the initial distributions of Creditor Cash referred to above and to be made in accordance with Section 31.1(a) of the Plan, each holder of an Allowed Senior Subordinated Notes Claim shall contribute Cash to Reorganized WMI, for and on behalf of each holder of a Preferred Equity Interest, Dime Warrant and Common Equity Interest, in an amount equal to Two and One-Tenth percent of (2.1%) of such holder’s Allowed Senior Subordinated Notes Claim (in the aggregate amount for all Allowed Senior Subordinated Notes Claims, Thirty Five Million Dollars ($35,000,000.00)); and, provided, further, that, for the avoidance of doubt, with respect to the foregoing provision, “Allowed Senior Subordinated Notes Claim” shall mean the principal amount of such Senior Notes Claim and interest accrued thereon, remaining unpaid and relating to the period up to and including the Petition Date; and, provided, further, that, notwithstanding the applicability of the contractual subordination provisions referred to below, such contributions shall not be recouped through the enforcement of any such contractual subordination provision.  Subject to the foregoing sentence, each holder of an Allowed Senior Subordinated Notes Claim shall be entitled to receive on account of such Allowed Senior Subordinated Notes Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Intercreditor Interest Claim, redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”.

7.2 Rights of Election:

(a) Runoff Notes Election.  On the Ballot, and subject to the provisions of Section 31.14 of the Plan, each holder of an Allowed Senior Subordinated Notes Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Runoff Notes (to the extent remaining after distributions to or reserves retained for holders of Allowed Senior Notes Claims and General Unsecured Claims, whether an Allowed Claim or a Disputed Claim as of the Effective Date), in lieu of some or all of the Creditor Cash that such holder otherwise is entitled to receive on the Effective Date pursuant to the provisions of Section 31.14 of the Plan, subject to the Lien or priority rights of the Senior Subordinated Notes Indenture Trustee. To the extent that, on the Effective Date, a holder of an Allowed Senior Subordinated Notes Claim receives Runoff Notes, such holder’s distribution of Creditor Cash to be received on the Effective Date shall be reduced on a dollar-for-dollar basis by the original principal amount of the Runoff Notes received.

(b) Reorganized Common Stock Election.  On the Ballot, each holder of an Allowed Senior Subordinated Notes Claim that elected to receive Runoff Notes in accordance with the provisions of Section 7.2(a) of the Plan shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed Senior Subordinated Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to and has elected to receive pursuant to Section 7.2(a) of the Plan.  To the extent that a holder of an Allowed Senior Subordinated Notes Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds (and such interest shall not constitute a component of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such holder otherwise would have received (solely in its capacity as a holder of an Allowed Senior Subordinated Notes Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed Senior Subordinated Notes Claim to elect to exercise rights provided in this Section 7.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

7.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Senior Subordinated Notes Claim in accordance with Section 7.1 of the Plan, in the event that the sum of (i) distributions of Runoff Notes, Creditor Cash, Cash received on account of Liquidating Trust Interests and Reorganized Common Stock in accordance with Sections 7.1 and 7.2 of the Plan, (ii) redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes, in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “H”, and (iii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Section 6.3 herein are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Senior Subordinated Notes Claim and Intercreditor Interest Claim, (inclusive of monies tendered by holders of Allowed Senior Subordinated Notes Claims in connection with the Senior Subordinated Notes Release Consideration), the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or

Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.  Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the subrogation rights with respect to Allowed Senior Subordinated Notes Claims shall be preserved.

ARTICLE VIII

PROVISION FOR TREATMENT OF WMI MEDICAL PLAN CLAIMS (CLASS 4)

8.1 Treatment of WMI Medical Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all WMI Medical Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE IX

PROVISION FOR TREATMENT OF
JPMC RABBI TRUST/POLICY CLAIMS (CLASS 5)

9.1 Treatment of JPMC Rabbi Trust/Policy Claims:  On the Effective Date, JPMC shall commence to evaluate each of the JPMC Rabbi Trust/Policy Claims in accordance with the Global Settlement Agreement, the Plan and the Confirmation Order, and, upon determination thereof, shall pay or fund the payment of all JPMC Rabbi Trust/Policy Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE X

PROVISION FOR TREATMENT OF
OTHER BENEFIT PLAN CLAIMS (CLASS 6)

10.1 Treatment of Other Benefit Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Other Benefit Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XI

PROVISION FOR TREATMENT OF QUALIFIED PLAN CLAIMS (CLASS 7)

11.1 Treatment of Qualified Plan Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Qualified Plan Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XII

PROVISION FOR TREATMENT OF WMB VENDOR CLAIMS (CLASS 8)

12.1 Treatment of WMB Vendor Claims:  Commencing on the Effective Date, JPMC shall pay or otherwise satisfy all Allowed WMB Vendor Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XIII

PROVISION FOR TREATMENT OF VISA CLAIMS (CLASS 9)

13.1 Treatment of Visa Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Visa Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XIV

PROVISION FOR TREATMENT OF BOND CLAIMS (CLASS 10)

14.1 Treatment of Bond Claims:  Commencing on the Effective Date, JPMC shall pay or fund the payment of all Bond Claims, in full satisfaction, release and exchange of such Claims.

ARTICLE XV

PROVISION FOR TREATMENT OF WMI VENDOR CLAIMS (CLASS 11)

15.1 Treatment of WMI Vendor Claims:  Commencing on the Effective Date, each holder of an Allowed WMI Vendor Claim shall receive, in full satisfaction, release and exchange of such holder’s WMI Vendor Claim, payment in Cash from the Vendor Escrow.

ARTICLE XVI

PROVISION FOR TREATMENT OF GENERAL UNSECURED CLAIMS (CLASS 12)

16.1 Class 12 – General Unsecured Claims:

(a) Treatment of General Unsecured Claims.  Commencing on the Effective Date, and subject to the right of election described in Section 16.1(b) below, each holder of an Allowed General Unsecured Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed General Unsecured Claim and Postpetition Interest Claim, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed General Unsecured Claim and (b) in the event that all Allowed Claims (other than Subordinated Claims) are paid in full, such holder’s Postpetition Interest Claim; provided, however, that, pursuant to the terms of the Global Settlement Agreement, and as partial consideration for the releases set forth in Article XLI herein, upon the Effective Date, JPMC shall be deemed to have waived its right to receive any distribution on account of the JPMC Allowed Unsecured Claim, including, without limitation, the right to elect to receive Runoff Notes, pursuant to Section 16.1(b) below.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”; provided, however, that such claims shall be subject to, among other things, reduction, offset or disallowance on account of counterclaims, to the extent applicable, including, but not limited to, the right of the Liquidating Trustee to pursue Avoidance Actions.

(b) Rights of Election.

(i) Runoff Notes Election.  On the Ballot, and subject to the provisions of Section 31.14 of the Plan, each holder of a General Unsecured Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Runoff Notes in lieu of some or all of the Creditor Cash that such holder otherwise is entitled to receive on the Effective Date pursuant to the provisions of Section 31.1(a) of the Plan.  To the extent that, on the Effective Date, a holder of an Allowed General Unsecured Claim receives Runoff Notes, such holder’s distribution of Creditor Cash to be received on the Effective Date shall be reduced on a dollar-for-dollar basis by the original principal amount of the Runoff Notes received.

(ii) Reorganized Common Stock Election.  On the Ballot, each holder of an Allowed General Unsecured Claim that elected to receive Runoff Notes in accordance with the provisions of Section 16.2(a) of the Plan shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment, collectively and not individually, in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed General Unsecured Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to and has elected to receive pursuant to Section 16.2(a) of the Plan.  To the extent a holder of an Allowed General Unsecured Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds (and such interest shall not constitute a component of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such holder otherwise would have received (solely in its capacity as a holder of an Allowed General Unsecured Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed General Unsecured Claim to elect to exercise rights provided in this Section 16.1(b) on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

(c) Allowed Claims of Fifty Thousand Dollars ($50,000.00) or More/Election to be Treated as a Convenience Claim.  Notwithstanding the provisions of Section 16.1 of the Plan, any holder of an Allowed General Unsecured Claim, other than a General Unsecured Claim that is a component of a larger General Unsecured Claim, portions of which may be held by such or any other holder of an Allowed Claim, whose Allowed General Unsecured Claim is more than Fifty Thousand Dollars ($50,000.00), and who elects to reduce the amount of such Allowed General Unsecured Claim to Fifty Thousand Dollars ($50,000.00), shall, at such holder’s option, be entitled to receive, based on such Allowed General Unsecured Claim as so reduced, distributions pursuant to Section 17.1 hereof.  Such election must be made on the Ballot and be received by the Debtors on or prior to the Ballot Date.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is expressly waived, in writing, by the Debtors; provided, however, that, under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

16.2 Class 12A – Late-Filed Claims:  Commencing on the Effective Date, and subject to the priorities set forth in the Subordination Model, each holder of an Allowed Late-Filed Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Late-Filed Claim and Postpetition Interest Claim, such holder’s Pro Rata Share of Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed Late-Filed Claim and (b) in the event that all Allowed Claims (other than Subordinated Claims) are paid in full, such holder’s Postpetition Interest Claim, which interests shall entitle such holder to distributions from the Liquidating Trust after all Allowed Unsecured Claims are paid in full (but prior to payment of Subordinated Claims).  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”.  Holders of Late-Filed Claims are not entitled to elect to have their Late-Filed Claims treated as Convenience Claims pursuant to Section 16.1(c) hereof.

16.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed General Unsecured Claim or an Allowed Late Filed Claim in accordance with Sections 16.1 and 16.2 of the Plan, as applicable, in the event that the sum of the distributions of Runoff Notes,   Creditor Cash, Cash received on account of Liquidating Trust Interests and Reorganized Common Stock in accordance with Sections 16.1 or 16.2 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed General Unsecured Claim and Postpetition Interest Claim or Allowed Late-Filed Claim and Postpetition Interest Claim, as the case may be, the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.

ARTICLE XVII

PROVISION FOR TREATMENT OF CONVENIENCE CLAIMS (CLASS 13)

17.1 Treatment of Convenience Claims:  On the later of the Effective Date and the date such Allowed Convenience Claim becomes an Allowed Claim, or as soon thereafter as is practicable, the Disbursing Agent shall pay to each holder of an Allowed Convenience

Claim, in Cash, the full amount of such Allowed Convenience Claim, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Convenience Claim.

ARTICLE XVIII

PROVISION FOR TREATMENT OF
CCB-1 GUARANTEES CLAIMS (CLASS 14)

18.1 Treatment of CCB-1 Guarantees Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 18.2 below, each holder of an Allowed CCB-1 Guarantees Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed CCB-1 Guarantees Claim, Intercreditor Interest Claim and Postpetition Interest Claim (which, for the avoidance of doubt, on the Confirmation Date shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the CCB-1 Trustee, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed CCB-1 Guarantees Claim and (b) such holder’s Intercreditor Interest Claim; provided, however, that, notwithstanding the foregoing, the contractual subordination and subrogation rights of Entities who hold CCB-1 Preferred Securities shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and any proposed distribution on account of the CCB-1 Common Securities of (i) Runoff Notes, (ii) Creditor Cash and (iii) Cash on account of Liquidating Trust Interests shall be recalculated and then distributed, subject to Bankruptcy Rule 3021 and subject to the Lien and priority rights of the CCB-1 Trustee, to Entities who hold CCB-1 Preferred Securities, or Liquidating Trust Interests on account thereof, until such time as such Entities’ Allowed CCB-1 Guarantees Claims, Intercreditor Interest Claims and Postpetition Interest Claims have been satisfied in accordance with the terms and provisions of the trust agreements related to such securities; and, provided, further, that, following such distribution to holders of CCB-1 Common Securities, in accordance with the Global Settlement Agreement, the Receivership shall not retain any such distribution and the Liquidating Trust shall redistribute such distribution in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”; and, provided, however, that, following the distribution to CCB-1 Preferred Securities referred to above, any remaining distribution to holders of Allowed CCB-1 Guarantees Claims of (a) Creditor Cash, (b) Cash received on account of Liquidating Trust Interests, and (c) Runoff Notes (to the extent elected pursuant to Section 18.2) shall be distributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the CCB-1 Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “H”, each holder of an Allowed CCB-1 Guarantees Claim shall be entitled to receive on account of such Allowed CCB-1 Guarantees Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Intercreditor Interest Claim, redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”.

18.2 Rights of Election:

(a) Runoff Notes Election.  On the Ballot, and subject to the provisions of Section 31.14 of the Plan, each holder of an Allowed CCB-1 Guarantees Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Runoff Notes (to the extent remaining after distribution to holders of Allowed Senior Notes Claims, General Unsecured Claims, and Allowed Senior Subordinated Notes Claims, subject to adjustment based upon the Runoff Notes elected by holders of Allowed CCB-2 Guarantees Claims), in lieu of some or all of the Creditor Cash that such holder otherwise is entitled to receive on the Effective Date pursuant to the provisions of Section 31.1(a) of the Plan, subject to the Lien or priority rights of the CCB-1 Trustee.  To the extent that, on the Effective Date, a holder of an Allowed CCB-1 Guarantees Claim receives Runoff Notes such holder’s distribution of Cash to be received on the Effective Date shall be reduced on a dollar-for-dollar basis by the original principal amount of the Runoff Notes received.

(b) Reorganized Common Stock Election.  On the Ballot, each holder of an Allowed CCB-1 Guarantees Claim that elected to receive Runoff Notes in accordance with the provisions of Section 18.2(a) of the Plan shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment, collectively and not individually, in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed CCB-1 Guarantees Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to and has elected to receive pursuant to Section 18.2(a) of the Plan.  To the extent a holder of an Allowed CCB-1 Guarantees Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds (and such interest shall not constitute a component of the Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such holder otherwise would have received (solely in its capacity as a holder of an Allowed CCB-1 Guarantees Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed CCB-1 Guarantees Claim to elect to exercise rights provided in this Section 18.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

18.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed CCB-1 Guarantees Claim in accordance with Section 18.1 of the Plan, in the event that the sum of (i) distributions of Runoff Notes, Creditor Cash, Cash received on account of Liquidating Trust Interests and Reorganized Common Stock in accordance with Sections 18.1 and 18.2, (ii) redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes, in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “H”, (iii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Sections 6.3 or 7.3 herein and (iv) distributions from the Receivership are equal to or in excess of one hundred percent (100%) of such holder’s Allowed CCB-1 Guarantees Claim and Intercreditor Interest Claim, the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.  Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the subrogation rights with respect to Allowed CCB-1 Guarantees Claims shall be preserved.

ARTICLE XIX

PROVISION FOR TREATMENT OF
CCB-2 GUARANTEES CLAIMS (CLASS 15)

19.1 Treatment of CCB-2 Guarantees Claims:  Commencing on the Effective Date, and subject to the right of election described in Section 19.2 below, each holder of an Allowed CCB-2 Guarantees Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed CCB-2 Guarantees Claim, Intercreditor Interest Claim and Postpetition Interest Claim (which, for the avoidance of doubt, on the Confirmation Date shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the CCB-2 Trustees, such holder’s Pro Rata Share of (i) Creditor Cash and (ii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed CCB-2 Guarantees Claim and (b) such holder’s Intercreditor Interest Claim; provided, however, that, notwithstanding the foregoing, the contractual subordination and subrogation rights of Entities who hold CCB-2 Preferred Securities shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and any proposed distribution on account of the CCB-2 Common Securities of (i) Runoff Notes, (ii) Creditor Cash and (iii) Cash on account of Liquidating Trust Interests shall be recalculated and then distributed, subject to Bankruptcy Rule 3021 and subject to the Lien and priority rights of the CCB-2 Trustees, to Entities who hold CCB-2 Preferred Securities, or Liquidating Trust Interests on account thereof, until such time as such Entities’ Allowed CCB-2 Guarantees Claims and Postpetition Interest Claims have been satisfied in accordance with the terms and provisions of the trust agreements related to such securities; and, provided, further, that, following such distribution to holders of the CCB-2 Common Securities, in accordance with the Global Settlement Agreement, the Receivership shall not retain any such distribution and the Liquidating Trustee shall redistribute such distributions in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”; and provided, further, that, following the distribution to CCB-2 Preferred Securities referred to above, any remaining distribution to holders of Allowed CCB-2 Guarantees Claims of (a) Creditor Cash, (b) Cash received on account of Liquidating Trust Interests, and (c) Runoff Notes (to the extent elected pursuant to Section 19.2), shall be distributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the CCB-2 Trustees, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”.  In addition, in accordance with the Subordination Model attached hereto as Exhibit “H”, each holder of an Allowed CCB-2 Guarantees Claim shall be entitled to receive on account of such Allowed CCB-2 Guarantees Claim and, irrespective of whether all Allowed Claims are paid in full, such holder’s Intercreditor Interest Claim, redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”.

19.2 Rights of Election:

(a) Runoff Notes Election.  On the Ballot, and subject to the provisions of Section 31.14 of the Plan, each holder of an Allowed CCB-2 Guarantees Claim shall be provided the right to elect, in its sole and absolute discretion, to receive Runoff Notes (to the extent remaining after distributions to or reserved retained for holders of Senior Notes Claims, Allowed General Unsecured Claims, and Allowed Senior Subordinated Notes Claims, subject to adjustment based upon the Runoff Notes elected by holders of Allowed CCB-1 Guarantees Claims), in lieu of some or all of the Creditor Cash that such holder otherwise is entitled to receive on the Effective Date pursuant to the provisions of Section 31.1(a) of the Plan, subject to the Lien or priority rights of the CCB-2 Trustees.  To the extent that, on the Effective Date, a holder of an Allowed CCB-2 Guarantees Claim receives Runoff Notes, such holder’s distribution of Cash to be received on account of Liquidating Trust Interests shall be reduced on a dollar-for-dollar basis by the original principal amount of the Runoff Notes received.

(b) Reorganized Common Stock Election.  On the Ballot, each holder of an Allowed CCB-2 Guarantees Claim that elected to receive Runoff Notes in accordance with the provisions of Section 19.2(a) of the Plan shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment, collectively and not individually, in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed CCB-2 Guarantees Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to and has elected to receive pursuant to Section 19.2(a) of the Plan.  To the extent a holder of an Allowed CCB-2 Guarantees Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds (and such interest shall not constitute a component of Liquidating Trust Assets) equal to fifty percent (50%) of the Litigation Proceeds such holder otherwise would have received (solely in its capacity as a holder of an Allowed CCB-2 Guarantees Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed CCB-2 Guarantees Claim to elect to exercise rights provided in this Section 19.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

19.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed CCB-2 Guarantees Claim in accordance with Section 19.1 of the Plan, in the event that the sum of (i) distributions of Runoff Notes, Creditor Cash, Cash received on account Liquidating Trust Interests and Reorganized Common Stock in accordance with Sections 19.1 and 19.2, (ii) redistributions of Creditor Cash, Cash received on account of Liquidating Trust Interests and Runoff Notes, in accordance with the enforcement, pursuant to section 510(a) of the Bankruptcy Code, of contractual subordination provisions, as set forth in the Subordination Model attached hereto as Exhibit “H”, (iii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Sections 6.3 or 7.3 and (iv) distributions from the Receivership are equal to or in excess of one hundred percent (100%) of such holder’s Allowed CCB-2 Guarantees Claim and Intercreditor Interest Claim, the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.  Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the subrogation rights with respect to Allowed CCB-2 Guarantees Claims shall be preserved.

ARTICLE XX

PROVISION FOR TREATMENT OF PIERS CLAIMS (CLASS 16)

20.1 Treatment of PIERS Claims:  Commencing on the Effective Date, each holder of an Allowed PIERS Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed PIERS Claim and Postpetition Interest Claim (which, for the avoidance of doubt, on the Confirmation Date shall be finally determined to not be subject to any avoidance, reduction, setoff, offset, recharacterization, subordination (whether equitable, contractual or otherwise), counterclaim, cross claim, defense, disallowance, impairment, objection, or challenge under applicable law or regulation by any person), subject to the Lien or priority rights of the PIERS Trustee, such holder’s Pro Rata Share of (i) Runoff Notes (subject to the provisions of Section 31.14 of the Plan and to the extent remaining after distribution to holders of Allowed Senior Notes Claims, Allowed General Unsecured Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, and Allowed CCB-2 Guarantees Claims), (ii) Creditor Cash and (iii) Liquidating Trust Interests, in an aggregate amount equal to (a) such holder’s Allowed PIERS Claim and (b) in the event that all Allowed Claims (other than Subordinated Claims) are paid in full, such holder’s Postpetition Interest Claim; provided, however, that, notwithstanding the foregoing, the contractual subordination and subrogation rights of Entities who hold PIERS Preferred Securities shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and any proposed distribution on account of the PIERS Common Securities of (i) Runoff Notes, (ii) Creditor Cash and (iii) Cash on account of Liquidating Trust Interests shall be recalculated and then distributed, subject to Bankruptcy Rule 3021 and subject to the Lien and priority rights of the PIERS Trustee, to Entities who hold PIERS Preferred Securities, or Liquidating Trust Interests on account thereof, until such time as such Entities’ Allowed PIERS Claims and Postpetition Interest Claims have been satisfied in accordance with the terms and provisions of the PIERS Trust Agreement; and, provided, further, that, following such distributions to holders of the PIERS Preferred Securities, WMI shall not retain any distribution on account of the PIERS Common Securities, including, without limitation, the Runoff Notes; and, provided, further, that, following the distribution to PIERS Preferred Securities referred to above, any remaining distribution of (a) Creditor Cash, (b) Cash received on account of Liquidating Trust Interests, and (c) Runoff Notes, shall be distributed, subject to Bankruptcy Rule 3021 and subject to the Lien or priority rights of the PIERS Trustee, in accordance with the priorities set forth in the Subordination Model attached hereto as Exhibit “H”.  The relative priorities among holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and Allowed Late-Filed Claims, and the order in which such holders are entitled to receive payment of their Allowed Claims, Intercreditor Interest Claims, Remaining Postpetition Interest Claims and Postpetition Interest Claims, including, without limitation, on account of contractual subordination and subrogation provisions, are set forth in more detail in the Subordination Model attached hereto as Exhibit “H”

20.2 Reorganized Common Stock Election:  On the Ballot, each holder of an Allowed PIERS Claim shall be provided the right to elect, in its sole and absolute discretion, to receive such holder’s Pro Rata Share of the Common Stock Allotment in lieu of (i) fifty percent (50%) of such holder’s Litigation Proceeds Interest (solely in its capacity as a holder of an Allowed PIERS Claim) and (ii) subject to the provisions of Section 31.14 of the Plan, some or all of the Runoff Notes that such holder otherwise is entitled to receive pursuant to Section 20.1 of the Plan.  To the extent a holder of an Allowed PIERS Claim receives Reorganized Common Stock pursuant to the foregoing election, such holder’s share of the Runoff Notes to which the election was effective shall not be issued and Reorganized WMI shall retain an economic interest in the Litigation Proceeds equal to fifty percent (50%) of the Litigation Proceeds (and such interest shall not constitute a component of the Liquidating Trust Assets) such holder otherwise would have received (solely in its capacity as a holder of an Allowed PIERS Claim) (and the holder’s rights in respect of distributions from the Liquidating Trust shall be adjusted to the extent such proceeds are received by Reorganized WMI).

Failure by any holder of an Allowed PIERS Claim to elect to exercise rights provided in this Section 20.2 on or before the Ballot Date shall constitute a deemed waiver and relinquishment of such rights by such holder.  Any election made after the Ballot Date shall not be binding upon the Debtors unless the Ballot Date is waived, in writing, by the Debtors; provided, however, that under no circumstance may such waiver by the Debtors occur on or after the Effective Date.

20.3 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed PIERS Claim in accordance with Section 20.1 of the Plan, in the event that the sum of (i) distributions of Runoff Notes, Creditor Cash, Cash received on account of Liquidating Trust Interests and Reorganized Common Stock in accordance with Sections 20.1 and 20.2 of the Plan and (ii) redistributions of Cash received on account of Liquidating Trust Interests in accordance with the provisions of Sections 6.3, 7.3, 18.3, or 19.3 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed PIERS Claim and Postpetition Interest Claim, the Cash or, subject to the provisions of Section 31.14 of the Plan, Runoff Notes received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of Allowed Claims or Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.  Notwithstanding anything contained herein to the contrary, for the avoidance of doubt, the subrogation rights of holders of Allowed PIERS Claims shall be preserved.

ARTICLE XXI

PROVISION FOR TREATMENT OF WMB NOTES CLAIMS
AND NON-FILING WMB SENIOR NOTE HOLDERS (CLASS 17)

21.1 Treatment of WMB Notes Claims:

(a) Class 17A – WMB Senior Notes Claims.  Class 17A shall consist of WMB Senior Notes Claims.  Commencing on the Effective Date, each holder of an Allowed WMB Senior Notes Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed WMB Senior Notes Claim, such holder’s Pro Rata Share of BB Liquidating Trust Interests (which interests, in the aggregate, represent an undivided interest in WMI’s share of the Homeownership Carryback Refund Amount, as defined and set forth in Section 2.4 of the Global Settlement Agreement, in an amount equal to Three Hundred Thirty-Five Million Dollars ($335,000,000.00)); provided, however, that, notwithstanding the foregoing, but subject to the provisions of Section 41.18 hereof, the Settlement WMB Senior Note Holders shall have first priority to recover Cash distributions made on account of the BB Liquidating Trust Interests up to an aggregate amount of Ten Million Dollars ($10,000,000.00), to compensate for the legal fees and expenses incurred by the Settlement WMB Senior Note Holders’ and other WMB Senior Note Holders’ retention of Wilmer Cutler Pickering Hale & Dorr LLP, Pachulski Stang Ziehl & Jones LLP, and Boies, Schiller & Flexner LLP in connection with the Debtors’ Chapter 11 Cases.  Each holder of a WMB Senior Notes Claim that, in accordance with the Original Disclosure Statement Order, elected to check the box on the Class 17A Ballot labeled “Grant Plan Section 43.6 Release” in connection with the Sixth Amended Plan and, by having checked such box:  (i) solely with respect to the Plan, such holder’s WMB Senior Notes Claim shall be deemed an Allowed WMB Senior Notes Claim in an amount equal to the aggregate face value and interest accrued as of the Petition Date with respect to all WMB Senior Notes held by such holder as of October 25, 2010; provided, however, that, notwithstanding the foregoing, such amount shall be only for purposes of voting and calculating each holder’s “Pro Rata Share” of BB Liquidating Trust Interests, and shall not in any way increase the amount to be distributed to holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note

Holders in excess of Three Hundred Thirty-Five Million Dollars ($335,000,000.00); (ii) the Debtors, the Liquidating Trustee, and all other parties in interest shall be deemed to have waived and released any and all objections, defenses, rights to setoff or recoupment, and rights to subordinate or recharacterize with respect to such Allowed WMB Senior Notes Claim; and (iii) the holder of such Allowed WMB Senior Notes Claim shall consent to provide on its behalf and with respect to its Allowed WMB Senior Notes Claim the releases provided in Section 41.6 of the Plan, including, without limitation, a release of the Debtors, the Reorganized Debtors, and the Liquidating Trustee from all direct and derivative claims arising from or related to such holder’s Allowed WMB Senior Notes Claim, as well as any misrepresentation or other similar claim for damages arising from the purchase or sale of such holder’s Allowed WMB Senior Notes Claim (including, without limitation, any Section 510(b) Subordinated WMB Notes Claims that such holder may have); provided, however, that the foregoing is not intended, nor shall it be construed, to release (i) the Debtors from their obligations pursuant to the Plan and (ii) the FDIC Receiver or the Receivership with respect to distributions to be made from the Receivership on account of WMB Senior Notes.  In the event that, in accordance with the Original Disclosure Statement Order, the holder of a WMB Senior Notes Claim did not check the box on the Class 17A Ballot labeled “Grant Plan Section 43.6 Release” in connection with the Sixth Amended Plan, the Debtors, the Liquidating Trustee, and all parties in interest shall reserve and maintain all of their respective rights to dispute such WMB Senior Notes Claim, including, without limitation, on the basis that the Debtors have no liability with respect thereto, the Claim is subject to other defenses, setoff, or recoupment, and/or the Claim is subject to equitable or mandatory subordination pursuant to section 510 of the Bankruptcy Code; provided, however, that, to the extent that such WMB Senior Notes Claim is determined pursuant to a Final Order of the Bankruptcy Court to be an Allowed Claim, (i) such Claim shall be deemed an Allowed WMB Senior Notes Claim, (ii) the holder of such Allowed WMB Senior Notes Claim shall be entitled to receive its Pro Rata Share of the BB Liquidating Trust Interests, and (iii) such holder shall be deemed to have consented to the releases provided in Section 41.6 of the Plan, including, without limitation, a release of the Debtors, the Reorganized Debtors, the Liquidating Trustee, and each of their respective Related Persons from any and all direct and derivative claims arising from or related to such holder’s Allowed WMB Senior Notes Claim, as well as any misrepresentation or other similar claim for damages arising from the purchase or sale of such holder’s Allowed WMB Senior Notes Claim (including, without limitation, any Section 510(b) Subordinated WMB Notes Claims that such holder may have).  Payments made by WMI pursuant to this Section 21.1(a) shall be treated as payments made on account of the WMB Senior Notes held by holders of Allowed WMB Senior Notes Claims, and shall reduce the principal amount of such notes (and thus the maximum recovery permitted against the Receivership).  The FDIC Receiver acknowledges that amounts distributed to the holders of Allowed WMB Senior Notes Claims under the Plan shall not be credited against or otherwise reduce their claims against the Receivership solely for purposes of determining the holders’ relative participation in distributions (unless and until each holder has recovered, in the aggregate, through distributions pursuant to the Plan and from the Receivership, the full amount of its claim).  For the avoidance of doubt, all of the $335 million allocated for payment to holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note Holders, as provided in Sections 21.1(a) and (b) of the Plan, shall be paid either to counsel to or to holders of Allowed WMB Senior Notes Claims and Accepting Non-Filing WMB Senior Note Holders,

and none of the foregoing amounts shall revert either to the Debtors or the Reorganized Debtors, or be payable to creditors in any other Class under the Plan.

(b) Non-Filing WMB Senior Note Holders.  Each Non-Filing WMB Senior Note Holder that, in accordance with the Original Disclosure Statement Order, elected to check the box on the Non-Filing WMB Senior Note Holder Election Form labeled “Grant Plan Section 43.6 Release” in connection with the Sixth Amended Plan and, by having checked such box:  (i) such holder shall be deemed to be an Accepting Non-Filing WMB Senior Note Holder, (ii) such holder shall be entitled to receive its Pro Rata Share of BB Liquidating Trust Interests, and (iii) such holder shall consent to provide on its behalf and with respect to its WMB Senior Notes the releases provided in Section 41.6 of the Plan, including, without limitation, a release of the Debtors, the Reorganized Debtors, and the Liquidating Trustee from all direct and derivative claims arising from or related to such holder’s WMB Senior Notes, as well as any misrepresentation or other similar claim for damages arising from the purchase or sale of such holders (WMB Senior Notes); provided, however, that the foregoing is not intended, nor shall it be construed, to release (i) the Debtors from their obligations pursuant to the Plan and (ii) the FDIC Receiver or the Receivership with respect to distributions to be made from the Receivership on account of WMB Senior Notes.  Payments made by WMI pursuant to this Section 21.1(b) shall be treated as payments made on account of the WMB Senior Notes held by Accepting Non-Filing WMB Senior Note Holders, and shall reduce the principal amount of such notes (and thus the maximum recovery permitted against the Receivership).  The FDIC Receiver acknowledges that amounts distributed to Accepting Non-Filing WMB Senior Note Holders under the Plan shall not be credited against or otherwise reduce their claims against the Receivership solely for purposes of determining the holders’ relative participation in distributions (unless and until each holder has recovered, in the aggregate, through distributions pursuant to the Plan and from the Receivership, the full amount of its claim).  Notwithstanding the foregoing, and irrespective of whether a Non-Filing WMB Senior Note Holder receives a distribution of BB Liquidating Trust Interests pursuant to this Section (b), no Non-Filing WMB Senior Note Holder shall be deemed to hold a Claim against the Debtors with respect to such holder’s WMB Senior Notes.

(c) Class 17B – WMB Subordinated Notes.  On the Effective Date, and in consideration for the distribution to be made to the FDIC Receiver pursuant to the Global Settlement Agreement, all WMB Subordinated Notes Claims, to the extent that they are not Section 510(b) Subordinated WMB Notes Claims, shall be deemed disallowed, and holders thereof shall not receive any distribution from the Debtors.

(d) Right to Recovery.  WMB Senior Notes Claims and WMB Subordinated Notes Claims are not superior in right of recovery to Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Allowed General Unsecured Claims, or Allowed Late Filed Claims, and the holders of WMB Senior Notes Claims and WMB Subordinated Notes Claims may not seek recourse, payment, turnover, indemnity, damages, setoff, pay-over, or other compensation from holders of any Allowed Claims, including, without limitation, Senior Notes Claims, Senior Subordinated Notes Claims, CCB-1 Guarantees Claims, CCB-2 Guarantees Claims, PIERS Claims, General Unsecured Claims, or Late-Filed Claims, on account of WMB-issued obligations.

ARTICLE XXII

PROVISION FOR TREATMENT OF SUBORDINATED CLAIMS (CLASS 18)

22.1 Treatment of Subordinated Claims:  Commencing on the Effective Date, and in the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full, each holder of an Allowed Subordinated Claim shall receive, in full satisfaction, release and exchange of such holder’s Allowed Subordinated Claim and Postpetition Interest Claim, such holder’s Pro Rata Share of, Liquidating Trust Interests in an aggregate amount equal to such holder’s Allowed Subordinated Claim and Postpetition Interest Claim.

22.2 Limitation on Recovery:  Notwithstanding anything contained herein to the contrary, including, without limitation, the distributions to be made to a holder of an Allowed Subordinated Claim in accordance with Section 22.1 of the Plan, in the event that the sum of Cash received on account of Liquidating Trust Interests in accordance with Section 22.1 are equal to or in excess of one hundred percent (100%) of such holder’s Allowed Subordinated Claim and Postpetition Interest Claim, the Cash received on account of Liquidating Trust Interests that is distributable to such holder in excess of such one hundred percent (100%) shall be deemed redistributed to holders of the Equity Interests or the Disbursing Agent for and on behalf of holders of Disputed Claims in accordance with the Subordination Model attached hereto as Exhibit “H”.

ARTICLE XXIII

PROVISION FOR TREATMENT OF PREFERRED EQUITY INTEREST (CLASS 19)

23.1 Treatment of Preferred Equity Interests:  Commencing on the Effective Date, and subject to the execution and delivery of a release in accordance with the provisions of Section 41.6 of the Plan, each holder of a Preferred Equity Interest, including, without limitation, each holder of a REIT Series, shall be entitled to receive such holder’s Pro Rata Share of seventy percent (70%) of (a) subject to the right of election provided in Sections 6.2(b), 7.2(b), 16.1(b)(ii), 18.2(b), 19.2(b) and 20.2(b) of the Plan, the Reorganized Common Stock, and (b) in the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full (including with respect to Allowed Subordinated Claims), any Liquidating Trust Interests to be redistributed; provided, however, that, in the event that, at the Confirmation Hearing and in the Confirmation Order, the Bankruptcy Court determines that a different percentage should apply, the foregoing percentage shall be adjusted in accordance with the determination of the Bankruptcy Court and be binding upon each holder of a Preferred Equity Interest.  In addition, and separate and distinct from the distribution to be provided to holders of the Preferred Equity Interests from the Debtors, pursuant to the Global Settlement Agreement, and in exchange for the releases set forth in the Global Settlement Agreement and in Article XLI herein, on the Effective Date, JPMC shall pay, or transfer to the Disbursing Agent, for payment to each Releasing REIT Trust Holder its pro rata share of Fifty Million Dollars ($50,000,000.00), determined by multiplying (a) Fifty Million Dollars ($50,000,000.00) times (b) an amount equal to (i) the principal amount of REIT Series held by such Releasing REIT Trust Holder on the voting record date with respect to the Sixth Amended Plan divided by (ii) the outstanding principal amount of all REIT Series (which is Four Billion Dollars ($4,000,000,000.00)); provided, however, that the release of claims against the “Releasees” delivered in connection with the solicitation of acceptances and rejections to the Sixth Amended Plan shall be deemed binding and effective for each Releasing REIT Trust Holder; and, provided, further, that, at the election of JPMC, the amount payable to Releasing REIT Trust Holders pursuant to this Section 23.1 and Section 2.24 of the Global Settlement Agreement may be paid in shares of common stock of JPMC, having an aggregate value equal to the amount of cash to be paid pursuant to this Section 23.1 and Section 2.24 of the Global Settlement Agreement, valued at the average trading price during the thirty (30) day period immediately preceding the Effective Date.  While JPMC’s maximum liability pursuant to this Section 23.1 and Section 2.24 of the Global Settlement Agreement is Fifty Million Dollars ($50,000,000.00), JPMC’s liability shall be reduced to the extent the Releasing REIT Trust Holders comprise less than all of the outstanding REIT Series holders.

23.2 Cancellation of REIT Series:  Notwithstanding the provisions of Section 23.1 hereof, on the Effective Date, all REIT Series shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.  For the avoidance of doubt, this Section 23.2 shall have no effect on, and shall not result in the extinguishment or cancellation of, the Trust Preferred Securities and, in accordance with the Global Settlement Agreement, JPMC or its designee is the sole legal, equitable and beneficial owner of the Trust Preferred Securities for all purposes.

23.3 Cancellation of Preferred Equity Interests:  Notwithstanding the provisions of Section 23.1 hereof, on the Effective Date, all non-REIT Series Preferred Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXIV

PROVISION FOR TREATMENT OF DIME WARRANTS (CLASS 21)

24.1 Treatment of Dime Warrants:  Commencing on the Effective Date, and subject to the execution and delivery of a release in accordance with the provisions of Section 41.6 of the Plan, each holder of Dime Warrants shall be entitled to receive such holder’s Pro Rata Share of thirty percent (30%) of (a) subject to right of election provided in Sections 6.2(b), 7.2(b), 16.1(b)(ii), 18.2(b), 19.2(b) and 20.2(b) of the Plan, the Reorganized Common Stock and (b) in the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full (including with respect to Allowed Subordinated Claims), any Liquidating Trust Interests to be redistributed, each to be shared on a pari passu basis with holders of Common Equity Interests; provided, however, that, to the extent that holders of Dime Warrants are determined, pursuant to a Final Order, to hold Allowed Claims, and such Allowed Claims are not otherwise subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code, such Allowed Claims shall be deemed to be Allowed General Unsecured Claims classified in Class 12 of the Plan and shall receive the treatment provided in Article XVI hereof; and, provided, further, that, in the event at the Confirmation Hearing and in the Confirmation Order, the Bankruptcy Court determines that a different percentage should apply, the foregoing percentage shall be adjusted in accordance with the determination of the Bankruptcy Court and be binding upon each holder of a Dime Warrant.

24.2 Cancellation of Dime Warrants:  Notwithstanding the provisions of Section 24.1 hereof, on the Effective Date, all Dime Warrants shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXV

PROVISION FOR TREATMENT OF COMMON EQUITY INTERESTS (CLASS 22)

25.1 Treatment of Common Equity Interests:  Commencing on the Effective Date, and subject to the execution and delivery of a release in accordance with the provisions of Section 41.6 of the Plan, each holder of Common Equity Interests shall be entitled to receive such holder’s Pro Rata Share of thirty percent (30%) of (a) subject to the right of election provided in Sections 6.2(b), 7.2(b), 16.1(b)(ii), 18.2(b), 19.2(b) and 20.2(b) of the Plan, the Reorganized Common Stock and (b) in the event that all Allowed Claims and Postpetition Interest Claims in respect of Allowed Claims are paid in full (including with respect to Allowed Subordinated Claims), any Liquidating Trust Interests to be redistributed, each to be shared on a pari passu basis with holders of the Dime Warrants to the extent that Dime Warrants are determined pursuant to a Final Order, to constitute Equity Interests or subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code; provided, however, that, in the event at the Confirmation Hearing and in the Confirmation Order, the Bankruptcy Court determines that a different percentage should apply, the foregoing percentage shall be adjusted in accordance with the determination of the Bankruptcy Court and be binding upon each holder of a Common Equity Interest.

25.2 Cancellation of Common Equity Interests:  Notwithstanding the provisions of Section 25.1 hereof, on the Effective Date, all Common Equity Interests shall be deemed extinguished and the certificates and all other documents representing such Equity Interests shall be deemed cancelled and of no force and effect.

ARTICLE XXVI

PROVISION FOR TREATMENT OF DISPUTED CLAIMS AND
DISPUTED EQUITY INTERESTS

26.1 Objections to Claims; Prosecution of Disputed Claims and Disputed Equity Interests:  The Liquidating Trustee shall object to, and shall assume any pending objection filed by the Debtors to, the allowance of Claims and Equity Interests filed with the Bankruptcy Court with respect to which it disputes liability, priority or amount, including, without limitation, objections to Claims and Equity Interests that have been assigned and the assertion of the doctrine of equitable subordination with respect thereto.  All objections, affirmative defenses and counterclaims shall be litigated to Final Order; provided, however, that the Liquidating Trustee shall have the authority to file, settle, compromise or withdraw any objections to Claims or Equity Interests.  Unless otherwise ordered by the Bankruptcy Court, to the extent not already objected to by the Debtors, the Liquidating Trustee shall file and serve all objections to Claims and Equity Interests as soon as practicable, but, in each instance, not later than one hundred eighty (180) days following the Effective Date or such later date as may be approved by the Bankruptcy Court.

26.2 Estimation of Claims:  On and after the Effective Date, and unless otherwise limited by an order of the Bankruptcy Court, the Liquidating Trustee may at any time request the Bankruptcy Court to estimate for final distribution purposes any contingent, unliquidated or Disputed Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtors previously objected to or sought to estimate such Claim, and the Bankruptcy Court will retain jurisdiction to consider any request to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Unless otherwise provided in an order of the Bankruptcy Court, in the event that the Bankruptcy Court estimates any contingent, unliquidated or Disputed Claim, the estimated amount shall constitute either the allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court; provided, however, that, if the estimate constitutes the maximum limitation on such Claim, the Liquidating Trustee may elect to pursue supplemental proceedings to object to any ultimate allowance of such Claim; and, provided, further, that the foregoing is not intended to limit the rights granted by section 502(j) of the Bankruptcy Code.  All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and not necessarily exclusive of one another; provided, however, that in no event shall any such procedure increase or expand payment or performance from JPMC for any JPMC Assumed Liabilities.

26.3 Payments and Distributions on Disputed Claims and Disputed Equity Interests:

(a) Disputed Claims Holdback.  From and after the Effective Date, and until such time as each Disputed Claim has been compromised and settled, estimated by the Bankruptcy Court in an amount constituting the allowed amount, or allowed or disallowed by Final Order of the Bankruptcy Court, the Liquidating Trustee shall retain, for the benefit of each holder of a Disputed Claim, Creditor Cash (which the Disbursing Agent shall transfer to the Liquidating Trustee), Liquidating Trust Interests, and, to the extent elected by such holder, Runoff Notes and Reorganized Common Stock, and any dividends, gains or income attributable in respect of any of the foregoing, in an amount equal to the Pro Rata Share of distributions that would have been made to the holder of such Disputed Claim if it were an Allowed Claim in an amount equal to the lesser of (i) the liquidated amount set forth in the filed proof of Claim relating to such Disputed Claim, (ii) the amount in which the Disputed Claim shall be estimated by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code constitutes and represents the maximum amount in which such Claim may ultimately become an Allowed Claim, and (iii) such other amount as may be agreed upon by the holder of such Disputed Claim and the Liquidating Trustee; provided, however, that the recovery by any holder of a Disputed Claim shall not exceed the lesser of (i), (ii) and (iii) above.  Any Creditor Cash, Liquidating Trust Interests, Runoff Notes and Reorganized Common Stock retained and held for the benefit of a holder of a Disputed Claim shall be treated as a payment and reduction on account of such Disputed Claim for purposes of computing any additional amounts to be paid in Cash or distributed in Liquidating Trust Interests, Runoff Notes or Reorganized Common Stock in the

event the Disputed Claim ultimately becomes an Allowed Claim.  Such Creditor Cash and any dividends, gains or income paid on account of the Liquidating Trust Interests, Runoff Notes and the Reorganized Common Stock (if any) retained for the benefit of holders of Disputed Claims shall be retained by the Liquidating Trust for the benefit of such holders pending determination of their entitlement thereto under the terms of the Plan.  To the extent that the Liquidating Trust retains Runoff Notes or Reorganized Common Stock on behalf of Disputed Claim holders, until such time as such stock is distributed, the Liquidating Trustee shall exercise voting or consent rights with respect to such stock; provided, however, that the Liquidating Trustee shall be obligated to vote or consent, as the case may be, as to such stock in the same proportion as all other holders of issued and distributed Reorganized Common Stock have voted or consented, in each case on an issue-by-issue basis.

(b) Allowance of Disputed Claims.  At such time as a Disputed Claim becomes, in whole or in part, an Allowed Claim, the Liquidating Trustee shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan, together with any earnings that has accrued on the amount of Creditor Cash, Liquidating Trust Interests, Runoff Notes and Reorganized Common Stock so retained (net of any expenses, including any taxes, relating thereto), but only to the extent that such earnings are attributable to the amount of the Allowed Claim.  Such distribution, if any, shall be made as soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing such Disputed Claim becomes a Final Order, but in no event more than ninety (90) days thereafter.  The balance of any Creditor Cash, Liquidating Trust Interests, Runoff Notes and Reorganized Common Stock previously retained but not distributed to a Disputed Claim holder shall be included in future calculations of Cash, Liquidating Trust Interests, Runoff Notes and Reorganized Common Stock, respectively, to holders of Allowed Claims.

(c) Tax Treatment of Retained Assets on Account of Disputed Claims.  The Liquidating Trustee shall treat any Assets retained pursuant to this Section 26.3 as part of the Liquidating Trust Claims Reserve.

(d) Disputed Equity Escrow.  From and after the Effective Date, (i) until such time as the Dime Warrant Litigation is determined, pursuant to a Final Order, or a compromise and settlement is approved, pursuant to a Final Order, by the Bankruptcy Court with respect to the Dime Warrant Litigation, there shall be held in the Disputed Equity Escrow by the Liquidating Trustee, as escrow agent, for the benefit of each holder of a Dime Warrant, Reorganized Common Stock, and any dividends, gains or income attributable in respect of such Reorganized Common Stock, in an amount equal to the Pro Rata Share of Reorganized Common Stock that would have been made to the holders of Dime Warrants if such Dime Warrants were Allowed Equity Interests in an amount equal to the lesser of (1) the amount estimated by the Bankruptcy Court as the maximum amount in which the Disputed Claims relating to the Dime Warrants may ultimately become Allowed Claims times the per share price of Common Equity Interests on a date established by the Bankruptcy Court bears to the market capitalization of all other Common Equity Interests (as determined by the Bankruptcy Court using such same per share price), (2) the liquidated amount determined, pursuant to an order of the Bankruptcy Court, as the amount in which the Disputed Claims relating to the Dime Warrants are Allowed Claims times the per share price of Common Equity Interests on a date established by the Bankruptcy Court bears to the market capitalization of all other Common Equity Interests (as determined by the Bankruptcy Court using such same per share price), (3) the amount established by the United States Court of Federal Claims in the Anchor Litigation, pursuant to a Final Order, as applied in connection with the Dime Warrant Litigation, times the per share price of Common Equity Interests on a date established by the Bankruptcy Court bears to the market capitalization of all other Common Equity Interests (as determined by the Bankruptcy Court using such same per share price) and (4) such other amount as may be agreed upon by the plaintiffs in the Dime Warrant Litigation and the Liquidating Trustee; provided, however, the recovery in connection with the Dime Warrant Litigation shall not exceed the lesser of (1), (2), (3) and (4) above, and (ii) until such time, or from time to time, as each Disputed Equity Interest has been compromised and settled or allowed or disallowed by Final Order of the Bankruptcy Court, there shall be held in the Disputed Equity Escrow by the Liquidating Trustee, as escrow agent, for the benefit of each holder of a Disputed Equity Interest, Reorganized Common Stock and any dividends, gains or income attributable in respect of such Reorganized Common Stock, in an amount equal to the Pro Rata Share of distributions that would have been made to the holder of such Disputed Equity Interest if it were an Allowed Equity Interest.  To the extent that the Liquidating Trustee retains any such Reorganized Common Stock, until such time as such stock is distributed, the Liquidating Trustee shall exercise voting or consent rights with respect to such stock; provided, however, that the Liquidating Trustee shall be obligated to vote or consent, as the case may be, as to such stock in the same proportion as all other holders of issued and distributed Reorganized Common Stock have voted or consented, in each case on an issue-by-issue basis.  Apart from the Liquidating Trustee serving as escrow agent, the Disputed Equity Escrow shall be separate and distinct from the Liquidating Trust (and the Liquidating Trust Claims Reserve), and the assets therein shall not comprise part of the Liquidating Trust Assets.

(e) Determinations With Respect to Disputed Equity Interests.  At such time as it is determined, pursuant to a Final Order, that (1) the holders of the Dime Warrants hold Allowed Claims, and such Allowed Claims are not otherwise subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code, the Liquidating Trustee, as escrow agent, shall distribute to the holders of Common Equity Interests entitled to receive a distribution in accordance with the provisions of Section 25.1 hereof, on a pro rata basis, the shares of the Reorganized Common Stock, together with any dividends, gains or income attributable thereto, in the Disputed Equity Escrow and (2) the holders of Dime Warrants hold Equity Interests or Allowed Claims, and Allowed Claims are otherwise subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code, the Liquidating Trustee, as escrow agent, shall distribute to the holders of Dime Warrants the shares of Reorganized Common Stock, together with any dividends, gains or income attributable thereto in the Disputed Equity Escrow.  At such time as any other Disputed Equity Interest becomes, in whole or in part, an Allowed Equity Interest, the Liquidating Trustee shall distribute to the holder thereof the distributions, if any, to which such holder is then entitled under the Plan, together with any dividends, gains or income attributable thereto.  To the extent a Disputed Equity Interest is disallowed, in whole or in part, the Liquidating Trustee, as escrow agent, shall distribute to the holders of Common Equity Interests entitled to receive a distribution in accordance with the provisions of Sections 24.1 and 25.1 of the Plan, on a pro rata basis, the shares of Reorganized Common Stock, together with any dividends, gains or income attributable thereto, allocable to such Disputed Equity Interest. to the extent of such disallowance.  Such distributions shall be made as soon as practicable after the date that the order or judgment of the

Bankruptcy Court with respect to the Dime Warrant Litigation becomes a Final Order, but in no event more than ninety (90) days thereafter.

(f) Tax Treatment of Disputed Equity Escrow.

(1) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee, as escrow agent, of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (A) treat the Disputed Equity Escrow as  “disputed ownership fund” governed by Treasury Regulation section 1.468B-9 (and make any appropriate elections), and (B) to the extent permitted by applicable law, report consistently wit the foregoing for state and local income tax purposes.  All parties (including the Liquidating Trustee, the Debtors, and the holders of Dime Warrants and Disputed Equity Interests) shall report for United States federal, state and local income tax purposes consistently wit the foregoing.

(2) The Liquidating Trustee, as escrow agent, shall be responsible for payment, out of the assets of the Disputed Equity Escrow, of any Taxes imposed on the escrow or its assets.  In the event, and to the extent, any Cash in the Disputed Equity Escrow is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets of the escrow (including any income that may arise upon the distribution of the assets in the escrow), assets of the escrow may be sold to pay such Taxes.

(3) The Liquidating Trustee, as escrow agent, may request an expedited determination of Taxes of the Disputed Equity Escrow under section 505(b) of the Bankruptcy Code for all Tax Returns for all taxable periods through the termination of the escrow.

(4) The Liquidating Trustee, as escrow agent, shall have the same rights and powers, subject to the same limitations, with respect to withholding on distributions of the assets of the Disputed Equity Escrow as the Liquidating Trustee possesses with respect to the Liquidating Trust, as provided in Section 27.14(c) of the Plan.

ARTICLE XXVII

THE LIQUIDATING TRUST

27.1 Execution of Liquidating Trust Agreement:  On or before the Effective Date, the Debtors and the Liquidating Trustee shall execute the Liquidating Trust Agreement, and shall take all other necessary steps to establish the Liquidating Trust and the Liquidating Trust Interests therein, which shall be for the benefit of the Liquidating Trust Beneficiaries, as provided in Sections 6.1, 7.1, 16.1, 16.2, 18.1, 19.1, 20.1 and 22.1, and, in certain circumstances, 23.1, 24.1 and 25.1 of the Plan, whether their Claims are Allowed before, on or after the Effective Date.  The Liquidating Trust Agreement may provide powers, duties, and authorities in addition to those explicitly stated herein, but only to the extent that such powers, duties, and authorities do not affect the status of the Liquidating Trust as a “liquidating trust” for United States federal income tax purposes.

27.2 Purpose of the Liquidating Trust:  The Liquidating Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

27.3 Liquidating Trust Assets:  The Liquidating Trust shall consist of the Liquidating Trust Assets.  On the Effective Date, the Debtors shall transfer all of the Liquidating Trust Assets to the Liquidating Trust.  The Liquidating Trust Assets may be transferred subject to certain liabilities, as provided in the Plan or the Liquidating Trust Agreement.  Such transfer shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar Tax, pursuant to section 1146(a) of the Bankruptcy Code.  Upon delivery of the Liquidating Trust Assets to the Liquidating Trust, the Debtors and their predecessors, successors and assigns, and each other Entity released pursuant to Section 41.5 herein shall be discharged and released from all liability with respect to the delivery of such distributions.  In addition, the Liquidating Trust shall assume all of WMI’s rights and obligations pursuant to Section 2.4 of the Global Settlement Agreement, and WMI shall have no further liability or obligations thereunder, to the extent that the transfer to the Liquidating Trust shall not impose any additional obligations or liabilities on JPMC.

27.4 Administration of the Liquidating Trust:  The Liquidating Trust shall be administered by the Liquidating Trustee according to the Liquidating Trust Agreement and the Plan.  In the event of any inconsistency between the Plan and the Liquidating Trust Agreement, the Liquidating Trust Agreement shall govern.

27.5 The Liquidating Trustee:  In the event the Liquidating Trustee dies, is terminated, or resigns for any reason, the Trust Advisory Board shall designate a successor; provided, however, that under no circumstance shall the Liquidating Trustee be a director or officer with respect to any Affiliate of the Liquidating Trust.

27.6 Role of the Liquidating Trustee:  In furtherance of and consistent with the purpose of the Liquidating Trust and the Plan, and subject to the terms of the Confirmation Order, the Plan and the Liquidating Trust Agreement, and the oversight of the Trust Advisory Board, the Liquidating Trustee shall, among other things, have the following rights, powers and duties, in each case subject to the Global Settlement Agreement: (i) to hold, manage, convert to Cash, and distribute the Liquidating Trust Assets, including prosecuting and resolving the Claims belonging to the Liquidating Trust, (ii) to hold the Liquidating Trust Assets for the benefit of the Liquidating Trust Beneficiaries, whether their Claims are Allowed on or after the Effective Date, (iii) in the Liquidating Trustee’s reasonable business judgment, to investigate, prosecute, settle and/or abandon rights, causes of action, or litigation of the Liquidating Trust, including, without limitation, Avoidance Actions, (iv) to monitor and enforce the implementation of the Plan, (v) to file all tax and regulatory forms, returns, reports, and other documents required with respect to the Liquidating Trust, (vi) in the Liquidating Trustee’s reasonable business judgment, to object to Claims, and manage, control, prosecute, and/or settle on behalf of the Liquidating Trust, objections to Claims on account of which the Liquidating Trustee (as Disbursing Agent) will be responsible (if Allowed) for making distributions under the Plan, (vii) to take all actions necessary and create any document necessary to implement the Plan, (viii) to hold, manage, and distribute Cash or non-Cash Liquidating Trust Assets obtained through the exercise of its power and authority, (ix) to act as a signatory to the Debtors for all purposes, including those associated with the novation of contracts or other obligations arising out of the sales of the Debtors’ assets, and (x) to take all necessary actions and file all appropriate motions to obtain an order closing the Chapter 11 Cases.  In all circumstances, the Liquidating Trustee shall comply with all of the Debtors’ obligations under the Global Settlement Agreement and in accordance with applicable law, and otherwise shall act in the best interests of all Liquidating Trust Beneficiaries and in furtherance of the purpose of the Liquidating Trust.  Under no circumstance may the Liquidating Trustee serve on the Board of Directors of any Affiliate of the Liquidating Trust.

27.7 Liquidating Trustee’s Tax Power for Debtors:

(a) Following the Effective Date, the Liquidating Trustee shall prepare and file (or cause to be prepared and filed), on behalf of the Debtors, all Tax Returns required to be filed or that the Liquidating Trustee otherwise deems appropriate, including the filing of amended Tax Returns or requests for refunds for all taxable periods ended on or before December 31, 2009.

(b) For all taxable periods ended on or before December 31, 2009, the Liquidating Trustee shall have full and exclusive authority and responsibility in respect of all Taxes of the Debtors (including, without limitation, as the common parent or other agent of any consolidated, combined or unitary tax group of which the Debtors were the agent), to the same extent as if the Liquidating Trustee was the Debtor-in-Possession.  Without limiting the foregoing, each of the Debtors shall execute, on or prior to the Effective Date, a power of attorney authorizing the Liquidating Trustee to correspond with any Authority on behalf of such Debtor and to sign, collect, negotiate, settle, and administer Tax payments and Tax Returns.

(c) In furtherance of the transfer of the Liquidating Trust Assets to the Liquidating Trust on the Effective Date, the Liquidating Trust shall be entitled to all Tax Refunds of the Debtors (and the Liquidating Trust bears responsibility for (i) all Tax liabilities of the Debtors for taxable years ended on or before December 31, 2009, to the extent not discharged by the Plan or provided for payment in the Plan or the Global Settlement Agreement and (ii) WMI’s obligations pursuant to Section 2.4 of the Global Settlement Agreement), it being understood that the Liquidating Trustee only shall have whatever rights WMI itself has pursuant to the terms of the Global Settlement Agreement and the Liquidating Trustee shall be contractually bound to all restrictions in the Global Settlement Agreement with respect to tax filings.

27.8 Transferability of Liquidating Trust Interests:  The Liquidating Trust Interests shall not be transferable or assignable except by will, intestate succession or operation of law.

27.9 Cash:  The Liquidating Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable IRS guidelines, rulings, or other controlling authorities.

27.10 Distribution of Liquidating Trust Assets:  The Liquidating Trustee shall distribute to the holders of Allowed Claims on account of their Liquidating Trust Interests, on a quarterly basis, all unrestricted Cash on hand (including any Cash received from the Debtors on the Effective Date, and treating any permissible investment as Cash for purposes of this Section 27.10), except (i) Cash reserved pursuant to the Liquidating Trust Agreement to fund the activities of the Liquidating Trust, (ii) such amounts as are allocable to or retained on account of Disputed Claims in accordance with Section 26.3 of the Plan, and (iii) such additional amounts as are reasonably necessary to (A) meet contingent liabilities and to maintain the value of the Liquidating Trust Assets during liquidation, (B) pay reasonable incurred or anticipated expenses (including, but not limited to, any Taxes imposed on or payable by the Debtors or the Liquidating Trust or in respect of the Liquidating Trust Assets), or (C) as are necessary to satisfy other liabilities incurred or anticipated by the Liquidating Trust in accordance with the Plan, the Global Settlement Agreement, or the Liquidating Trust Agreement; provided, however, that, and subject to the distribution of Runoff Notes as may be required in accordance with the provisions of Section 31.14 of the Plan, the Liquidating Trustee shall not be required to make a distribution pursuant to this Section 27.10 if the aggregate, net amount of unrestricted Cash available for distribution (taking into account the above listed exclusions) is such as would make the distribution impracticable as reasonably determined by the Liquidating Trustee, with the consent of the Trust Advisory Board, in accordance with applicable law, and so long as such aggregate amount is less than Twenty-Five Million Dollars ($25,000,000.00); and, provided, further, that the Liquidating Trustee, with the consent of the Trust Advisory Board, may decide to forego the first quarterly distribution to those holders of Liquidating Trust Interests with respect to which the Liquidating Trustee, in its reasonable judgment, is not administratively prepared to make such distribution, in which case, such distribution shall be made to such holders as soon as practicable after the Liquidating Trustee is administratively prepared to do so.

27.11 Costs and Expenses of the Liquidating Trust:  The reasonable costs and expenses of the Liquidating Trust, including the fees and expenses of the Liquidating Trustee and its retained professionals, shall be paid out of the Liquidating Trust Assets.  Fees and expenses incurred in connection with the prosecution and settlement of any Claims shall be considered costs and expenses of the Liquidating Trust.

27.12 Compensation of the Liquidating Trustee:  The individual(s) serving as or comprising the Liquidating Trustee shall be entitled to reasonable compensation in an amount consistent with that of similar functionaries in similar roles, the payment of which shall be subject to the approval of the Bankruptcy Court.

27.13 Retention of Professionals/Employees by the Liquidating Trustee:  The Liquidating Trustee may retain and compensate attorneys, other professionals, and employees to assist in its duties as Liquidating Trustee on such terms as the Liquidating Trustee deems appropriate without Bankruptcy Court approval.  The Liquidating Trustee may assume existing contracts and/or leases that WMI is party to, including, without limitation, employment agreements, or may enter into new arrangements on substantially similar terms.  Without limiting the foregoing, the Liquidating Trustee may retain any professional that represented parties in interest in the Chapter 11 Cases.

27.14 Federal Income Tax Treatment of the Liquidating Trust:

(a) Liquidating Trust Assets Treated as Owned by Creditors.  For all United States federal income tax purposes, all parties (including, without limitation, the Debtors, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets to the Liquidating Trust as (1) a transfer of the Liquidating Trust Assets (subject to any obligations relating to those assets) directly to the Liquidating Trust Beneficiaries and, to the extent Liquidating Trust Assets are allocable to Disputed Claims, to the Liquidating Trust Claims Reserve, followed by (2) the transfer by such beneficiaries to the Liquidating Trust of the Liquidating Trust Assets (other than the Liquidating Trust Assets allocable to the Liquidating Trust Claims Reserve) in exchange for Liquidating Trust Interests.  Accordingly, the Liquidating Trust Beneficiaries shall be treated for United States federal income tax purposes as the grantors and owners of their respective share of the Liquidating Trust Assets (other than such Liquidating Trust Assets as are allocable to the Liquidating Trust Claims Reserve, discussed below).  The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

(b) Tax Reporting.

(1) The Liquidating Trustee shall file Tax Returns for the Liquidating Trust treating the Liquidating Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 27.14.  The Liquidating Trustee also will annually send to each holder of a Liquidating Trust Interest a separate statement regarding the receipts and expenditures of the Liquidating Trust as relevant for U.S. federal income tax purposes and will instruct all such holders to use such information in preparing their U.S. federal income tax returns or to forward the appropriate information to such holder’s underlying beneficial holders with instructions to utilize such information in preparing their U.S. federal income tax returns.  The Liquidating Trustee shall also file (or cause to be filed) any other statement, return or disclosure relating to the Liquidating Trust that is required by any governmental unit.

(2) On or before the Effective Date, the Debtors shall provide the Liquidating Trustee with a good-faith valuation of the Tax Refunds as of the Effective Date.  The Liquidating Trustee will then in good faith value all other Liquidating Trust Assets, and shall make all such values (including the Tax Refund values) available from time to time, to the extent relevant, and such values shall be used consistently by all parties to the Liquidating Trust (including, without limitation, the Debtors, the Liquidating Trustee, and Liquidating Trust Beneficiaries) for all United States federal income tax purposes.

(3) Allocations of Liquidating Trust taxable income among the Liquidating Trust Beneficiaries (other than taxable income allocable to the Liquidating Trust Claims Reserve) shall be determined by reference to the manner in which an amount of cash representing such taxable income would be distributed (were such cash permitted to be distributed at such time) if, immediately prior to such deemed distribution, the Liquidating Trust had distributed all its assets (valued at their tax book value, and other than assets allocable to the Liquidating Trust Claims Reserve) to the holders of the Liquidating Trust Interests, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Liquidating Trust.  Similarly, taxable loss of the Liquidating Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a hypothetical liquidating distribution of the remaining Liquidating Trust Assets.  The tax book value of the Liquidating Trust Assets for purpose of this paragraph shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the IRC, the applicable Treasury Regulations, and other applicable administrative and judicial authorities and pronouncements.

(4) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Liquidating Trustee of a private letter ruling if the Liquidating Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Liquidating Trustee), the Liquidating Trustee shall (A) timely elect to treat any Liquidating Trust Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Liquidating Trustee, the Debtors, and the Liquidating Trust Beneficiaries) shall report for United States federal, state and local income tax purposes consistently with the foregoing.

(5) The Liquidating Trustee shall be responsible for payment, out of the Liquidating Trust Assets, of any Taxes imposed on the trust or its assets, including the Liquidating Trust Claims Reserve.  In the event, and to the extent, any Cash retained on account of Disputed Claims in the Liquidating Trust Claims Reserve is insufficient to pay the portion of any such Taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims (including any income that may arise upon the distribution of the assets of the Liquidating Trust Claims Reserve), such Taxes may be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts otherwise distributable by the Liquidating Trustee as a result of the resolution of such Disputed Claims.

(6) The Liquidating Trustee may request an expedited determination of Taxes of the Liquidating Trust, including the Liquidating Trust Claims Reserve, or the Debtors under section 505(b) of the Bankruptcy Code for all Tax Returns filed for, or on behalf of, the Liquidating Trust or the Debtors for all taxable periods through the dissolution of the Liquidating Trust.

(c) Tax Withholdings by Liquidating Trustee.  The Liquidating Trustee may withhold and pay to the appropriate Tax Authority all amounts required to be withheld pursuant to the IRC or any provision of any foreign, state or local tax law with respect to any payment or distribution to the holders of Liquidating Trust Interests.  All such amounts withheld and paid to the appropriate Tax Authority (or placed in escrow pending resolution of the need to withhold) shall be treated as amounts distributed to such holders of Liquidating Trust Interests for all purposes of the Liquidating Trust Agreement.  The Liquidating Trustee shall be authorized to collect such tax information from the holders of Liquidating Trust Interests (including, without limitation, social security numbers or other tax identification numbers) as in its sole discretion the Liquidating Trustee deems necessary to effectuate the Plan, the Confirmation Order, and the Liquidating Trust Agreement.  In order to receive distributions under the Plan, all holders of Liquidating Trust Interests (including, without limitation, (i) holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, Allowed General Unsecured Claims, Allowed Late-Filed Claims, Allowed WMB Senior Notes Claims, Allowed Preferred Equity Interests, Allowed Common Equity Interests and holders of Dime Warrants and (ii) Accepting Non-Filing WMB Senior Note Holders, who, in each case, deliver a release in accordance with the provisions of Section 41.6 of the Plan) shall be required to identify themselves to the Liquidating Trustee and provide tax information and the specifics of their holdings, to the extent the Liquidating Trustee deems appropriate in the manner and in accordance with the procedures from time to time established by the Liquidating Trustee for these purposes.  This identification requirement generally applies to all holders, including those who hold their securities in street name.  The Liquidating Trustee may refuse to make a distribution to any holder of a Liquidating Trust Interest that fails to furnish such information in a timely fashion, and until such information is delivered, and may treat such holder’s Liquidating Trust Interests as disputed; provided, however, that, if such information is not furnished to the Liquidating Trustee within six (6) months of the original request to furnish such information, no further distributions shall be made to the holder of such Liquidating Trust Interest; and, provided, further, that, upon the delivery of such information by a holder of a Liquidating Trust Interest, the Liquidating Trustee shall make such distribution to which the holder of the Liquidating Trust Interest is entitled, without additional interest occasioned by such holder’s delay in providing tax information; and, provided, further that, if the Liquidating Trustee fails to withhold in respect of amounts received or distributable with respect to any such holder and the Liquidating Trustee is later held liable for the amount of such withholding, such holder shall reimburse the Liquidating Trustee for such liability (to the extent such amounts were actually distributed to such holder).

(d) Dissolution.  The Liquidating Trustee and the Liquidating Trust shall be discharged or dissolved, as the case may be, upon the earlier to occur of (i) all of the Liquidating Trust Assets have been distributed pursuant to the Plan and the Liquidating Trust Agreement, (ii) the Liquidating Trustee determines, with the consent of the Trust Advisory

Board, that the administration of any remaining Liquidating Trust Assets is not likely to yield sufficient additional Liquidating Trust proceeds to justify further pursuit, and (iii) all distributions required to be made by the Liquidating Trustee under the Plan and the Liquidating Trust Agreement have been made; provided, however, in no event shall the Liquidating Trust be dissolved later than three (3) years from the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the third (3rd) anniversary (or within the six-month period prior to the end of an extension period), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable private letter ruling from the IRS or an opinion of counsel satisfactory to the Liquidating Trustee and the Trust Advisory Board that any further extension would not adversely affect the status of the trust as a liquidating trust for United States federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Liquidating Trust Assets.  If at any time the Liquidating Trustee determines, in reliance upon such professionals as the Liquidating Trustee may retain, that the expense of administering the Liquidating Trust so as to make a final distribution to its beneficiaries is likely to exceed the value of the assets remaining in the Liquidating Trust, the Liquidating Trustee may apply to the Bankruptcy Court for authority to (i) reserve any amount necessary to dissolve the Liquidating Trust, (ii) donate any balance to a charitable organization (A) described in section 501(c)(3) of the IRC, (B) exempt from United States federal income tax under section 501(a) of the IRC, (C) not a “private foundation”, as defined in section 509(a) of the IRC, and (D) that is unrelated to the Debtors, the Reorganized Debtors, the Liquidating Trust, and any insider of the Liquidating Trustee, and (iii) dissolve the Liquidating Trust.

27.15 Indemnification of Liquidating Trustee:  The Liquidating Trustee or the individual(s) comprising the Liquidating Trustee, as the case may be, and the Liquidating Trustee’s employees, agents and professionals, shall not be liable to the Liquidating Trust Beneficiaries for actions taken or omitted in their capacity as, or on behalf of, the Liquidating Trustee, except those acts arising out of their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all actions or inactions in their capacity as, or on behalf of, the Liquidating Trustee, except for any actions or inactions involving willful misconduct or gross negligence.  Any indemnification claim of the Liquidating Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied solely from the Liquidating Trust Assets and shall be entitled to a priority distribution therefrom, ahead of the Liquidating Trust Interests and any other claim to or interest in such assets.  The Liquidating Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

27.16 Privileges and Obligation to Respond to Ongoing Investigations:  All Privileges shall be transferred, assigned, and delivered to the Liquidating Trust, without waiver, and shall vest in the Liquidating Trustee solely in its capacity as such (and any other individual the Liquidating Trustee, with the consent of the Trust Advisory Board, may designate, as well as any other individual designated in the Liquidating Trust Agreement).  Pursuant to Federal Rule of Evidence 502(d) (to the extent Rule 502(d) is relevant notwithstanding the fact that the Debtors, the Liquidating Trustee, the FDIC Receiver and JPMC are joint holders of certain attorney-client privileges, work product protections, or other immunities or protections from disclosure), no Privileges shall be waived by disclosure to the Liquidating Trustee and the Trust Advisory Board of the Debtors’ information subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure, or by disclosure among the Debtors, the Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver, and/or JPMC of information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure jointly held by the Debtors, the Trust Advisory Board, the FDIC Receiver, the Liquidating Trustee and/or JPMC.  The Liquidating Trustee shall be obligated to respond, on behalf of the Debtors, to all Information Demands.  The FDIC Receiver and JPMC shall take reasonable steps to cooperate with the Liquidating Trustee in responding to Information Demands, and such cooperation shall include, for example, taking all steps necessary to maintain and avoid waiver of any and all Privileges (including, without limitation, any Privileges that are shared jointly among or between any of the parties).  The Liquidating Trustee, with the consent of the Trust Advisory Board, may waive Privileges that are held solely by the Debtors and/or the Liquidating Trust, but not jointly held with the FDIC Receiver and/or JPMC, in the event and to the extent the Liquidating Trustee, with the consent of the Trust Advisory Board, determines in good faith that doing so is in the best interests of the Liquidating Trust and its beneficiaries.  The Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver and JPMC may disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the FDIC Receiver and/or JPMC only (i) upon written permission from the Liquidating Trustee, the FDIC Receiver and JPMC, as the case may be; (ii) pursuant to an order of a court of competent jurisdiction, subject to the procedure described in the next sentence insofar as it applies; or (iii) as otherwise required by law, subject to the procedure described in the next sentence insofar as it applies.  If the Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver or JPMC receives a request from a third party to disclose information that is subject to attorney-client privileges, work product protections, or other immunities or protections from disclosure that are jointly held with the Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver and/or JPMC, the party or parties who receives such request will (w) pursue all reasonable steps to maintain the applicable privileges or protections from disclosure, including, if necessary, to maintain the privileges or protections from disclosure by seeking a protective order against and/or otherwise objecting to the production of such material, (x) notify the Liquidating Trustee, the Trust Advisory Board, FDIC Receiver and/or JPMC, as the case may be, (y) allow the Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver and/or JPMC, as the case may be, reasonable time under the circumstances to seek a protective order against and/or otherwise object to the production of such material, and (z) unless required by law, not disclose the materials in question unless and until any objection raised by the Liquidating Trustee, the Trust Advisory Board, the FDIC Receiver and/or JPMC is resolved in favor of disclosure.

ARTICLE XXVIII

PROSECUTION AND EXTINGUISHMENT OF CLAIMS HELD BY THE DEBTORS

28.1 Prosecution of Claims:  Except as settled and released herein, from and after the Effective Date, the Liquidating Trustee shall have the exclusive right and power to litigate any Claim or Cause of Action that constituted an Asset of the Debtors or Debtors in Possession, including, without limitation, any avoidance or recovery action under section 541, 542, 544, 545, 547, 548, 549, 550, 551, or 553 of the Bankruptcy Code and any other cause of action, right to payment, or claim that may be pending on the Effective Date or instituted by the Debtors,  Debtors in Possession or the Liquidating Trust thereafter, to a Final Order, and the

Liquidating Trustee may compromise and settle such claims, upon approval of the Bankruptcy Court.  The net proceeds of any such litigation or settlement (after satisfaction of all costs and expenses incurred in connection therewith) shall be transferred to the Liquidating Trust for distribution in accordance with the Plan and the Liquidating Trust Agreement.

ARTICLE XXIX

ACCEPTANCE OR REJECTION OF THE PLAN; EFFECT OF
REJECTION BY ONE OR MORE CLASSES OF CLAIMS OR EQUITY INTERESTS

29.1 Impaired Classes to Vote:  Each holder, as of the Voting Record Date, of a Claim or Equity Interest in an impaired Class not otherwise deemed to have rejected or accepted the Plan in accordance with Sections 30.3 and 30.4 of the Plan shall be entitled to vote separately to accept or reject the Plan.

29.2 Acceptance by Class of Creditors:  An impaired Class of holders of Claims shall have accepted the Plan if the Plan is accepted by at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims of such Class that have voted to accept or reject the Plan.

29.3 Cramdown:  In the event that any impaired Class of Claims or Equity Interests shall fail to accept, or be deemed to reject, the Plan in accordance with section 1129(a) of the Bankruptcy Code, the Debtors reserve the right to (i) request that the Bankruptcy Court confirm the Plan in accordance with section 1129(b) of the Bankruptcy Code or (ii) subject to the consent of the Creditors’ Committee, the Equity Committee and AAOC and, in the event it affects any of JPMC’s rights, obligations or liabilities, JPMC, amend the Plan.

ARTICLE XXX

IDENTIFICATION OF CLAIMS AND EQUITY
INTERESTS IMPAIRED AND NOT IMPAIRED BY THE PLAN

30.1 Impaired and Unimpaired Classes:  Claims in Classes 1, 4, and 7 are not impaired under the Plan.  Claims and Equity Interests in Classes 2, 3, 5, 6, 8, 9, 10, 11, 12, 12A and 13 through 22 are impaired under the Plan.

30.2 Impaired Classes Entitled to Vote on Plan:  The Claims and Equity Interests in Classes 2, 3, 5, 6, 8, 9, 10, 11, 12, 12A, 13 through 16, 17A, and 18 through 22 are impaired and receiving distributions pursuant to the Plan, and are therefore entitled to vote to accept or reject the Plan; provided, however, that, in accordance with the Original Disclosure Statement Order, entitlement to vote in Class 19 does not include the right to elect to receive any portion of the payment provided for by JPMC in Section 23.1 of the Plan.

30.3 Claims and Equity Interests Deemed to Reject:  The Claims in Class 17B are not entitled to receive any distribution or retain their Claims pursuant to the Plan, are deemed to reject the Plan, and are not entitled to accept or reject the Plan, pursuant to section 1126(g) of the Bankruptcy Code.

30.4 Claims Deemed to Accept:  The Claims in Classes 1, 4 and 7 are not impaired pursuant to the Plan, are deemed to accept the Plan, and are not entitled to accept or reject the Plan, pursuant to section 1126(f) of the Bankruptcy Code.

30.5 Controversy Concerning Impairment:  In the event of a controversy as to whether any Class of Claims or Equity Interests is impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy.

ARTICLE XXXI

PROVISIONS GOVERNING DISTRIBUTIONS

31.1 Time and Manner of Distributions:  Except as otherwise provided herein, distributions under the Plan shall be made to each holder of an Allowed Claim or Equity Interest as follows:

(a) Initial Distributions of Creditor Cash and Runoff Notes .  Within ten (10) Business Days following the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to each holder of an Allowed Senior Notes Claim, an Allowed Senior Subordinated Notes Claim, an Allowed General Unsecured Claim, an Allowed CCB-1 Guarantees Claim, an Allowed CCB-2 Guarantees Claim, or an Allowed PIERS Claim, such Creditor’s share, if any, of Creditor Cash and Runoff Notes, as determined pursuant to Article VI, Article VII, Article VIII, Article XVI, Article XVIII, Article XIX, and Article XX hereof.

(b) Allocation of Liquidating Trust Interests.  Within ten (10) Business Days after creation of the Liquidating Trust, the Disbursing Agent shall allocate, or cause to be allocated, (i) to the Liquidating Trustee on behalf of holders of Disputed Claims, (ii) to each holder of an Allowed Senior Notes Claim, an Allowed Senior Subordinated Notes Claim, an Allowed General Unsecured Claim, an Allowed CCB-1 Guarantees Claim, an Allowed CCB-2 Guarantees Claim, an Allowed PIERS Claim, an Allowed Late-Filed Claim, an Allowed WMB Senior Notes Claim, and Postpetition Interest Claims in respect of the foregoing, and (iii) to each Accepting Non-Filing WMB Senior Note Holder, such holder’s share, if any, of Liquidating Trust Interests, as determined pursuant to Article VI, Article VII, Article VIII, Article XVI, Article XVIII, Article XIX, and Article XX hereof.  In addition, in the event that all Allowed Claims and Postpetition Interest Claims are paid in full, the Liquidating Trust Interests shall be redistributed to holders of Subordinated Claims and, after such Allowed Claims and Postpetition Interest Claims are paid in full, holders of Preferred Equity Interests, Dime Warrants and Common Equity Interests as set forth in Sections 23.1, 24.1 and 25.1 of the Plan.

(c) Distribution of Cash to Holders of Certain Other Claims.  Except as otherwise provided herein, on or as soon as practicable after the later of (i) the Effective Date and (ii) the date on which such claim becomes an Allowed Claim, the Disbursing Agent shall distribute, or cause to be distributed, to each holder of an Allowed Administrative Expense Claim, an Allowed Priority Tax Claim (to the extent applicable), an Allowed Priority Non-Tax Claim, an Allowed WMI Vendor Claim, an Allowed Convenience Claim, or an Allowed Trustee Claim, such holder’s share of Cash, as determined pursuant to Article III, Article V, Article XV, Article XVII and Section 31.12 hereof.

(d) Distribution of Reorganized Common Stock.  Subject to the provisions of Sections 26.3 and 31.14 of the Plan, within ten (10) Business Days following the Effective Date, the Disbursing Agent shall distribute, or cause to be distributed, to each holder of a Preferred Equity Interest, Dime Warrant (to the extent that holders of Dime Warrants are determined, pursuant to a Final Order, to hold Equity Interests or Allowed Claims subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code), Allowed Common Equity Interests and each holder exercising a right of election pursuant to Sections 6.2(b), 7.2(b), 16.1(b)(ii), 18.2(b), 19.2(b), 20.2 and 31.14 of the Plan, such holder’s share of Reorganized Common Stock.

31.2 Timeliness of Payments:  Any payment or distribution to be made pursuant to the Plan shall be deemed to be timely made if made within ten (10) days after the date specified in the Plan.  Whenever any distribution to be made under this Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due, including, without limitation, deeming distributions made pursuant to Section 32.1(a) hereof to have been made on the Effective Date.

31.3 Distributions by the Disbursing Agent:  All distributions under the Plan shall be made by the Disbursing Agent.  The Disbursing Agent shall be deemed to hold all property to be distributed hereunder in trust for the Entities entitled to receive the same.  The Disbursing Agent shall not hold an economic or beneficial interest in such property.

31.4 Manner of Payment under the Plan:  Unless the Entity receiving a payment agrees otherwise, any payment in Cash to be made by the Disbursing Agent shall be made, at the election of the payor, by check drawn on a domestic bank or by wire transfer from a domestic bank; provided, however, that no Cash payment shall be made to a holder of an Allowed Claim or Equity Interest until such time, if ever, as the amount payable thereto is equal to or greater than Ten Dollars ($10.00).

31.5 Delivery of Distributions:  Subject to the provisions of Rule 9010 of the Bankruptcy Rules, and except as provided in Section 31.4 hereof, distributions and deliveries to holders of Allowed Claims or Equity Interests shall be made at the address of each such holder as set forth on the Schedules filed with the Court, unless superseded by the address set forth on proofs of Claim or Equity Interests filed by such holders, or at the last known address of such holder if no proof of Claim is filed or if the Debtors have been notified in writing of a change of address; provided, however, that initial distributions of Creditor Cash by the Disbursing Agent for the benefit of holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and REIT Series, as applicable, shall be made to the appropriate Trustee (or such Trustee’s designee) under the respective governing documents for such obligations, with the REIT Series distributions to be made to the Trust Preferred Trustees for distribution to holders of the REIT Series.  Each such Trustee (or such Trustee’s designee) shall, in turn, in accordance with the Plan, distribute and deliver Creditor Cash, as applicable, to those holders in whose name Senior Notes, Senior Subordinated Notes, CCB-1 Common Securities, CCB-1 Preferred Securities, CCB-2 Common Securities, CCB-2 Preferred Securities, PIERS Common Securities, PIERS Preferred Securities, and REIT Series representing Allowed Claims are registered, in the applicable Trustees’ books and records, on the Distribution Record Date, in the manner provided for in the applicable Indenture and other governing documents.  The Trustees may conclusively rely upon the distribution instructions received from the Debtors or their agents with respect to contra-CUSIP positions and escrow positions set up by the Debtors or their agents with the Depository Trust Company, and the Trustees shall close and terminate the original CUSIPS after making initial distributions of Creditor Cash and shall have no further distribution obligations thereafter.  The Trustees shall not be required to give any bond or surety or other security for the performance of their duties, unless otherwise ordered by the Court.  The Trustees shall only be required to make the distributions and deliveries described in this Section 31.5 and shall be only required to make such distributions and deliveries in accordance with the terms of the Confirmation Order and the Plan and shall have no liability for actions taken in accordance with the Confirmation Order, the Plan or in reliance upon information provided to the Trustees in accordance with the Confirmation Order, the Plan or in connection with distributions to be made hereunder and thereunder, except for liabilities resulting from their own gross negligence or willful misconduct.  Initial distributions of Reorganized Common Stock and Liquidating Trust Interests by the Disbursing Agent for the benefit of holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and REIT Series, as applicable, will be made by the Disbursing Agent directly to such holders, upon consent of the applicable Trustee, which consent shall not be unreasonably withheld.  Subsequent distributions to holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed CCB-1 Guarantees Claims, Allowed CCB-2 Guarantees Claims, Allowed PIERS Claims, and REIT Series on account of Liquidating Trust Interests (or such holders’ transferees) that have identified themselves to the Liquidating Trustee, to the extent the Liquidating Trustee deems appropriate, will be the responsibility of the Liquidating Trustee as Disbursing Agent.  Notwithstanding the foregoing, all distributions are subject to the Lien and priority rights of the Trustees.  The Debtors, their agents and servicers, the Disbursing Agent and the Trustees shall have no obligation to recognize any transfer of Senior Notes Claims, Senior Notes, Senior Subordinated Notes Claims, Senior Subordinated Notes, CCB-1 Guarantees Claims, CCB-1 Guarantees, CCB-1 Common Securities, CCB-1 Preferred Securities, CCB-2 Guarantees Claims, CCB-2 Guarantees, CCB-2 Common Securities, CCB-2 Preferred Securities, PIERS Claims, PIERS Common Securities, PIERS Preferred Securities, REIT Series, Preferred Equity Interests, Dime Warrants and Common Equity Interests occurring after the Distribution Record Date.

31.6 Undeliverable/Reserved Distributions:

(a) (1)           Holding of Undeliverable Distributions by the Disbursing Agent.  If any distribution to any holder is returned to the Disbursing Agent as undeliverable, no further distribution shall be made to such holder unless and until the Disbursing Agent is notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of the Disbursing Agent until such time as a distribution becomes deliverable.  All Entities ultimately receiving undeliverable Cash shall not be entitled to any interest or other accruals of any kind.  Nothing contained in the Plan shall require the Disbursing Agent to attempt to locate any holder of an Allowed Claim or Equity Interest.

(2) Holding of Undeliverable Distributions by the Liquidating Trustee.  In connection with distributions to be made pursuant to the

Liquidating Trust Agreement, an “undeliverable” distribution shall include, without limitation, a check that is sent to a holder in respect of a distribution to such holder, which check has not been negotiated within six (6) months following the issuance thereof.  Subject to the provisions of Section 31.6(c) of the Plan, if any distribution to a holder of a Liquidating Trust Interest is undeliverable, no additional distribution shall be made to such holder unless and until the Liquidating Trustee (or its duly authorized agent) is notified, in writing, of such holder’s then-current address.  Undeliverable distributions shall remain in the possession of the Liquidating Trustee (or its duly authorized agent) until such time as a distribution becomes deliverable or as set forth in Section 31.6(b) of the Plan.  All Entities ultimately receiving an undeliverable distribution shall not be entitled to any interest or other accruals of any kind on account of the delay in payment resulting from the undeliverable status of such distribution.  Except as required by law, the Liquidating Trustee (or its duly authorized agent) shall not be required to attempt to locate any holder of a Liquidating Trust Interest.

(b) Failure to Claim Undeliverable Distributions.  If (i) a check is sent, by either the Disbursing Agent or the Liquidating Trustee, to a holder in respect of distributions and such check is not negotiated within six (6) months following the date on which such check was issued, or (ii) any other form of distribution to a holder is otherwise undeliverable, the Disbursing Agent or the Liquidating Trustee, as the case may be, (or their duly authorized agent) shall, on or prior to the date that is one hundred eighty (180) days from (i) the Effective Date, with respect to all Allowed Claims as of the Effective Date, and (ii) the date that a distribution is made with respect to any Disputed Claim that becomes an Allowed Claim subsequent to the Effective Date, file a list with the Bankruptcy Court setting forth the names of those Entities for which distributions have been made hereunder that have not been negotiated or have been returned as undeliverable as of the date thereof.  Any holder of an Allowed Claim or Equity Interest on such list that does not identify itself and assert its rights pursuant to the Plan to receive a distribution within one (1) year from the date so listed shall have its entitlement to such undeliverable distribution discharged and shall be forever barred from asserting any entitlement pursuant to the Plan, against the Reorganized Debtors, the Liquidating Trust, the Liquidating Trustee, the Trustees, or their respective professionals, agents, or property.  In such case, the Liquidating Trustee is authorized to permanently remove such holder and its corresponding Claim and/or Trust Interest from such trustee’s books and records and any consideration held for distribution on account of such Allowed Claim or Equity Interest shall revert to such trustee for redistribution to holders of Liquidating Trust Interests in accordance with the terms and provisions hereof.

(c) Reserve Pending Delivery of Third Party Release.  Notwithstanding anything contained herein to the contrary, in the event that a holder of a Claim entitled to a distribution hereunder fails to execute and deliver prior to the Ballot Date the third party release required in accordance with the provisions of Section 41.6 of the Plan (other than (a) holders that affirmatively elect to opt out of granting the releases provided in Section 41.6 and (b) holders of Claims in Class 17A and Non-Filing WMB Senior Note Holders), (i) from and after the Effective Date, the Disbursing Agent or the Liquidating Trustee, as the case may be, shall reserve amounts of Creditor Cash and Liquidating Trust Interests (but not Runoff Notes) otherwise to be distributed to such holder, (ii) provided that a third party release is not executed and delivered by such holder to the Liquidating Trustee prior to the three (3), six (6) and nine (9) month anniversary of the Effective Date, on or prior to the fifth (5th) Business Day following any such date, the Liquidating Trustee shall serve a notice (together with a form of release) upon such holder, either directly or indirectly through such holder’s nominee, informing such holder of such reserved distribution and the requirement of such holder to execute and deliver such third party release to the appropriate trustee prior to delivery of such reserved distribution, and (iii) in the event that, on or prior to the one (1) year anniversary of the Effective Date, such holder fails to execute and deliver such third party release to the appropriate trustee, then, such trustee shall be deemed authorized to permanently remove such holder and its corresponding Claim from such trustee’s books and records and any consideration held for distribution on account of such Allowed Claim shall revert to the Liquidating Trustee for redistribution to holders of Liquidating Trust Interests in accordance with the terms and provisions hereof.  Without in any way limiting the foregoing, release elections, whether submitted in accordance with this Section 31.6(c) or otherwise, will not be accepted during the period between the Ballot Date and the Effective Date, and any release election submitted during such period shall not be recognized and shall be deemed null and void.  In the event that a holder of a Claim seeks to receive and execute a release form in accordance with this provision at any time from and after the Effective Date, but other than pursuant to the periodic notices to be distributed as set forth above, then such holder may, following the Effective Date, submit a request, in writing, to the appropriate trustee to receive a release form, and the appropriate trustee will send such form to such requesting holder on or prior to the fifth (5th) Business Day following the date such trustee receives such request; provided, however, that under no circumstances shall requests for such release form from holders of Claims in Class 17A and Non-Filing WMB Senior Note Holders be honored by the Liquidating Trustee.

31.7 Withholding and Reporting Requirements:  Any party issuing any instrument or making any distribution under the Plan shall comply with all applicable withholding and reporting requirements imposed by any United States federal, state or local tax law or Tax Authority, and all distributions under the Plan shall be subject to any such withholding or reporting requirements.  Notwithstanding the above, each holder of an Allowed Claim or Equity Interest that is to receive a distribution under the Plan shall have the sole and exclusive responsibility for the satisfaction and payment of any Taxes imposed on such holder by any governmental unit, including income, withholding and other tax obligations, on account of such distribution.  Any party issuing any instrument or making any distribution under the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements satisfactory to such issuing or disbursing party for payment of any such withholding Tax obligations and, if any party issuing any instrument or making any distribution under the Plan fails to withhold with respect to any such holder’s distribution, and is later held liable for the amount of such withholding, the holder shall reimburse such party.  The Disbursing Agent may require, as a condition to the receipt of a distribution, that the holder complete the appropriate Form W-8 or Form W-9, as applicable to each holder.  If the holder fails to comply with such a request within one year, such distribution shall be deemed an unclaimed distribution.

31.8 Time Bar to Cash Payments:  Checks issued by the Disbursing Agent on account of Allowed Claims or Equity Interests shall be null and void if not negotiated within ninety (90) days from and after the date of issuance thereof.  Requests for reissuance of any check shall be made directly to the Disbursing Agent by the holder of the Allowed Claim or Equity Interest with respect to which such check originally was issued.  Any claim in respect of such a voided check shall be made on or before the later of (i) the first (1st) anniversary of the Effective Date or (ii) ninety (90) days after the date of issuance of such check, if such check represents a final distribution hereunder on account of such Claim or Equity Interest.  After such date, all Claims and Equity Interests in respect of voided checks shall be discharged and forever barred and the Disbursing Agent shall retain all monies related thereto for the sole purpose of redistribution to holders of Allowed Claims and Equity Interests in accordance with the terms and provisions hereof.

31.9 Distributions After Effective Date:  Distributions made after the Effective Date to (a) holders of Claims that are not Allowed Claims as of the Effective Date, but which later become Allowed Claims, (b) holders of Claims that fail to execute and deliver a third party release prior to the Effective Date, but later do so, and (c) holders of Dime Warrants to the extent the Dime Warrants are determined, pursuant to a Final Order, to hold Equity Interests or Allowed Claims which are subordinated to the level of Common Equity Interests in accordance with section 510 of the Bankruptcy Code, shall be deemed to have been made in accordance with the terms and provisions of Article XXXI of the Plan.

31.10 Setoffs:  Except as otherwise provided in the Plan or in the Confirmation Order, the Disbursing Agent may, pursuant to applicable bankruptcy or non-bankruptcy law, set off against any Allowed Claim and the distributions to be made pursuant to the Plan on account thereof (before any distribution is made on account of such Claim by the Disbursing Agent), the claims, rights, and causes of action of any nature that one or more of the Debtors, Debtors in Possession, or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors, Debtors in Possession, or the Reorganized Debtors of any such claims, rights, and causes of action that the Debtors, Debtors in Possession, or the Reorganized Debtors may possess against such holder; and, provided, further, that nothing contained herein is intended to limit the ability of any Creditor to effectuate rights of setoff or recoupment preserved or permitted by the provisions of sections 553, 555, 559, or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment.

31.11 Allocation of Plan Distributions Between Principal and Interest:  To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

31.12 Payment of Trustee Fees and Expenses:  Upon the entry of an order of the Bankruptcy Court authorizing payment thereof, upon notice and a hearing, the Disbursing Agent, unless otherwise stayed, shall pay the Trustee Claims; provided, however, that, with respect to the allowance of Trustee Claims for which an order of the Bankruptcy Court had been entered prior to the Effective Date the Disbursing Agent shall pay such Trustee Claims as soon as practicable after the Effective Date.  To the extent that the Disbursing Agent fails to pay any

Trustee Claim in full, whether as a result of the Bankruptcy Court’s determination as to whether the Trustee Claim or the amount thereof is reasonable, or a Trustee’s determination not to request payment therefor, such Trustee shall have the right to assert its Lien and priority rights pursuant to the applicable Indenture or Guarantee Agreement for payment of any unpaid amount upon any payment or other distribution to be made in accordance with the provisions contained herein.  Notwithstanding the foregoing, the Disbursing Agent shall be responsible and, upon presentation of supporting documentation in form and substance satisfactory to the Disbursing Agent, shall satisfy the Trustee Distribution Expenses; provided, however, that, under no circumstance shall the Disbursing Agent be responsible for any indemnification obligation, cost, or expense of any of the Trustees associated with the gross negligence or willful misconduct of a Trustee in making any such distribution.  To the extent not liquidated and Allowed as of the Effective Date, Trustee Claims shall remain an obligation of the Liquidating Trust pending termination of the Liquidating Trust; provided, however, that neither a reserve shall be created nor a distribution shall be made in respect thereof without entry of an order of the Bankruptcy Court authorizing such reserve to be created or distribution to be made.

31.13 Distribution Record Date:  For purposes of distributions, on the Distribution Record Date, registers of the respective Trustees shall be closed and the Trustees shall have no obligation to recognize, and shall not recognize, any transfers of Claims arising under or related to the Indentures or the Guarantee Agreements occurring from and after the Distribution Record Date.

31.14 Runoff Notes:  Notwithstanding anything contained in the Plan to the contrary, in accordance with Section 31.1(a) of the Plan, and subject to the provisions set forth in subsections of this Section 31.14, within ten (10) Business Days following the Effective Date, the Disbursing Agent shall distribute Runoff Notes to those holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims, Allowed General Unsecured Claims, Allowed CCB-1 Guarantees Claims and Allowed CCB-2 Guarantees Claims that elected to receive Runoff Notes in lieu of distributions of Creditor Cash on the Effective Date.

(a) In the event that elections to receive Runoff Notes in accordance with Sections 6.2(a), 7.2(a), 16.1(b)(i), 18.2(a) and 19.2(a) of the Plan are made in an aggregate original principal amount greater than One Hundred Forty Million Dollars ($140,000,000.00), such elections shall be reduced pro rata such that the aggregate original principal amount elected is equal to One Hundred Forty Million Dollars ($140,000,000.00); provided, however, that, in the event that, (i) elections to receive Runoff Notes in accordance with Sections 6.2(a), 7.2(a), 16.1(b)(i), 18.2(a) and 19.2(a) of the Plan are made in an aggregate original principal amount equal to or greater than One Hundred Thirty Million Dollars ($130,000,000.00) and (ii) Runoff Notes are tendered in election for the Common Stock Allotment in an aggregate amount less than the Runoff Threshold, such elections to receive Runoff Notes shall be reduced pro rata by an amount necessary to permit the deemed elections contemplated by Section 31.14(d) to occur.

(b) In the event that less than all of the original principal amount of Runoff Notes have been distributed in lieu of Creditor Cash on the Effective Date, the balance thereof shall constitute Liquidating Trust Assets, and such Runoff Notes and the proceeds thereof shall be distributed to beneficial holders of Liquidating Trust Interests in accordance with the provisions of Article XXVII of the Plan.

(c) In the event that, pursuant to elections of Reorganized Common Stock in lieu of Runoff Notes, elections are made with respect to Runoff Notes having an aggregate original principal amount in excess of the Runoff Threshold, such elections shall be reduced pro rata by the amount of such excess so that each holder making such election shall receive shares of Reorganized Common Stock equal to its Pro Rata Share of the Common Stock Allotment.

(d) In the event that holders of Claims with the right of elections pursuant to Sections 6.2(a), 7.2(a), 16.1(b)(ii), 18.2(a) and 19.2(a) of the Plan decline to tender, in the aggregate, Runoff Notes in the original principal amount necessary to reach the Runoff Threshold, each of AAOC, severally and not jointly, shall be deemed to have elected to receive its Pro Rata Share of the Common Stock Allotment in lieu of (i) Runoff Notes (based upon an allocation developed in their sole and absolute discretion) that they would otherwise receive on the Effective Date in their capacity as a holder of Allowed PIERS Claims, in the aggregate amount as is necessary to reach the Runoff Threshold; provided, however, that, to the extent that any of AAOC would not receive Runoff Notes on the Effective Date in its capacity as a holder of Allowed PIERS Claims in an amount sufficient to reach its allocable share of the Runoff Threshold, such AAOC Entity will instead be deemed to have elected to receive such amount of Runoff Notes (based upon an allocation developed in their sole and absolute discretion) in lieu of distributions of Creditor Cash on the Effective Date on account of its Allowed Senior Subordinated Notes Claims, and (ii) fifty percent (50%) of such holders’ Litigation Proceeds Interest in their capacity as holders of Allowed PIERS Claims.

Upon the earlier to occur of (x) the determination of the Trust Advisory Board, with the consent of each Entity which would be a recipient of Runoff Notes, (y) all Allowed CCB-1 Guarantees Claims and Allowed CCB-2 Guarantees Claims having been paid, in full, in accordance with the provisions of Articles XIX and XX of the Plan, respectively, and (z) Runoff Notes being the sole remaining Liquidating Trust Asset, the balance of the Runoff Notes in the Liquidating Trust, as the balance thereof may have been reduced from time-to-time, shall be distributed to Creditors whose Allowed Claims have not been paid in full as of the date thereof.  To the extent that a holder of an Allowed Claim receives Runoff Notes pursuant to such distribution, the amount of such holder’s outstanding Claim shall be reduced on a dollar-for-dollar basis by the lesser of (i) the original outstanding principal amount of the Runoff Notes so received and (ii) the then outstanding principal amount (without regard to any interest paid-in-kind) of the Runoff Notes so received.

ARTICLE XXXII

MEANS OF IMPLEMENTATION

32.1 Incorporation and Enforcement of the Settlement Agreement:  The Plan incorporates by reference the terms of the Global Settlement Agreement, including, without limitation, (i) the Debtors’ agreement to sell, free and clear of all Claims, rights, interests, and Liens, certain of the Plan Contribution Assets to the JPMC Entities, (ii) JPMC’s obligations to pay certain consideration for such sale, including, without limitation, JPMC’s agreement to pay or fund the payment of the JPMC Assumed Liabilities and certain other Claims, and to waive certain of its Claims against the Debtors, (iii) JPMC’s obligation to transfer certain of the Plan Contribution Assets to the Debtors, (iv) the FDIC Receiver’s transfer of any interest it or the Receivership might have in any Plan Contribution Assets, and (v) the agreement among the parties to resolve certain pending Claims and litigation, including the Related Actions, pursuant to the terms of the Global Settlement Agreement and the Plan.

32.2 Intercompany Claims:  Intercompany Claims shall be extinguished, unless otherwise agreed or resolved between the parties to a given Intercompany Claim, resolved by the Global Settlement Agreement or released by operation of the Plan.  Any such transaction may be effected without any further action by the stockholders of any of the Debtors or the Debtors in Possession.

32.3 Merger/Dissolution/Consolidation:  On or as of the Effective Date or as soon as practicable thereafter, and without the need for any consent or approval, Reorganized WMI may, in its sole and absolute discretion, (i) cause any of the Reorganized WMI Entities to be merged, dissolved, or otherwise consolidated, (ii) cause the transfer of assets between or among the Reorganized WMI Entities, or (iii) engage in any other transaction in furtherance of the Plan.  As soon as practicable after initial distributions are made pursuant to Section 31.1 of the Plan, and without the need for any consent or approval, Reorganized WMI shall complete, or shall cause the completion of, the administrative dissolution of the Washington Mutual Capital Trust 2001.

32.4 Cancellation of Existing Securities and Agreements:  Except as provided herein, any document, agreement, or instrument evidencing any Claim or Equity Interest shall be deemed automatically cancelled and terminated on the Effective Date without further act or action under any applicable agreement, law, regulation, order, or rule and any and all obligations or liabilities of the Debtors under such documents, agreements, or instruments evidencing such Claims and Equity Interests shall be discharged; provided, however, that the foregoing cancellation of securities, documents, agreements or instruments shall not apply to (a) the securities related to the WMB Senior Notes or the WMB Subordinated Notes and (b) any security, document, agreement or instrument related to a Disputed Claim until a Final Order resolving any such Disputed Claim is entered; and, provided, further, that, during the pendency of any such disputes, the Debtors shall not accrue or incur any additional liability or obligation with respect thereto; and, provided, further, that the Indentures and Guarantee Agreements shall continue in effect for the limited purposes of (i) allowing the Trustees to make distributions pursuant to the Plan and to perform such other necessary functions with respect thereto, (ii) permitting the Trustees to maintain and assert any right or Lien for reasonable fees, costs, expenses and indemnities under the Indentures and Guarantee Agreements, (iii) effectuating the applicable subordination provisions of such documents or contesting the application thereof in the prosecution of any appeal to which a Trustee may be a party as of the Effective Date, (iv) enabling the noteholders and the holders of PIERS Claims to receive distributions and (v) enabling the Trustees to make applications in accordance with Section 31.12 of the Plan; and, provided, further, that, except as otherwise provided herein, nothing in this Plan shall impair, affect, or adversely affect the related transactions and the rights of the parties thereto.  Notwithstanding any of the foregoing, nothing contained herein shall be deemed to impair, waive or extinguish any rights of the Trustees with respect to any rights contained in the respective Indentures or Guarantee Agreements; provided, however, that, upon payment in full of the respective Trustee Claims and Trustee Distribution Expenses in accordance with the Plan, the rights of the Trustees to seek payment from or assert claims against the Debtors for amounts owed under the respective Indentures or Guarantee Agreements shall be discharged as provided in this Plan.

32.5 Claims of Subordination:  Except as specifically provided herein, to the fullest extent permitted by applicable law, on the latest to occur of (i) the Effective Date, (ii) the entry of a Final Order resolving all Claims in the Chapter 11 Cases, and (iii) the final distribution made to holders of Allowed Claims in accordance with Article XXXI of the Plan, all Claims and Equity Interests, and all rights and claims between or among holders of Claims and Equity Interests relating in any manner whatsoever to Claims or Equity Interests, based upon any contractual, equitable or legal subordination and/or subrogation rights, will be terminated and discharged in the manner provided in this Plan, and all such Claims, Equity Interests and rights so based, and all such contractual, equitable and legal subordination and/or subrogation rights to which any Entity may be entitled will be irrevocably waived.  To the fullest extent permitted by applicable law, the rights afforded and the distributions that are made in respect of any Claims or Equity Interests under this Plan will not be subject to levy, garnishment, attachment or like legal process by any holder of a Claim or Equity Interest by reason of any contractual, equitable or legal subordination and/or subrogation rights, so that, notwithstanding any such contractual, equitable or legal subordination and/or subrogation rights, each holder of a Claim or Equity Interest shall have and receive the benefit of the rights and distributions set forth in this Plan.

32.6 Surrender of Instruments:  Except to the extent evidenced by electronic entry, and except with respect to the WMB Senior Notes and the WMB Subordinated Notes, as a condition of receiving any distribution pursuant to the Plan, each holder of a certificated instrument or note must surrender such instrument or note to the appropriate Trustee or the Disbursing Agent or its designee.  Any holder of such instrument or note that fails to (i) surrender such instrument or note or (ii) execute and deliver an affidavit of loss and/or indemnity, or similar affidavit reasonably satisfactory to the appropriate Trustee or the Disbursing Agent before the first (1st) anniversary of the Effective Date shall be deemed to have forfeited all rights, interests and Claims and may not participate in any distribution under the Plan.  Any distribution so forfeited shall become the property of the Disbursing Agent for distribution to holders of Allowed Claims in accordance with the terms and provisions hereof.

32.7 Issuance of Runoff Notes, Liquidating Trust Interests and Reorganized Common Stock:  The issuance by Reorganized WMI of the Runoff Notes, the Liquidating Trust Interests and the Reorganized Common Stock on the Effective Date, if applicable, is hereby authorized without the need for any further corporate action and without any further action by holders of Claims or Equity Interests.

32.8 Exemption from Securities Laws:  To the maximum extent provided by section 1145 of the Bankruptcy Code and applicable non-bankruptcy law, the issuance under the Plan of the Runoff Notes, the Liquidating Trust Interests and the Reorganized Common Stock will be exempt from registration under the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder, and all applicable state and local securities laws and regulations.

32.9 Hart-Scott-Rodino Compliance:  Any shares of Reorganized Common Stock to be distributed under the Plan to any Entity required to file a Premerger Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall not be distributed until the notification and waiting periods applicable under such Act to such Entity shall have expired or been terminated.

32.10 Fractional Stock or Other Distributions:  Notwithstanding anything to the contrary contained herein, no fractional shares of Reorganized Common Stock shall be distributed, and no Cash payments of fractions of cents will be made.  Fractional dollars shall be rounded down to the nearest whole dollar.  Unless otherwise determined by the Bankruptcy Court at the Confirmation Hearing, fractional shares of stock shall be rounded up or down, as the case may be, to the nearest whole unit.  No Cash will be paid in lieu of such fractional shares of stock or dollars.

32.11 Credit Facility:

(a) Terms of Credit Facility:  The terms of the Credit Facility are set forth in the Credit Agreement annexed hereto as Exhibit “C”.

(b) Replacement Lenders:  During the period from the date hereof up to and including the Ballot Date, the Debtors shall market the terms of the Credit Facility in an effort to obtain terms superior to those set forth in Section 32.11(a) of the Plan; provided, however, that, in accordance with the procedures set forth on the Ballot, any Creditor or holder of an Equity Interest may, upon (1) presentation of financial information necessary to establish the ability to participate as a lender in accordance with the provisions of the Credit Facility and (2) the consent of the Equity Committee, which consent shall not be unreasonably withheld, become a lender under the Credit Facility in lieu of the lenders contemplated pursuant to the Credit Agreement.  Prior to the commencement of the Confirmation Hearing, the Debtors shall file a notice with the Bankruptcy Court setting forth the lender(s) selected to provide the Credit Facility.

ARTICLE XXXIII

CREDITORS’ COMMITTEE/EQUITY COMMITTEE

33.1 Dissolution of the Creditors’ Committee:  On the first (1st) Business Day thirty (30) days following the Effective Date, and provided that payments to holders of Unsecured Claims have been made in accordance with Article XXXI of the Plan, the Creditors’ Committee shall be dissolved, and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Creditors’ Committee’s attorneys, financial advisors, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith; provided, however, that the Creditors’ Committee may, at its own discretion, continue or resume its duties arising from or relating to (i) any pending litigation or contested matter to which the Creditors’ Committee is a party, (ii) any appeal filed regarding confirmation of the Plan, (iii)

obligations arising under confidentiality agreements, joint interest agreements, and protective orders, if any, entered during the Chapter 11 Cases that remain in full force and effect according to their terms, (iv) applications for fees and expenses of members of the Creditors’ Committee and requests for compensation and reimbursement of expenses pursuant to section 503(b) of the Bankruptcy Code for making a substantial contribution in any of the Chapter 11 Cases, and (v) motions, appeals or other litigation seeking the enforcement of the provisions of the Plan and the transactions contemplated hereunder or in the Confirmation Order; and, provided, further, that the Liquidating Trust shall continue to compensate the Creditors’ Committee’s attorneys, financial advisors, and other agents, if any, for any of the post-Effective Date activities identified in this Section 33.1 of the Plan; and, provided, further, that, in the event that (a) the Creditors’ Committee elects to continue or resume any or all of the enumerated duties set forth in this Section 35.1 and (b) all then-appointed members of the Creditors’ Committee subsequently resign, (i) the United States Trustee may appoint such Persons as the United States Trustee deems appropriate to represent the interests of the Creditors’ Committee and (ii) if no such Persons are appointed, then, (y) all right, title and interest of the Creditors’ Committee in any and all tolling agreements entered into by the Creditors’ Committee, for itself or on behalf of the Debtors and Debtors in Possession, on the one hand, and a potential defendant, on the other hand, shall be deemed assigned to the Liquidating Trust and the Liquidating Trustee and the Liquidating Trust and the Liquidating Trustee shall be entitled to the benefits therein, including, without limitation, timing with respect to the commencement of any litigation, as if the Liquidating Trust and the Liquidating Trustee were a party to any such tolling agreement, and (z) in its sole and absolute discretion, the Liquidating Trustee may, and, if it chooses to, shall, accede to the position of the Creditors’ Committee in prospective or then-pending litigations or contested matters, as the case may be.  Without limiting the foregoing, on the Effective Date, the Creditors’ Committee shall take any and all action as is necessary to cause the withdrawal and dismissal, with prejudice, of the appeal taken by the Creditors’ Committee from the September Opinion.

33.2 Dissolution of the Equity Committee:  On the Effective Date, other than with respect to its duties and obligations set forth herein, the Equity Committee shall be dissolved and the members thereof shall be released and discharged of and from all further authority, duties, responsibilities, and obligations related to and arising from and in connection with the Chapter 11 Cases, and the retention or employment of the Equity Committee’s attorneys, financial advisors, and other agents, if any, shall terminate other than for purposes of filing and prosecuting applications for final allowances of compensation for professional services rendered and reimbursement of expenses incurred in connection therewith; provided, however, that, in the event that (a) a timely appeal is taken from the Confirmation Order and (b) such appeal remains pending, the Equity Committee shall be dissolved on the earlier to occur of (1) dismissal or withdrawal of such appeal and (2) a determination, by Final Order, as to the merits of such appeal.  Without limiting the foregoing, on the Effective Date, the Equity Committee shall take any and all action as is necessary to cause the withdrawal and dismissal, with prejudice, of (x) the Equity Committee Adversary Proceeding, (y) the Equity Committee Action to Compel and (z) the appeals taken by the Equity Committee from (i) the January Opinion and (ii) the September Opinion.

ARTICLE XXXIV

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

34.1 Rejection or Assumption of Remaining Executory Contracts and Unexpired Leases:  Pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all prepetition executory contracts and unexpired leases that exist between one or both of the Debtors and any Entity, and which have not expired by their own terms on or prior to the Confirmation Date, shall be deemed rejected by the Debtors as of the Effective Date, except for any executory contract or unexpired lease that (i) has been assumed and assigned or rejected pursuant to an order of the Bankruptcy Court entered prior to the Effective Date or (ii) that is specifically designated as a contract or lease to be assumed or assumed and assigned on the schedules to the Plan Supplement, including, without limitation, any executory contract or unexpired lease sold, accepted, or transferred to one of the JPMC Entities pursuant to the terms of the Global Settlement Agreement; provided, however, that the Debtors reserve the right, on or prior to the Confirmation Date, to amend such schedules to delete any executory contract or unexpired lease therefrom or add any executory contract or unexpired lease thereto, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be, as the case may be, either rejected, assumed, or assumed and assigned as of the Effective Date.  The Debtors shall serve (i) notice of any executory contract and unexpired lease to be assumed or assumed and assigned through the operation of this Section 34.1 by including a schedule of such contracts and leases in the Plan Supplement and (ii) notice of any executory contract and unexpired lease to be rejected through the operation of this Section 34.1 by serving a separate notice to the relevant counterparties to such agreements.  To the extent there are any amendments to such schedules, the Debtors shall provide notice of any such amendments to the parties to the executory contracts and unexpired leases affected thereby.  The listing of a document on the schedules to the Plan Supplement or in any separate notice shall not constitute an admission by the Debtors that such document is an executory contract or an unexpired lease or that the Debtors have any liability thereunder.

34.2 Approval of Rejection or Assumption of Executory Contracts and Unexpired Leases:  Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code, of the rejection, assumption, or assumption and assignment, as the case may be, of executory contracts and unexpired leases pursuant to Section 34.1 of the Plan or pursuant to the Global Settlement Agreement.

34.3 Inclusiveness:  Unless otherwise specified on the schedules to the Plan Supplement, each executory contract and unexpired lease listed or to be listed therein shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument, or other document is listed on such schedule.

34.4 Cure of Defaults:  Except to the extent that different treatment has been agreed to by the non-debtor party or parties to any executory contract or unexpired lease to be assumed or assumed and assigned pursuant to Section 34.1 of the Plan, the Debtors shall, pursuant to the provisions of sections 1123(a)(5)(G) and 1123(b)(2) of the Bankruptcy Code and consistent with the requirements of section 365 of the Bankruptcy Code, within at least twenty (20) days prior to the Confirmation Hearing, file with the Bankruptcy Court and serve by first class mail on each non-debtor party to such executory contracts or unexpired leases to be assumed pursuant to Section 34.1 of the Plan, a notice, which shall list the cure amount as to each executory contract or unexpired lease to be assumed or assumed and assigned.  The parties to such executory contracts or unexpired leases will have twenty (20) days from the date of service of such notice to file and serve any objection to the cure amounts listed by the Debtors.  If there are any objections filed, the Bankruptcy Court shall hold a hearing on a date to be set by the Bankruptcy Court.  Notwithstanding Section 34.1 of the Plan, the Debtors shall retain their rights to reject any of their executory contracts or unexpired leases that are subject to a dispute concerning amounts necessary to cure any defaults through the Effective Date.

34.5 Rejection Damage Claims:  If the rejection of an executory contract or unexpired lease by the Debtors hereunder results in damages to the other party or parties to such contract or lease, any claim for such damages, if not heretofore evidenced by a filed proof of Claim, shall be forever barred and shall not be enforceable against the Debtors, or their properties or agents, successors, or assigns, including, without limitation, the Reorganized Debtors and the Liquidating Trust, unless a proof of Claim is filed with the Bankruptcy Court and served upon attorneys for the Debtors or the Liquidating Trustee, as the case may be, on or before thirty (30) days after the latest to occur of (i) the Confirmation Date, and (ii) the date of entry of an order by the Bankruptcy Court authorizing rejection of a particular executory contract or unexpired lease.

34.6 Indemnification and Reimbursement Obligations:  For purposes of the Plan, (i) to the extent executory in nature, the obligations of the Debtors to indemnify and reimburse their directors or officers that were directors or officers, respectively, on or prior to the Petition Date shall be deemed rejected as of the Effective Date and such parties’ rights to assert rejection damage claims, if any, shall be governed by Section 34.5 of the Plan and (ii) indemnification obligations of the Debtors arising from conduct of officers and directors during the period from and after the Petition Date shall be Administrative Expense Claims.

34.7 Termination of Benefit Plans:  Notwithstanding anything contained in the Plan to the contrary, the Debtors and the Liquidating Trustee, as the case may be, shall be authorized, but not required, to terminate all Benefit Plans, in accordance with the terms and provisions of the documents and instruments relating thereto and applicable law, at such time as determined by the Debtors or the Liquidating Trustee, as the case may be, in their sole discretion; provided, however, that, until the transfer or termination of any Benefit Plan, the Debtors, the Liquidating Trustee, and the Reorganized Debtors, as the case may be, shall (a) continue to perform any and all of their administrative obligations thereunder and (b) with respect to Benefit Plans subject to Title IV of ERISA, continue to make any required minimum funding contributions and pay applicable Pension Benefit Guaranty Corporation insurance premiums; and, provided, further, that, upon termination thereof, the Debtors, the Liquidating Trustee, or the Reorganized Debtors, as the case may be, shall provide administrative services in connection with the operation and wind down of the Benefit Plans; and, provided, further, that the continuation of any Benefit Plan by the Debtors, the Liquidating Trustee, or the Reorganized Debtors, as the case may be, from and after the Confirmation Date, including, without limitation, the provision of administrative services in connection with the operation and wind down of such Benefit Plan, shall not constitute an assumption of such Benefit Plans in accordance with section 365 of the Bankruptcy Code; and, provided, further, that the failure to perform any obligation under the Benefit Plans or to provide administrative services in connection with the wind down of the Benefit Plans shall be without prejudice to (i) any Entity to assert such failure gives rise to an Administrative Expense Claim and (ii) the Debtors or the Liquidating Trustee to contest the assertion thereof.  For the avoidance of doubt, the foregoing shall not apply to any employee benefit or welfare plan to be maintained by the Reorganized Debtors or the Liquidating Trustee, as the case may be, in the ordinary course of business after the Effective Date for the benefit of employees actively employed by the Reorganized Debtors or the Liquidating Trustee.

34.8 Termination of Vendor Stipulation:  On the Effective Date, that certain Stipulation By and Between Debtors and JPMorgan Chase Bank, N.A. Concerning Certain Contracts, dated October 16, 2008, shall be terminated and deemed of no further force and effect, except as specifically provided in the Confirmation Order and in Section 2.14 of the Global Settlement Agreement.

ARTICLE XXXV

RIGHTS AND POWERS OF DISBURSING AGENT

35.1 Exculpation:  From and after the Effective Date, the Disbursing Agent shall be exculpated by all Entities, including, without limitation, holders of Claims and Equity Interests and other parties in interest, from any and all claims, causes of action, and other assertions of liability arising out of the discharge of the powers and duties conferred upon such Disbursing Agent by the Plan or any order of the Bankruptcy Court entered pursuant to or in furtherance of the Plan, or applicable law, except for actions or omissions to act arising out of the gross negligence or willful misconduct of such Disbursing Agent.  No holder of a Claim or an Equity Interest or other party in interest shall have or pursue any claim or cause of action against the Disbursing Agent for making payments in accordance with the Plan or for implementing the provisions of the Plan.

35.2 Powers of the Disbursing Agent:  Except as may be provided otherwise hereunder, the Disbursing Agent shall be empowered to (i) take all steps and execute all instruments and documents necessary to effectuate the Plan, (ii) make distributions contemplated by the Plan, (iii) comply with the Plan and the obligations thereunder, and (iv) exercise such other powers as may be vested in the Disbursing Agent pursuant to order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions of the Plan.

35.3 Fees and Expenses Incurred From and After the Effective Date:  Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Disbursing Agent from and after the Effective Date and any reasonable compensation and expense reimbursement claims, including, without limitation, reasonable fees and expenses of counsel, incurred by the Disbursing Agent, shall be paid in Cash without further order of the Bankruptcy Court.

ARTICLE XXXVI

CONDITIONS PRECEDENT TO CONFIRMATION OF THE PLAN

36.1 Conditions Precedent to Confirmation of the Plan:  Confirmation of the Plan is subject to satisfaction of the following conditions precedent:

(a) Required Orders.  The Clerk of the Bankruptcy Court shall have entered an order or orders (including, without limitation, the Disclosure Statement Order and the Confirmation Order):

(1) approving the Disclosure Statement as containing “adequate information” pursuant to section 1125 of the Bankruptcy Code;

(2) authorizing the solicitation of votes with respect to the Plan;

(3) determining that all votes are binding and have been properly tabulated as acceptances or rejections of the Plan;

(4) confirming and giving effect to the terms and provisions of the Plan, including the releases in Article XLI of the Plan;

(5) approving the Global Settlement Agreement in accordance with its terms including, but not limited to the releases of the Released Parties;

(6) determining that all applicable tests, standards and burdens in connection with the Plan have been duly satisfied and met by the Debtors and the Plan;

(7) approving the documents in the Plan Supplement;

(8) authorizing the Debtors to execute, enter into, and deliver the documents in the Plan Supplement, and to execute, implement and take all actions otherwise necessary or appropriate to give effect to the transactions contemplated by the Plan, the documents in the Plan Supplement, and the Global Settlement Agreement;

(9) determining that the compromises and settlements set forth in the Global Settlement Agreement and this Plan are appropriate, reasonable and approved;

(10) ordering the sale of the Plan Contribution Assets to be sold to the JPMC Entities or the Debtors, as applicable, pursuant to the Global Settlement Agreement, free and clear of all rights, Claims, interests and Liens, and finding that the parties acquired such assets in good faith under the meaning of, and subject to the protections of, section 363(m) and pursuant to section 1123(a)(5) of the Bankruptcy Code; and

(11) withdrawing and vacating for all purposes (a) the September Order to the extent relating to the Standing Motion and (b) those portions of the September Opinion relating to the Standing Motion, including, but not limited to, (i) Section III (H) of the September Opinion, pages 108 through 139, and (ii) the first sentence on page 68, footnote 31 on page 70 and the last paragraph of Section III(D) of the September Opinion, page 73.

(b) Form of Orders.  The Confirmation Order and this Plan each is in a form and substance satisfactory to the Debtors, the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC.

(c) Confirmation Order.  The Confirmation Order includes (i) determinations that all of the settlements and compromises contained in the Plan and the Global Settlement Agreement satisfy applicable standards under sections 365, 1123(b)(3) and 1129 of the Bankruptcy Code and Bankruptcy Rule 9019, to the extent applicable, and (ii) the releases and injunctions set forth in  Article XLI of the Plan.

36.2 Waiver of Conditions Precedent to Confirmation:  To the extent practicable and legally permissible, each of the conditions precedent in Section 36.1 hereof may be waived, in whole or in part, by the Debtors, subject to the prior written approval of the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC.  Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtors, the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC.

ARTICLE XXXVII

CONDITIONS PRECEDENT TO EFFECTIVE  DATE OF THE PLAN

37.1 Conditions Precedent to Effective Date of the Plan:  The occurrence of the Effective Date and the substantial consummation of the Plan are subject to satisfaction of the following conditions precedent:

(a) Satisfaction of Certain Settlement Agreement Conditions.  The satisfaction of the “Conditions to Effective Date” set forth in Section 7.2 of the Global Settlement Agreement.

(b) Entry of the Confirmation Order.  The Clerk of the Bankruptcy Court shall have entered the Confirmation Order in accordance with section 1129 of the Bankruptcy Code, and the Confirmation Order shall have become a Final Order.

(c) Execution of Documents; Other Actions.  All other actions and documents necessary to implement the Plan shall have been effected or executed.

37.2 Waiver of Conditions Precedent:  To the extent practicable and legally permissible, each of the conditions precedent in Section 37.1 hereof may be waived, in whole or in part, by the Debtors, subject to the prior written approval of the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate, and AAOC.  Any such waiver of a condition precedent may be effected at any time by filing a notice thereof with the Bankruptcy Court executed by the Debtors, the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC.

ARTICLE XXXVIII

RETENTION OF JURISDICTION

38.1 Retention of Jurisdiction:  The Bankruptcy Court shall retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Chapter 11 Cases or the Plan, or that relates to the following:

(a) to resolve any matter related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claim arising therefrom, including those matters related to the amendment after the Effective Date of the Plan to add any executory contract or unexpired lease to the list of executory contracts and unexpired leases to be rejected;

(b) to enter such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, including, without limitation, the Global Settlement Agreement, unless any such agreements or documents contain express enforcement and dispute resolution provisions to the contrary, in which case, such provisions shall govern;

(c) to determine any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Debtors, the Reorganized Debtors, or the Liquidating Trustee prior to or after the Effective Date;

(d) to ensure that distributions to holders of Allowed Claims are accomplished as provided herein;

(e) to hear and determine any timely objection to any Claim or Equity Interest, whether such objection is filed before or after the Confirmation Date, including any objection to the classification of any Claim or Equity Interest, and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of or secured or unsecured status of any Claim or Equity Interest, in whole or in part;

(f) to enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified, reversed, or vacated;

(g) to issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;

(h) to consider any modification of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;

(i) to hear and determine all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;

(j) to hear and determine disputes arising in connection with or relating to the Plan or the Global Settlement Agreement, or the interpretation, implementation, or enforcement of the Plan or the Global Settlement Agreement, or the extent of any Entity’s obligations incurred in connection with or released under the Plan or the Global Settlement Agreement, unless such agreements or documents contain express enforcement or dispute resolution provisions to the contrary, in which case such provisions should govern;

(k) to issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Entity with consummation or enforcement of the Plan or the Global Settlement Agreement;

(l) to determine any other matter that may arise in connection with or that is related to the Plan, the Disclosure Statement, the Supplemental Disclosure Statement, the Confirmation Order, the Global Settlement Agreement, or any contract, instrument, release, or other agreement or document created in connection therewith, unless such agreements or documents contain express enforcement or dispute resolution provisions, in which case, such provisions should govern;

(m) to hear and determine matters concerning state, local, and federal Taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including, without limitation, any matter relating to the Tax Refunds, and any request by the Debtors or by the Liquidating Trustee, as applicable, for an expedited determination of Tax under section 505(b) of the Bankruptcy Code with respect to the Debtors, the Liquidating Trust, or the Liquidating Trust Claims Reserve, as applicable);

(n) to hear any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code; and

(o) to enter a final decree closing the Chapter 11 Cases;

provided, however, that the foregoing is not intended to (i) expand the Bankruptcy Court’s jurisdiction beyond that allowed by applicable law, (ii) grant the Bankruptcy Court jurisdiction over disputes between JPMC and the FDIC Receiver and/or FDIC Corporate under the Purchase and Assumption Agreement, (iii) impair the rights of an Entity to (a) invoke the jurisdiction of a court, commission, or tribunal with respect to matters relating to a governmental unit’s police and regulatory powers and (b) contest the invocation of any such jurisdiction; and provided, further, that the invocation of such jurisdiction, if granted, shall not extend to the allowance or priority of Claims or the enforcement of any money judgment against the Debtors, the

Reorganized Debtors, or the Liquidating Trust, as the case may be, entered by such court, commission, or tribunal, and (iv) impair the rights of an Entity to (a) seek the withdrawal of the reference in accordance with 28 U.S.C. § 157(d) and (b) contest any request for the withdrawal of reference in accordance with 28 U.S.C. § 157(d).

ARTICLE XXXIX

MODIFICATION, REVOCATION, OR WITHDRAWAL OF THE PLAN

39.1 Modification of Plan:  The Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, except in the event any amendment or modification would materially adversely affect the substance of the economic provisions set forth in the Plan or the Global Settlement Agreement, to amend or modify the Plan, the Plan Supplement, or any exhibit to the Plan at any time prior to the entry of the Confirmation Order, subject in each case to the consent of the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC; provided, however, that, for the avoidance of doubt, it is understood and agreed that any change to the definition of JPMC Assumed Liabilities or to the releases in Article XLI of the Plan, or to the assets or benefits to be received by JPMC pursuant to the Global Settlement Agreement would be material to the JPMC Entities.  Upon entry of the Confirmation Order, the Debtors may, with the consent of the Creditors’ Committee, the Equity Committee, the JPMC Entities, the FDIC Receiver, FDIC Corporate and AAOC, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, subject in each case to the terms of the Global Settlement Agreement.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan as modified if the proposed modification does not materially and adversely change the treatment of the Claim of such holder.

39.2 Revocation or Withdrawal:

(a) The Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

(b) If the Plan is revoked or withdrawn prior to the Confirmation Date, or if the Plan does not become effective for any reason whatsoever, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall be deemed to constitute a waiver or release of any claim by the Debtors or any other Entity, or to prejudice in any manner the rights of the Debtors or any other Entity in any further proceeding involving the Debtors.

39.3 Amendment of Plan Documents:  From and after the Effective Date, the authority to amend, modify, or supplement the Plan Supplement, the Exhibits to the Plan Supplement and the Exhibits to the Plan, and any document attached to any of the foregoing, shall be as provided in such Plan Supplement, Exhibit to the Plan Supplement, or Exhibit to the Plan and their respective attachments, as the case may be.

39.4 No Admission of Liability:

(a) The submission of this Plan is not intended to be, nor shall it be construed as, an admission or evidence in any pending or subsequent suit, action, proceeding or dispute of any liability, wrongdoing, or obligation whatsoever (including as to the merits of any claim or defense) by any Entity with respect to any of the matters addressed in this Plan.

(b) None of this Plan (including, without limitation, the Exhibits hereto), or any settlement entered, act performed or document executed in connection with this Plan:  (i) is or may be deemed to be or may be used as an admission or evidence of the validity of any claim, or any allegation made in any of the Related Actions or of any wrongdoing or liability of any Entity; (ii) is or may be deemed to be or may be used as an admission or evidence of any liability, fault or omission of any Entity in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; (iii) is or may be deemed to be or used as an admission or evidence against the Reorganized Debtors, the Debtors, or any other Person or Entity with respect to the validity of any Claim; or (iv) is or may be deemed to be used as an admission or evidence of the jurisdiction of any court to adjudicate claims or matters relating to the Receivership.  None of this Plan or any settlement entered, act performed or document executed in connection with this Plan shall be admissible in any proceeding for any purposes, except to carry out the terms of this Plan, and except that, once confirmed, any Entity may file this Plan in any action for any purpose, including, but not limited to, in order to support a defense or counterclaim based on the principles of res judicata, collateral estoppel, release, good faith settlement, judgment bar or reduction or any other theory of claim preclusion or issue preclusion or similar defense of counterclaim.

ARTICLE XL

CORPORATE GOVERNANCE AND
MANAGEMENT OF THE REORGANIZED DEBTORS

40.1 Corporate Action:  On the Effective Date, all matters provided for under the Plan that would otherwise require approval of the stockholders or directors of one or more of the Debtors or Reorganized Debtors, including, without limitation, the authorization to issue or cause to be issued the Runoff Notes and the Reorganized Common Stock, the authorization to enter into the Credit Facility, the adoption of the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, and the election or appointment, as the case may be, of directors and officers of the Reorganized Debtors pursuant to the Plan, as applicable, shall be authorized and approved in all respects, in each case without further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors, as the case may be.  The cancellation of all Equity Interests and other matters provided under the Plan involving the corporate structure of the Reorganized Debtors or corporate action by the Reorganized Debtors, as applicable, shall be deemed to have occurred, be authorized, and shall be in effect without requiring further action under applicable law, regulation, order, or rule, including, without limitation, any action by the stockholders of the Debtors or the Reorganized Debtors.  Without limiting the foregoing, from and after the Confirmation Date, the Debtors and the Reorganized Debtors shall take any and all actions deemed appropriate in order to consummate the transactions contemplated herein, and, notwithstanding any provision contained in the Debtors’ articles of incorporation and by-laws to the contrary, such Entities shall not require the affirmative vote of holders of Equity Interests in order to take any corporate action including to (i) compromise and settle claims and causes of action of or against the Debtors and their chapter 11 estates and (ii) dissolve, merge, or consolidate with any other Entity.

40.2 Reincorporation:  No later than one (1) year following the Effective Date, Reorganized WMI may, at the discretion of the board of directors of Reorganized WMI and without requiring the approval of Reorganized WMI’s shareholders, reincorporate from the State of Washington to the State of Delaware, including, without limitation, by merging with a corporation incorporated under the laws of the State of Delaware or by such conversion or redomestication process as is authorized under applicable law.

40.3 Amendment of Articles of Incorporation and By-Laws:  The articles of incorporation and by-laws of the Debtors shall be amended as of the Effective Date to provide substantially as set forth in the Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, each of which shall in form and substance be reasonably satisfactory to the Creditors’ Committee, the Equity Committee and AAOC.  The Reorganized Debtors Certificates of Incorporation and the Reorganized Debtors By-Laws, to the extent applicable, shall prohibit the issuance of nonvoting equity securities to the extent required by section 1123(a)(6) of the Bankruptcy Code.

40.4 Directors of the Reorganized Debtors:  On the Effective Date, the board of directors of each of the Reorganized Debtors shall consist of five (5) persons:  four (4) members selected by the Equity Committee and one (1) member selected by the lenders party to the Credit Facility.  The initial directors shall be disclosed prior to the Confirmation Hearing.  In the event that, during the period from the Confirmation Hearing up to and including the Effective Date, circumstances require the substitution of one (1) or more persons selected to serve on the boards of directors of the Reorganized Debtors, the Equity Committee and the lenders party to the Credit Facility, as the case may be, shall choose a respective substitute and the Debtors shall file a notice thereof with the Bankruptcy Court and, for purposes of section 1129 of the Bankruptcy Code, any such replacement person, designated in accordance with the requirements of the immediately preceding sentence, shall be deemed to have been selected and disclosed prior to the Confirmation Hearing.

40.5 Officers of the Reorganized Debtors:  To the extent applicable, the board of directors of the Reorganized Debtors shall elect officers of the Reorganized Debtors as of or after the Effective Date.

ARTICLE XLI

MISCELLANEOUS PROVISIONS

41.1 Title to Assets:  Except as provided in Confirmation Order, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtors, Reorganized WMI, the Liquidating Trust, the JPMC Entities or the FDIC Receiver, as the case may be, free and clear of all Liens and in accordance with sections 363 and 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors and the Debtors in Possession except as provided in the Plan.

41.2 Discharge and Release of Claims and Termination of Equity Interests:

(a) Except as expressly provided in Section 41.6 of the Plan or the Confirmation Order, all distributions and rights afforded under the Plan and the treatment of Claims and Equity Interests under the Plan shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge and release of, all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Equity Interests, or other rights of a holder of an Equity Interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, or interests of any nature whatsoever, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Equity Interests or other rights of a holder of an equity security or other ownership interest.  Upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims and any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Equity Interests or other rights of a holder of an equity security or other ownership interest, of any nature whatsoever, including, without limitation, liabilities that arose before the Effective Date (including prior to the Petition Date), and all debts of the kind specified in sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code (or is otherwise resolved), or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate and cancel all rights of any equity security holder in any of the Debtors and all Equity Interests.

(b) Except as provided in Sections 41.6 and 41.12 of the Plan or the Confirmation Order, all Entities shall be precluded from asserting against any and each of the Debtors and the Reorganized Debtors, and any and each of their respective assets, property and estates, any other or further Claims, or any other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities of any nature whatsoever, and of all Equity Interests, or other rights of a holder of an Equity Interest, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and estates, including any interest accrued on such Claims from and after the Petition Date, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, or Equity Interests or other rights of a holder of an equity security or other ownership interest.  In accordance with the foregoing, except as expressly provided in the Plan or the Confirmation Order, the Confirmation Order shall constitute a judicial determination, as of the Effective Date, of the discharge and release of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities, and any Equity Interests, or other rights of a holder of an equity interest and termination of all rights of any such holder in any of the Debtors, pursuant to sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void and extinguish any judgment obtained against any of the Debtors or the Reorganized Debtors, and their respective assets, property and estates at any time, to the extent such judgment is related to a discharged Claim, debt or liability or terminated right of any holder of any Equity Interest in any of the Debtors.  As of the Effective Date, and in consideration for the value provided under the Global Settlement Agreement to effectuate the Plan, each holder of a Claim or Equity Interest in any Class under this Plan shall be and hereby is deemed to release and forever waive and discharge as against each and any of the Debtors and the Reorganized Debtors, and their respective assets, property and estates, all such Claims and Equity Interests.

(c) Except as expressly provided in Sections 41.6 and 41.12 of the Plan or the Confirmation Order, in furtherance of the foregoing, and except for the JPMC Assumed Liabilities, Allowed WMB Vendor Claims, and Allowed WMI Vendor Claims, to the extent provided in the Global Settlement Agreement, none of the JPMC Entities or any of their Related Persons shall have any liability for, and the Debtors, on behalf of themselves, their respective estates and their present Affiliates (other than WMB and its subsidiaries), hereby release the JPMC Entities and each of their Related Persons from liability for, any and all Claims that (i) are or were property of the Debtors, their respective estates, or their present Affiliates (other than WMB and its subsidiaries), and (ii) were or could have been brought in any of the Related Actions.

41.3 Injunction on Claims: Except as otherwise expressly provided in Sections 41.6 and 41.12 of the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, all Entities who have held, hold or may hold Claims or any other debt or liability that is discharged or Equity Interests or other right of equity interest that is terminated or cancelled pursuant to the Plan or the Global Settlement Agreement, or who have held, hold or may hold Claims or any other debt or liability that is discharged or released pursuant to Section 41.2 hereof, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing, directly or indirectly, in any manner, any action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) of any kind on any such Claim or other debt or liability that is discharged or Equity Interest that is terminated, cancelled, assumed or transferred pursuant to the Plan against any of the Released Parties or any of their respective assets, property or estates, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against any of the Released Parties or any of their respective assets, property or estates on account of any Claim or other debt or liability that is discharged or Equity Interest that is terminated, cancelled, assumed or transferred pursuant to the Plan, (c) creating, perfecting, or enforcing any encumbrance of any kind against any of the Released Parties or any of their respective assets, property or estates on account of any Claim or other debt or liability that is discharged or Equity Interest that is terminated, cancelled, assumed or transferred pursuant to the Plan, and (d) except to the extent provided, permitted or preserved by sections 553, 555, 556, 559 or 560 of the Bankruptcy Code or pursuant to the common law right of recoupment, asserting any right of setoff, subrogation or recoupment of any kind against any obligation due from any of the Released Parties or any of their respective assets, property or estates, with respect to any such Claim or other debt or liability that is discharged or Equity Interest that is terminated, cancelled, assumed or transferred pursuant to the Plan; provided, however, that such injunction shall not preclude the United States of America, any state or any of their respective police or regulatory agencies from enforcing their police or regulatory powers; and, provided, further, that, except in connection with a properly filed proof of Claim, the foregoing proviso does not permit the United States of America, any State or any of their respective police or regulatory agencies from obtaining any monetary recovery, including fines, restitution or forfeiture, from any of the Released Parties, including, without limitation, the Debtors, the Debtors in Possession or the Reorganized Debtors, or any of their respective assets, property or estates, with respect to any such Claim or other debt or liability that is discharged or Equity Interest or other right of equity interest that is terminated or cancelled pursuant to the Plan, including, without limitation, any monetary claim or penalty in furtherance of a police or regulatory power; and, provided, further, that, subject to Section 3.8 of the Global Settlement Agreement, such injunction shall not preclude the JPMC Entities, the Receivership, the FDIC Receiver and the FDIC Corporate from pursuing any and all claims against each other or any other defenses thereto pursuant to the Purchase and Assumption Agreement.  Such injunction shall extend to all successors and assigns of the Released Parties and their respective assets, property and estates.

41.4 Integral to Plan:  Each of the discharge, injunction and release provisions provided in this Article XLI is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties shall have the right to independently seek the enforcement of the discharge, injunction and release provisions set forth in this Article XLI.

41.5 Releases by the Debtors, the Creditors’ Committee and the Equity Committee:

(a) Released Parties.  Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, on the Effective Date, for good and valuable consideration, each of the Debtors and the Reorganized Debtors, on its own behalf and as representative of its respective estate, the Disbursing Agent and each of the Debtors’ Related Persons shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit, and discharge the Released Parties from any and all Claims or Causes of Action that the Debtors, the Reorganized Debtors, and the Disbursing Agent, or any of them, or anyone claiming through them, on their behalf or for their benefit, have or may have or claim to have, now or in the future, against any Released Party that are Released Claims or otherwise are based upon, relate to, or arise out of or in connection with, in whole or in part, any act, omission, transaction, event or other circumstance relating to the Debtors taking place or existing on or prior to the Effective Date, and/or any Claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees; provided, however, that the foregoing release shall not extend to acts of gross negligence or willful misconduct (other than with respect to the JPMC Entities and their respective Related Persons).

(b) Release of AAOC, Holders of Allowed Senior Notes Claims, Holders of Allowed Senior Subordinated Notes Claims, Holders of CCB-1 Guarantees Claims, Holders of CCB-2 Guarantees Claims and Holders of Allowed PIERS Claims.  On the Effective Date, for good and valuable consideration, each of the Debtors and the Reorganized Debtors, on its own behalf and as representative of its respective estate, the Disbursing Agent and each of the

Debtors’ Related Persons, the Creditors’ Committee and the Equity Committee, without giving any legitimacy or merit to any of the allegations raised or asserted with respect to AAOC, holders of Allowed Senior Notes Claims, Allowed Senior Subordinated Notes Claims and holders of Allowed PIERS Claims during the Chapter 11 Cases,  shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit, and discharge (1) the AAOC Releasees, (2) the Senior Notes Claims Releasees, (3) the Senior Subordinated Notes Claims Releasees, (4) the PIERS Claims Releasees and (5) the CCB Releasees, and each of their respective officers, directors, agents, employees and, solely in their capacity as counsel with respect to the Debtors’ Chapter 11 Cases, attorneys from any and all Estate Claims that the Debtors, the Creditors’ Committee and the Equity Committee, have or may have or claim to have, now or in the future, against (1) the AAOC Releasees, (2) the Senior Notes Claims Releasees, (3) the Senior Subordinated Notes Claims Releasees, (4) the PIERS Claims Releasees and (5) the CCB Releasees, and each of their respective officers, directors, agents, employees and, solely in their capacity as counsel with respect to the Debtors’ Chapter 11 Cases, attorneys.

41.6 Releases by Holders of Claims and Equity Interests:

(a) Global Third Party Releases.  On the Effective Date, for good and valuable consideration, and to the fullest extent permissible under applicable law, each Entity (Creditor or holder of an Equity Interest) that (i) has held, currently holds or may hold a Released Claim or any Released Third Party Causes of Action, (ii) is entitled to receive, directly or indirectly, a distribution or satisfaction of its Claim or Equity Interest pursuant to the Plan, and (iii) elects, by not checking or checking the appropriate box on its Ballot or election form, as the case may be, to grant the releases set forth in this Section 41.6, on their own behalf and on behalf of anyone claiming through them, shall be deemed to have and hereby does irrevocably and unconditionally, fully, finally and forever waive, release, acquit and discharge (1) each and all of the Released Parties, from any and all Released Claims and/or any claim, act, fact, transaction, occurrence, statement, or omission in connection with or alleged in the Actions or in the Texas Litigation, or that could have been alleged in respect of the foregoing or other similar proceeding, including, without limitation, any such claim demand, right, liability, or cause of action for indemnification, contribution or any other basis in law or equity for damages, costs or fees incurred by the releasors herein arising directly or indirectly from or otherwise relating thereto and (2) each of (a) the AAOC Releasees, (b) the Senior Notes Claims Releasees, (c) the Senior Subordinated Notes Claims Releasees, (d) the PIERS Claims Releasees and (e) the CCB Releasees from any and all Released Third Party Causes of Action; provided, however, that each Entity that has elected not to grant the releases set forth in this Section 41.6, including, without limitation, any Entity that fails to execute and deliver a release following notice in accordance with the provisions of Section 31.6(c) hereof, shall not be entitled to, and shall not receive, any payment, distribution or other satisfaction of its claim pursuant to the Plan; and, provided, further, that, notwithstanding anything contained in this Section 41.6(a) to the contrary, the release set forth in Section 41.6(a)(1) shall not extend to acts of gross negligence or willful misconduct of any Released Parties (other than with respect to the JPMC Entities and their respective Related Persons); and, provided, further, that, notwithstanding the foregoing, solely for purposes of this Section 41.6(a), “Released Parties” shall not include Related Persons other than (i) Related Persons of the JPMC Entities and (ii) Related Persons of the FDIC Receiver and FDIC Corporate.

(b) Limited Governmental Exceptions.  Nothing contained herein or in the Confirmation Order shall (1) (i) release, or is intended to release, any non-Debtor, including any non-Debtor Entity that may be a Released Party or a Related Person, in connection with any legal action or claim brought by the United States Securities and Exchange Commission or (ii) prejudice the rights of any such non-Debtor Entity to defend or otherwise contest any such legal action or claim, (2) (i) to the extent that (A) the Pension Plans are terminated from and after the Effective Date and (B) the Pension Plans are underfunded as of the Effective Date, release, or is intended to release, any non-Debtor, including any non-Debtor Entity that may be a Released Party or a Related Person, from any liability as a fiduciary of the Pension Plans, under any law, government policy or regulatory provision, (ii) enjoin or preclude the Pension Benefit Guaranty Corporation from enforcing such liability against such non-Debtor Entity during the applicable statute of limitations period set forth in 29 U.S.C. § 1303 following any such termination, or (iii) prejudice the rights of any such non-Debtor Entity to defend or otherwise contest any such legal action or claim, and (3) (i) release the claims held by the California Franchise Tax Board, including rights of setoff and recoupment with respect to claims against or among two or more non-Debtor Entities, against any non-Debtor and, notwithstanding any other provision of the Plan or the Confirmation Order, the California Franchise Tax Board shall not be enjoined from pursuing any such claims and (ii) prejudice the rights of any such non-Debtor to defend or otherwise contest any such legal action or claim.

(c) BKK Liabilities.  Nothing contained herein or in the Confirmation Order is intended to, nor shall it, release any non-Debtor or non-Debtor Entity that may be a Released Party or a Related Person, in connection with any legal action or claim brought by CDTSC or the BKK Group relating to the BKK Site that is the subject of the BKK Litigation; provided, however, that nothing contained in this Section 41.6(c) is intended, nor shall it be construed, to (1) constitute evidence of or any support for an argument that any such non-Debtors have any such liabilities, or (2) create any liability on behalf of the Liquidating Trust.  For the avoidance of doubt, nothing herein shall affect the releases or other terms of the BKK Settlement Agreement.

(d) Securities Litigations.  Nothing contained herein, in the Confirmation Order or the Global Settlement Agreement with respect to the releases, exculpations, injunctions or similar provisions is intended to, nor shall it, release, enjoin or impact in any way the prosecution of the claims asserted, or to be asserted, against any non-Debtor or non-Debtor Entity in the Securities Litigations, including, but not limited to, the defendants named in the Securities Litigations (the “Securities Litigations Carve-Out”), nor will any potential distribution on account of the relevant proofs of claim filed by lead plaintiffs in the Securities Litigations and/or which have been withdrawn without prejudice (subject to all parties’ rights with respect to the relevant proofs of claim in accordance with and subject to the terms of the Bankruptcy Court-approved stipulations) be forfeited by virtue of the Securities Litigations Carve-Out.

(e) Tranquility Claim.  Nothing contained herein or in the Confirmation Order with respect to releases, exculpations, injunctions or similar provisions is intended to, nor shall it, affect, impact, impair, modify, or limit or otherwise be used to contest the Tranquility Claim, or Tranquility’s ability to receive distributions on account of the Tranquility Claim; provided, however, that the Debtors’ ability to contest whether any subsequent amendments or modifications to the Tranquility Claim were properly filed and relate to the Tranquility Claim are expressly reserved.

(f) Truck and Fire.  Notwithstanding anything contained herein or in the Verification Form (as defined in the Supplemental Disclosure Statement Order), with respect to the Claims of Truck Insurance Exchange (“Truck”) and Fire Insurance Exchange (“Fire”) asserted against the Debtors and the Debtors’ chapter 11 estates (collectively, the “Truck/Fire Claims”), including, without limitation, those Claims included in Classes 17A and 17B of the Plan, (a) the release and injunction provisions of the Plan are intended to, and shall release only, all Claims of Truck and Fire against any Released Parties arising from or relating to the Truck/Fire Claims, other than any claims, counterclaims or defenses under or relating to any policies of insurance, and (b) the release and injunction  provisions of the Plan are not intended to, and shall not release, any claims of Truck, Fire or any Affiliate of Truck or Fire against (i) a non-Debtor as an investor in securities issued by any such non-Debtor Entity, (ii) WMB, (iii) the Receivership, or (iv) the FDIC Receiver solely with respect to the Receivership.

(g) Texas Litigation.  Nothing contained herein or in the Confirmation Order with respect to the releases, exculpations, injunctions or similar provisions is intended to, nor shall it, release, enjoin or restrain the prosecution of direct claims, if any, asserted, or that could have been asserted, in the Texas Litigation against any non-Debtor Entity; provided, however, that the foregoing is without prejudice to the rights of any such non-Debtor Entity to contest, upon notice and a hearing, the validity, merits and ownership of or standing to assert any such direct claims; and, provided, further, that the Bankruptcy Court is not making, either pursuant to the Plan or the Confirmation Order, a determination as to which Entity, including, without limitation, the Debtors, owns the claims asserted, or that could have been asserted, in the Texas Litigation; and, provided, further, that any and all direct claims against the Debtors and derivative claims of the Debtors, if any, that have been or could have been asserted against any Released Party in the Texas Litigation shall, upon the Effective Date, be released, discharged and enjoined.

In addition to, and not in any way limiting the foregoing, each holder of an Allowed WMB Senior Notes Claim and each Accepting Non-Filing WMB Senior Notes Holder shall be deemed to have released the Debtors, the Reorganized Debtors, and each of their respective Related Persons from any and all direct and derivative claims arising from or related to such holder’s WMB Senior Notes, as well as any misrepresentation or other similar claim for damages arising from the purchase or sale of such holder’s WMB Senior Notes (including, without limitation, any Section 510(b) Subordinated WMB Notes Claims that such holder may have).

Waiver of Section 1542:  All persons providing releases pursuant to the provisions of Section 41.6 of the Plan expressly and voluntarily waive Section 1542 of the California Civil Code, or any similar, comparable or equivalent provision of the statutory or non-statutory law of California or any other jurisdiction.  Section 1542 provides:

A general release does not extend to claims under which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

41.7 Injunction Related to Releases:  As of the Effective Date, all Entities that hold, have held, or may hold a Released Claim, an Estate Claim, any Released Third Party Causes of Action or an Equity Interest that is released pursuant to Sections 41.5 and 41.6 of the Plan, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such discharged Released Claims, Estate Claim, Released Third Party Causes of Action or such Equity Interests: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Entity released under Sections 41.5 and 41.6 hereof; and (v) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

41.8 Exculpation:  The Debtors, the Debtors’ officers and directors serving during the period from the Petition Date up to and including the Effective Date, the Creditors’ Committee and each of its members in their capacity as members of the Creditors’ Committee, the Equity Committee and each of its members in their capacity as members of the Equity Committee, and each of their respective professionals shall not have or incur any liability to any Entity for any act taken or omitted to be taken in connection with the Chapter 11 Cases (including any actions taken by the Creditors’ Committee after the Effective Date), the formulation, preparation, dissemination, implementation, confirmation or approval of the Plan or any compromises or settlements contained therein, the Disclosure Statement and the Supplemental Disclosure Statement related thereto, the Global Settlement Agreement, or any contract, instrument, release or other agreement or document provided for or contemplated in connection with the consummation of the transactions set forth in the Plan and the Global Settlement Agreement; provided, however, that the foregoing provisions of this Section 41.8, shall not affect the liability of any Entity that otherwise would result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; and, provided, further, that, unless otherwise ordered by the Bankruptcy Court in connection with the Dime Warrant Litigation, the foregoing provisions of this Section 41.8 shall not affect the liability of any member of the Debtors’ Board of Directors and officers with respect to actions asserted in the Dime Warrant Litigation and relating to the period from the Petition Date up to and including the Effective Date.  Nothing in the foregoing Section 41.8 shall prejudice the right of any of the Debtors, the Debtors’ officers and directors serving during the period from the Petition Date up to and including the Effective Date, the Creditors’ Committee and each of its members in their capacity as members of the Creditors’ Committee, the Equity Committee and each of its members in their capacity as members of the Equity Committee, and each of their respective professionals to assert reliance upon advice of counsel as a defense with respect to their duties and responsibilities under the Plan.

41.9 Bar Order: To the limited extent provided in Section 41.6 of the Plan, each and every Entity is permanently enjoined, barred and restrained from instituting, prosecuting, pursuing or litigating in any manner any and all claims, demands, rights, liabilities, or causes of action of any and every kind, character or nature whatsoever, in law or in equity, known or unknown, direct or derivative, whether asserted or unasserted, against any of the Released Parties, based upon, related to, or arising out of or in connection with any of the Released Claims, the Debtors’ Claims, the JPMC Claims, the FDIC Claim, the Purchase and Assumption Agreement (other than any rights or claims the JPMC Entities, the Receivership, the FDIC Receiver or the FDIC Corporate may have under the Purchase and Assumption Agreement), confirmation and consummation of the Plan, the negotiation and consummation of the Global Settlement Agreement, or any claim, act, fact, transaction, occurrence, statement or omission in connection with or alleged or that could have been alleged in the Related Actions, including, without limitation, any such claim, demand, right, liability, or cause of action for indemnification, contribution, or any other basis in law or equity for damages, costs or fees incurred arising directly or indirectly from or otherwise relating to the Related Actions, either directly or indirectly by any Person for the direct or indirect benefit of any Released Party arising from or related to the claims, acts, facts, transactions, occurrences, statements or omissions that are, could have been or may be alleged in the Related Actions or any other action brought or that might be brought by, through, on behalf of, or for the benefit of any of the Released Parties (whether arising under federal, state or foreign law, and regardless of where asserted).

41.10 Deemed Consent:  By submitting a Ballot or election form and receiving a distribution under or any benefit pursuant to this Plan and not electing to withhold consent to the releases of the applicable Released Parties and the Entities set forth in Section 41.6 of the Plan, or by order of the Bankruptcy Court, each holder of a Claim or Equity Interest shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases set forth in Section 41.6 of the Plan.

41.11 No Waiver:  Notwithstanding anything to the contrary contained in Sections 41.5 and 41.6 hereof, the releases and injunctions set forth in such sections shall not, and shall not be deemed to, limit, abridge or otherwise affect the rights of the Reorganized Debtors, the Creditors’ Committee, the Liquidating Trustee, the JPMC Entities, the FDIC Receiver, or FDIC Corporate to enforce, sue on, settle or compromise the rights, claims and other matters expressly retained by any of them.

41.12 Supplemental Injunction:  Notwithstanding anything contained herein to the contrary, except to the limited extent provided in Section 41.6 of the Plan, all Entities, including Entities acting on their behalf, who currently hold or assert, have held or asserted, or may hold or assert, any Released Claims or Equity Interests against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Equity Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty, statute, or any other theory of law, equity or otherwise, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any Released Claims or Equity Interests arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a)           Commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Released Claim or Equity Interest against any of the Released Parties or the assets or property of any Released Party;

(b)           Enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Released Claim or Equity Interest;

(c)           Creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Released Claim or Equity Interest;

(d)           Except as otherwise expressly provided in the Plan, the Confirmation Order, or the Global Settlement Agreement, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Released Claim or Equity Interest; and

(e)           Taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan, the Confirmation Order, or the Global Settlement Agreement relating to such Released Claim or Equity Interest;

provided, however, that the Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016 shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

41.13 Term of Existing Injunctions or Stays:  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases pursuant to sections 105, 362, or 525 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until entry of an order in accordance with Section 41.23 of the Plan or such other Final Order of the Bankruptcy Court; provided, however, that the terms of the Stock Trading Order shall remain in full force and effect forever, including, without limitation, with respect to any violation thereof on or before the Effective Date.

41.14 Payment of Statutory Fees:  All fees payable pursuant to section 1930 of title 28 of the United States Code, and, if applicable, any interest payable pursuant to section 3717 of title 31 of the United States Code, as determined by the Bankruptcy Court, shall be obligations and liabilities of the Liquidating Trust and shall be paid on the Effective Date or thereafter as and when they become due or otherwise pursuant to an agreement between the Debtors and the United States Department Justice, Office of the United States Trustee, until such time as the Chapter 11 Cases are closed in accordance with the provisions of Section 41.23 of the Plan.

41.15 Post-Effective Date Fees and Expenses:  From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity for any approval by the Bankruptcy Court, retain professionals and pay the reasonable professional fees and expenses incurred by the Reorganized Debtors related to implementation and consummation of the Plan without further approval from the Bankruptcy Court.

41.16 Exemption from Transfer Taxes:  Pursuant to sections 106, 1141 and 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under or in connection with the Plan or the Global Settlement Agreement, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan or the Global Settlement Agreement, including, without limitation, the Runoff Notes, the Reorganized Common Stock, the Trust Preferred Securities, and any merger agreements or agreements of consolidation, deeds, bills of sale, or assignments executed in connection with any of the transactions contemplated under the Plan or the Global Settlement Agreement shall not be subject to any stamp, real estate transfer, mortgage recording, sales, use or other similar Tax.  The Confirmation Order shall direct all state and local government officials and agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any instrument or other document issued or transferred pursuant to the Plan, without the payment of any such tax or government assessment.

41.17 Withdrawal of Equity Committee Proceedings:  Without limiting the provisions of Section 35.2 of the Plan, on the Effective Date, the Equity Committee Adversary Proceeding and the Equity Committee Action to Compel, and any other proceeding or action instituted by the Equity Committee (including any appeal), shall be deemed withdrawn, with prejudice, without any further action.

41.18 Payment of Fees and Expenses of Certain Creditors:  Within ninety (90) days of the Effective Date, (i) Fried, Frank, Harris, Shriver & Jacobson LLP, (ii) Blank Rome LLP, (iii) White & Case LLP, (iv) Kasowitz, Benson, Torres & Friedman LLP, (v) Zolfo Cooper LLC, (vi) Kramer, Levin, Naftalis & Frankel LLP and (vii) in accordance with Section 21.1(a) hereof, Wilmer Cutler Pickering Hale & Dorr LLP, Pachulski Stang Ziehl & Jones LLP, and Boies, Schiller & Flexner LLP, to the extent any clients with respect to the foregoing professionals seek reimbursement for the payment of fees and expenses incurred, shall file with the Bankruptcy Court an application (for purposes of reviewing the reasonableness of the amounts requested therein), together with detailed invoices annexed thereto, requesting payment for reasonable fees and expenses incurred during the period from the Petition Date through and including the Effective Date, in connection with the Chapter 11 Cases, the Global Settlement Agreement, the Plan or the transactions contemplated herein or therein (including, without limitation, investigating, negotiating, documenting, and completing such transactions and enforcing, attempting to enforce, and preserving any right or remedy contemplated under the Global Settlement Agreement and in the Chapter 11 Cases).  Within ten (10) Business Days of the entry of a Final Order by the Bankruptcy Court approving the payment thereof, in whole or in part, the Disbursing Agent shall pay such fees and expenses so approved.

41.19 Securities Litigations Documents:  On the Effective Date, and to the extent that the Reorganized Debtors are formed, the Debtors shall not transfer any documents, in electronic form or otherwise, to the Reorganized Debtors that relate to the claims, defenses and allegations in the Securities Litigations.  All such documents will be transferred to the Liquidating Trust on the Effective Date and shall be thereafter maintained and preserved in accordance with the terms of the Liquidating Trust Agreement; provided, however, that, in the event that any documents are required for the operations of the Reorganized Debtors and are transferred to the Reorganized Debtors, copies of any such documents shall be transferred to the Liquidating Trust or the Effective Date and thereafter maintained and preserved in accordance with the terms of the Liquidating Trust Agreement.

41.20 Severability:  If, prior to the Confirmation Date, any term or provision of the Plan shall be held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall, with the consent of the Debtors, the Creditors’ Committee, the Equity Committee and AAOC, have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation; provided, however, that, any holding, alteration or interpretation that alters, amends or modifies the definition of JPMC Assumed Liabilities or the releases provided in the Plan or the assets or benefits to be provided to JPMC pursuant to the Global Settlement Agreement absent JPMC’s express written consent (which may be withheld, delayed, or conditioned in JPMC’s sole discretion) shall render the remainder of the terms and provisions of the Plan and the Global Settlement Agreement of no force or effect.  Except with respect to the foregoing proviso, the Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted, is valid and enforceable pursuant to its terms.

41.21 Governing Law:  Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent that an exhibit hereto or any document to be entered into in connection herewith provides otherwise, the rights, duties, and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the Bankruptcy Code and, to the extent not inconsistent therewith, the laws of the State of New York, without giving effect to principles of conflicts of laws.

41.22 Notices:  All notices, requests, and demands to or upon the Debtors, the Debtors in Possession, the Reorganized Debtors, or the Liquidating Trustee to be effective shall be in writing, including by facsimile transmission, and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors or the Debtors in Possession:

Washington Mutual, Inc.
1201 Third Avenue, Suite 3000
Seattle, Washington  98101
Attention:  General Counsel
Telephone:  (206) 432-8731
Facsimile:  (206) 432-8879

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York  10153
Attention:   Brian S. Rosen, Esq.
Telephone:  (212) 310-8000
Facsimile:  (212) 310-8007

41.23 Closing of Case:  The Liquidating Trustee shall, promptly upon the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court.

41.24 Section Headings:  The section headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.

41.25 Inconsistencies:  To the extent of any inconsistency between (a) the information contained in the Disclosure Statement and the terms and provisions of the Plan, the terms and provisions contained herein shall govern and (b) the terms and provisions of the Plan and the terms and provisions of the Confirmation Order, the terms and provisions of the Confirmation Order shall govern and be deemed a modification of the Plan; provided, however, that under no circumstances shall the Confirmation Order modify the economic terms set forth herein.

Dated:	Seattle, Washington December 12, 2011

WASHINGTON MUTUAL, INC.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	Chief Restructuring Officer

WMI INVESTMENT CORP.

By:	/s/ William C. Kosturos
	Name:	William C. Kosturos
	Title:	President & Chief Executive Officer

/s/ Mark D. Collins

Mark D. Collins (No. 2981)
RICHARDS, LAYTON & FINGER, P.A.
One Rodney Square
920 North King Street
Wilmington, DE 19801
Telephone:  (302) 651-7700
Facsimile:  (302) 651-7701

– and –

Brian S. Rosen, Esq.
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile:  (212) 310-8007
ATTORNEYS TO THE DEBTORS

AND DEBTORS IN POSSESSION

EXHIBIT A

CCB-1 GUARANTEES CLAIMS

Trust	Maturity Date	Security Type	Notes Issuance	Allowed Principal	Allowed Accrued Interest1	Allowed Total Amount	Post-Petition Interest at the Federal Judgment Rate2	Post-Petition Interest Pursuant to Contractual Subordination3
CCB Capital Trust IV	October 8, 2033	Preferred	$7,500,000	$7,500,000	$94,843.83	$7,594,843.83	$520,150.04	$1,042,075.89
		Common	$232,000	$232,000	$2,933.84	$234,933.84	$16,089.97	$32,234.88
CCB Capital Trust V	January 23, 2034	Preferred	$10,000,000	$10,000,000	$100,140.62	$10,100,140.62	$691,730.96	$1,306,262.57
		Common	$310,000	$310,000	$3,104.36	$313,104.36	$21,443.66	$40,494.14
CCB Capital Trust VII	July 23, 2034	Preferred	$7,500,000	$7,500,000	$71,762.44	$7,571,762.44	$518,569.26	$905,843.12
		Common	$232,000	$232,000	$2,219.85	$234,219.85	$16,041.08	$28,020.75
CCB Capital Trust VIII	July 23, 2034	Preferred	$7,500,000	$7,500,000	$76,485.09	$7,576,485.09	$518,892.70	$962,205.25
		Common	$232,000	$232,000	$2,365.94	$234,365.94	$16,051.08	$29,764.22

______________________________
1 This amount includes interest accrued as of the Petition Date, and does not include any Post-Petition interest to which such Claim holders may be entitled.
2 This amount includes the estimated amount of interest accrued at the Federal Judgment Rate of 1.95%, the weekly average 1-year constant maturity Treasury yield as of 9/26/08, through an expected Effective Date of February 29, 2012.
3 This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of February 29, 2012.  Each holder’s Post-Petition Interest Claim will continue to accrue until the date that such holder’s Allowed CCB-1 Guarantees Claim and related Post-Petition Interest Claim are paid in full.
A-1

EXHIBIT B

CCB-2 GUARANTEES CLAIMS

Trust	Maturity Date	Security Type	Notes Issuance	Allowed Principal	Allowed Accrued Interest4	Allowed Total Amount	Post-Petition Interest at the Federal Judgment Rate5	Post-Petition Interest Pursuant to Contractual Subordination6
HFC Capital Trust I	June 8, 2031	Preferred	$9,000,000	$9,000,000	$274,860.00	$9,274,860.00	$635,209.75	$3,771,954.66
		Common	$300,000	$300,000	$9,162.00	$309,162.00	$21,173.66	$125,731.82
CCB Capital Trust VI	April 15, 2034	Preferred	$10,000,000	$10,000,000	$110,323.89	$10,110,323.89	$692,428.38	$1,288,552.32
		Common	$310,000	$310,000	$3,420.04	$313,420.04	$21,465.28	$39,945.12
CCB Capital Trust IX	March 30, 2035	Preferred	$15,000,000	$15,000,000	$216,333.33	$15,216,333.33	$1,042,124.98	$2,123,709.19
		Common	$464,000	$464,000	$6,691.91	$470,691.91	$32,236.40	$65,693.40

______________________________
4 This amount includes interest accrued as of the Petition Date, and does not include any Post-Petition interest to which such Claim holders may be entitled.
5 This amount includes the estimated amount of interest accrued at the Federal Judgment Rate of 1.95%, the weekly average 1-year constant maturity Treasury yield as of 9/26/08, through an expected Effective Date of February 29, 2012.
6 This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of February 29, 2012.  Each holder’s Post-Petition Interest Claim will continue to accrue until the date that such holder’s Allowed CCB-2 Guarantees Claim and related Post-Petition Interest Claim are paid in full.
B-1

EXHIBIT C

CREDIT AGREEMENT
C-1

EXHIBIT D

PIERS CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest7	Allowed Total Amount	Post-Petition Interest at the Federal Judgment Rate8	Post-Petition Interest Pursuant to Contractual Subordination9
5.375% Junior Subordinated Deferrable Interest Debentures
Preferred Securities	May 1, 2041	$756,230,623.24	$9,443,576.39	$765,674,199.63	$52,438,927.92	N/A
Common Securities10	May 1, 2041	$23,387,254.01	$292,052.86	$23,679,306.87	$1,621,730.84	N/A

______________________________
7 This amount includes interest accrued as of the Petition Date, and does not include any Post-Petition interest to which such Claim holders may be entitled.
8 This amount includes the estimated amount of interest accrued at the Federal Judgment Rate of 1.95%, the weekly average 1-year constant maturity Treasury yield as of 9/26/08, through an expected Effective Date of February 29, 2012.  Each holder’s Post-Petition Interest Claim will continue to accrue until the date that such holder’s Allowed PIERS Claim and related Post-Petition Interest Claim are paid in full.
9 Pursuant to the Opinion issued on September 13th, 2011, all creditors are entitled to post-petition interest at the federal judgment rate.  Due to the PIERS contractual subordination, PIERS holders will pay up to more senior creditors at the contract rate.  This will limit the recovery of the PIERS holders to an amount less than their prepetition claim.  Therefore, the PIERS will not recover any post-petition interest and a chart has not been included.
10 These securities are owned by WMI.
D-1

EXHIBIT E

SENIOR NOTES CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest11	Allowed Total Amount	Post-Petition Interest at the Federal Judgment Rate12	Post-Petition Interest Pursuant to Contractual Subordination13
4.0% Notes	January 15, 2009	$804,984,292.60	$6,351,912.45	$811,336,205.05	$55,566,193.55	$118,367,621.56
4.2% Notes	January 15, 2010	$504,220,132.10	$4,178,270.72	$508,398,402.82	$34,818,813.55	$78,200,055.34
5.5% Notes	August 24, 2011	$361,181,452.96	$1,766,795.55	$362,948,248.51	$24,857,331.03	$74,533,431.72
5.0% Notes	March 22, 2012	$374,791,867.96	$208,722.22	$375,000,590.18	$25,682,762.89	$70,307,128.80
5.25% Notes	September 15, 2017	$726,744,896.63	$1,171,426.67	$727,916,323.30	$49,852,994.43	$143,676,877.37
Floating Rate Notes	August 24, 2009	$358,645,000.00	$911,252.44	$359,556,252.44	$24,625,022.51	$10,187,795.02
Floating Rate Notes	January 15, 2010	$175,500,000.00	$1,099,878.10	$176,599,878.10	$12,094,841.75	$6,965,280.76
Floating Rate Notes	March 22, 2012	$363,350,000.00	$141,454.17	$363,491,454.17	$24,894,533.70	$12,776,152.32
Floating Rate Notes	September 17, 2012	$446,815,000.00	$359,267.16	$447,174,267.16	$30,625,740.26	$17,226,159.27

______________________________
11 This amount includes interest accrued as of the Petition Date, and does not include any Post-Petition interest to which such Claim holders may be entitled.
12 This amount includes the estimated amount of interest accrued at the Federal Judgment Rate of 1.95%, the weekly average 1-year constant maturity Treasury yield as of 9/26/08, through an expected Effective Date of February 29, 2012.
13 This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of February 29, 2012.  Each holder’s Post-Petition Interest Claim will continue to accrue until the date that such holder’s Allowed Senior Notes Claim and related Post-Petition Interest Claim are paid in full.
E-1

EXHIBIT F

SENIOR SUBORDINATED NOTES CLAIMS

Notes Issuance	Maturity Date	Allowed Principal	Allowed Accrued Interest14	Allowed Total Amount	Post-Petition Interest at the Federal Judgment Rate15	Post-Petition Interest Pursuant to Contractual Subordination16
8.250% Notes	April 1, 2010	$451,870,530.25	$18,133,500.00	$470,004,030.25	$32,189,288.18	$150,685,503.85
4.625% Notes	April 1, 2014	$729,187,229.50	$16,449,467.71	$745,636,697.21	$51,066,614.28	$128,616,663.37
7.250% Notes	November 1, 2017	$437,962,198.47	$12,862,043.75	$450,824,242.22	$30,875,717.05	$126,532,649.40

______________________________
14 This amount includes interest accrued as of the Petition Date, and does not include any Post-Petition interest to which such Claim holders may be entitled.
15 This amount includes the estimated amount of interest accrued at the Federal Judgment Rate of 1.95%, the weekly average 1-year constant maturity Treasury yield as of 9/26/08, through an expected Effective Date of February 29, 2012.
16 This amount includes the estimated amount of interest accrued and OID accretion from the Petition Date through an expected Effective Date of February 29, 2012.  Each holder’s Post-Petition Interest Claim will continue to accrue until the date that such holder’s Allowed Senior Subordinated Notes Claim and related Post-Petition Interest Claim are paid in full.
F-1

EXHIBIT G

BENEFIT PLANS

Legacy Non-Qualified Deferred Compensation Plans - DEFINED CONTRIBUTION
Abbreviation	Full Name
Bowery Savings - DCP	Bowery Savings - Deferred Compensation Plan
H.F. Ahmanson & Co. - CAP	Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - CDCP	1989 Contingent Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - EDCP	Elective Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - LCCAP	Loan Consultant Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - LCEDCP	Loan Agents' Elective Deferred Compensation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ODCAP	Outside Directors' Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ODEDCP	Outside Directors' Elective Deferred Compensation Plan of H. F. Ahmanson & Company

Legacy Non-Qualified Deferred Compensation Plans - DEFINED BENEFIT
Abbreviation	Full Name
H.F. Ahmanson & Co. - EDCP CAP	PROVISIONS WITHIN THE: Elective Deferred Compensation Plan of H. F. Ahmanson & Company & Capital Accumulation Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - ELIP	Executive Life Insurance Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - HSB ODRP	Ahmanson / Home Savings Bank Outside Directors Retirement Plan
H.F. Ahmanson & Co. - ODRP	Outside Director Retirement Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. - SERP	Supplemental Executive Retirement Plan of H. F. Ahmanson & Company
H.F. Ahmanson & Co. – SSERP	Senior Supplemental Executive Retirement Plan of H. F. Ahmanson & Company

WMI Non-Qualified Deferred Compensation Plans
Abbreviation	Full Name
Washington Mutual, Inc. - DCP	Washington Mutual, Inc. - Deferred Compensation Plan
Washington Mutual, Inc. - SERP	Washington Mutual, Inc. - Supplemental Executive Retirement Plan
Washington Mutual, Inc. - SERAP	Washington Mutual, Inc. - Supplemental Executive Retirement Accumulation Plan
Washington Mutual, Inc. - ETRIP	Washington Mutual, Inc. - Executive Target Retirement Income Plan

G-1

Individual Contracts
Abbreviation	Full Name
H.F. Ahmanson & Co. - AHM Supplemental	HFA AHM Supplemental - Hazel Legg
(collection of individual contracts)	HFA AHM Supplemental - Anna Varosy
H.F. Ahmanson & Co. - Individual Contracts	HFA Individual Contract - John Holoman
HFA Individual Contract - Charles Roussin
HFA Individual Contract - Bruce Manley
HFA Individual Contract - William Wiley

Split Dollar Plans
Abbreviation	Full Name
HFA ELIP	Executive Life Insurance Plan of H. F. Ahmanson & Company
HFA SELIP	Senior Executive Life Insurance Plan of H. F. Ahmanson & Company

G-2

EXHIBIT H

WATERFALL RECOVERY MATRIX

H-1

EXHIBIT H

WATERFALL RECOVERY MATRIX

Washington Mutual, Inc.
Waterfall Recovery Matrix

		Senior Fixed Rate Notes	Senior Floating Rate Notes	Senior Subordinated Notes	CCB Guarantees(17)	PIERS	General Unsecured Creditors	510(b) Sub. Claims	Preferred Stock
Recovery(18)	Tranche 1	Prepetition Claim	Prepetition Claim	–	–	–	Pro Rata Share Based on Prepetition Claims(19)
	Tranche 2(20)	Intercreditor Interest Claim	Intercreditor Interest Claim	Prepetition Claim & Intercreditor Interest Claim	–	–	Pro Rata Share Based on Prepetition Claims(3)	–	–
Late Filed Claims(21)
Post-Petition Interest Claim(22)
	Tranche 3	–		–	Prepetition Claim & Intercreditor Interest Claim	–	Post-Petition Interest Claim(6)	–	–
	Tranche 4	–		–	–	PIERS Claim		–	–
Remaining Postpetition Interest Claim(23)
	Tranche 5	–	–	–	–	–	–	Claims	–
	Tranche 6	–	–	–	–	–	–		Claims

Notes:

______________________________
(1)     CCB Guarantees include HFC Capital Trust I, CCB Capital Trust IV, CCB Trust V, CCB Trust VI, CCB Capital Trust VII, CCB Capital Trust VIII and CCB Capital Trust IX.

(2)      Eligible claims in Tranches will be paid in order with Tranche 1 claims receiving disbursements first and Tranche 5 claims receiving disbursements last. Tranche 1 eligible claims must be satisfied in full prior to Tranche 2 eligible claims receiving disbursements and so forth. For information regarding the distribution of Reorganized Common Stock, see Sections 6.2, 7.2, 16.2, 18.2, 19.2, 20.2 and 32.1(a) of the Plan.

(3)     Pro Rata share of General Unsecured Claims are calculated by (a) determining the fraction in which the numerator equals the amount of General Unsecured Claims and the denominator equals the total amount of prepetition claims, and (b) by multiplying that by total cash distributed within the Tranche. The cash distributed within the Tranche is the lesser of (i) the amount necessary to satisfy all claims within the Tranche or (ii) the amount of cash available.

(4)     Within Tranche 2, the Senior Notes Intercreditor Interest Claim and the Subordinated Notes Prepetition Claim and Intercreditor Interest Claim will share pro rata based on the size of those claims. For the calculation of the General Unsecured Creditors' pro rata share in all Tranches, see footnote 3.

(5)     Late filed claims will be paid only after all other prepetition claims (other than Subordinated Claims) are paid in full without giving effect to applicable turnover provisions. Late filed claims will not share pro rata with any other claims. Therefore, to the extent late filed claims are paid, this will create a break in the recovery of other creditors prior to their recovery on account of post-petition interest from the Debtors. The placement of late filed claims in the chart above is illustrative only, as the size of the pre-petition Allowed General Unsecured Claims and the amount of post-petition interest turned over on account of contractual subordination provisions will influence their position in the waterfall. The late filed claims will, in any event, be paid immediately after satisfaction of pre-petition Allowed General Unsecured Claims, but prior to the payment of post-petition interest and Subordinated Claims.

(6)     If it is provided for in an applicable contract or by law, the General Unsecured Creditors' Post-Petition Interest Claim will share pro rata with distributions to holders of PIERS claims on account of post-petition interest with respect to all post-petition interest claims, including Post-Petition Interest Claims to which the holders of PIERS Claims have been subrogated (on account of turnover in accordance with contractual subordination provisions). The chart above is illustrative only, as the point at which the Allowed General Unsecured Claims begin receiving post-petition interest is dependent on the size of the Allowed General Unsecured prepetition claims and the amount of post-petition interest paid pursuant to contractual subordination.

(7)     The Senior Floating Rate Notes Remaining Post-Petition Interest Claim will be paid only when interest in excess of the contract rate would have been paid if such payment were actually being made by the Debtors as opposed to by reason of contractual subordination. After that trigger has been met (currently projected to occur during the payouts in Tranche 4), that claim will be paid pari passu with the remaining claims in Tranche 4.

H-2

EXHIBIT I

GLOBAL SETTLEMENT AGREEMENT
I-1

EXHIBIT J

RUNOFF NOTE INDENTURE
J-1